                                                                   EXHIBIT 10.21

-----------------------------------------------------
Portions denoted with an asterisk have been omitted
and filed separately with the Securities and Exchange
Commission pursuant to a request for confidential
treatment.
-----------------------------------------------------

================================================================================


                              PURCHASE AGREEMENT


                                 BY AND AMONG


                        THE BABY EINSTEIN COMPANY, LLC,


                              JULIE AIGNER-CLARK,

                                 WILLIAM CLARK


                                      AND


                          ARTISAN ENTERTAINMENT INC.



                         DATED AS OF FEBRUARY 4, 2000


================================================================================

                               TABLE OF CONTENTS

                                                                                             Page
ARTICLE I    DEFINITIONS...................................................................     1

             1.1    Definitions............................................................     1

ARTICLE II   PURCHASE AND SALE OF MEMBERSHIP INTEREST......................................     8

             2.1    Membership Interest Purchase...........................................     8
             2.2    Closing; Closing Transactions; Conditions Precedent to Closing.........     8

ARTICLE III  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.........................    10

             3.1    Organization and Limited Liability Company Power.........................  10
             3.2    Authorization of Transactions..........................................    10
             3.3    Capital Structure of the Company.......................................    10
             3.4    Subsidiaries, Investments and Notes....................................    10
             3.5    Absence of Conflicts...................................................    11
             3.6    Financial Statements...................................................    11
             3.7    Absence of Undisclosed Liabilities.....................................    11
             3.8    Absence of Certain Developments........................................    12
             3.9    Title to Properties....................................................    13
             3.10   Accounts Receivable....................................................    13
             3.11   Taxes..................................................................    13
             3.12   Contracts and Commitments..............................................    14
             3.13   Proprietary Rights.....................................................    16
             3.14   Litigation; Proceedings................................................    17
             3.15   Brokerage..............................................................    17
             3.16   Governmental Licenses and Permits......................................    17
             3.17   Employee Benefit Plans.................................................    18
             3.18   Insurance..............................................................    19
             3.19   Officers and Managing Members; Bank Accounts...........................    19
             3.20   Compliance with Laws...................................................    19
             3.21   Powers of Attorney; Guarantees.........................................    20
             3.22   No Further Representations or Warranties...............................    20

ARTICLE IV   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SELLERS........................    20

             4.1    Authorization of Transactions..........................................    20
             4.2    Absence of Conflicts...................................................    20
             4.3    Brokerage..............................................................    20
             4.4    Membership Interests...................................................    21
             4.5    Litigation.............................................................    21
             4.6    No Further Representations or Warranties...............................    21

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF BUYER.......................................    21

             5.1    Organization and Corporate Power........................................   21
             5.2    Authorization of Transactions...........................................   21
             5.3    No Violation............................................................   22
             5.4    Governmental Authorities and Consents...................................   22
             5.5    Litigation..............................................................   22
             5.6    Brokerage...............................................................   22
             5.7    No Further Representations or Warranties................................   22

ARTICLE VI   INDEMNIFICATION AND RELATED MATTERS............................................   22

             6.1    Survival................................................................   22
             6.2    Indemnification.........................................................   23

ARTICLE VII  ADDITIONAL AGREEMENTS..........................................................   25

             7.1    The Purchase Option.....................................................   25
             7.2    Payment of the Purchase Option Exercise Price...........................   25
             7.3    Closing Distribution....................................................   26
             7.4    Purchase Option Closing Date............................................   26
             7.5    Conduct Prior to the Lapse of the Purchase Option.......................   26
             7.6    Payment of the Purchase Option Exercise Price...........................   27
             7.7    Disputes as to Purchase Option Exercise Price or the Purchase
                    Option Closing Distribution.............................................   27
             7.8    Company Call Option.....................................................   27
             7.9    Payment of the Call Option Exercise Price...............................   27
             7.10   Call Option Closing Date................................................   28
             7.11   Disputes as to Call Option Exercise Price...............................   28
             7.12   Third Party Transaction.................................................   28
             7.14   Press Releases and Announcements........................................   29
             7.15   Further Transfers.......................................................   29
             7.16   Specific Performance....................................................   29
             7.17   Expenses................................................................   29
             7.18   Assignment of Proprietary Rights........................................   29
             7.19   Certificates............................................................   29
             7.20   Remedies................................................................   30
             7.21   Duration and Scope of Covenants.........................................   30
             7.22   Insurance...............................................................   30
             7.23   Confidentiality Agreement...............................................   30
             7.24   Post Closing Purchase Option EBIT Adjustment............................   30

ARTICLE VIII  MISCELLANEOUS.................................................................   31

              8.1   Amendment and Waiver....................................................   31
              8.2   Notices.................................................................   31
              8.3   Binding Agreement; Assignment...........................................   31
              8.4   Severability............................................................   32
              8.5   Construction............................................................   32
              8.6   Captions................................................................   32
              8.7   Entire Agreement........................................................   32
              8.8   Counterparts............................................................   32
              8.9   Governing Law...........................................................   32
              8.10  Parties in Interest.....................................................   33
              8.11  Consent to Jurisdiction.................................................   33
              8.12  Arbitration.............................................................   33
              8.13  Delivery by Facsimile...................................................   34

                               INDEX OF EXHIBITS
                               -----------------

Exhibit A              Distribution Agreement
Exhibit B              Confidentiality and Non-Compete Agreements
Exhibit C              Amended & Restated Operating Agreement
Exhibit D              Form of Opinion of the Company's Counsel
Exhibit E              Confidentiality Agreement

                              INDEX OF SCHEDULES
                              ------------------

Schedule 1             Purchase Option EBIT Adjustments
Schedule 2.1           Membership Interests Ownership
Schedule 2.2(b)(ii)    Minority Purchase Price Calculation
Schedule 2.2(b)(iv)    Closing Distribution Calculation
Schedule 3.1           Organization and Limited Liability Company Power
Schedule 3.4           Subsidiaries, Investments and Notes
Schedule 3.5           Absence of Conflicts
Schedule 3.6           Financial Statements
Schedule 3.7           Absence of Undisclosed Liabilities
Schedule 3.8           Absence of Certain Developments
Schedule 3.10          Accounts Receivable
Schedule 3.11          Taxes
Schedule 3.12(a)       Contracts and Commitments
Schedule 3.13(a)       Proprietary Rights
Schedules 3.13(b)      Proprietary Rights
Schedule 3.14          Litigation; Proceedings
Schedule 3.15          Brokerage (Company)
Schedule 3.16          Governmental Licenses and Permits
Schedule 3.17          Employee Benefit Plans
Schedule 3.18          Insurance
Schedule 3.19          Officers and Managing members; Bank Accounts
Schedule 3.21          Powers of Attorney; Guarantees
Schedule 4.3           Brokerage (Sellers)
Schedule 7.1           Certain Assets

                              PURCHASE AGREEMENT


          THIS AGREEMENT (the "Agreement"), is made as of February 4, 2000, by
                               ---------
and among The Baby Einstein Company, LLC, a limited liability company (the

"Company"), Julie Aigner-Clark and William E. Clark (collectively, the "Sellers"
 -------                                                                -------
and individually, the "Seller"), and Artisan Entertainment Inc., a Delaware
                       ------
corporation (the "Buyer").  The Company, Sellers and Buyer are collectively
                  -----
referred to herein as the "Parties" and individually as a "Party."
                           -------                         -----

                                   RECITALS
                                   --------

          The Sellers own beneficially and of record 100% and hold in equal shares, as detailed on Schedule 2.1 (under Pre-Closing), all of the Membership
                       ------------
Interests (the "Membership Interests") in the Company.
                --------------------

          Buyer desires to acquire from Sellers, and Sellers desire to sell to Buyer, 20% of the outstanding Membership Interests.

          Buyer desires to acquire from Sellers, and Sellers desire to sell to Buyer, an option to acquire 100% of the remaining Membership Interests.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  For purposes of this Agreement, the following terms
               -----------
shall have the meanings set forth below:

          "AAA" shall have the meaning set forth in Section 8.12 hereof.
           ---

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise. An affiliate of an individual includes members of their immediate family and persons controlling, controlled by or under common control with the individuals or their immediate family.

          "Agreement" shall have the meaning set forth in the introductory
           ---------
paragraph for this Agreement.

          "Applicable Limitation Date" shall have the meaning set forth in
           --------------------------
Section 6.1(a) hereof.

          "Arbitrable Dispute" shall have the meaning set forth in Section 8.12
           ------------------
hereof.

          "Arbitration Expenses" shall have the meaning set forth in Section
           --------------------
8.12(c) hereof.

          "Arbitrators" shall have the meaning set forth in Section 8.12(b)
           -----------
hereof.

          "Basket" shall have the meaning set forth in Section 6.2(c)(ii)
           ------
hereof.

          "Buyer" shall have the meaning set forth in the introductory paragraph
           -----
to this Agreement.

          "Buyer Parties" shall have the meaning set forth in Section 6.2(a)
           -------------
hereof.

          "Call Option" shall have the meaning set forth in Section 7.8 hereof.
           -----------

          "Call Option Closing Date" shall have the meaning set forth in Section
           ------------------------
7.10 hereof.

          "Call Option Exercise Period" shall have the meaning set forth in
           ---------------------------
Section 7.8 hereof.

          "Call Option Exercise Price" shall be equal to *.
           --------------------------

          "Call Option Notice" shall have the meaning set forth in Section 7.8
           ------------------
hereof.

          "Cap" shall have the meaning set forth in Section 6.2(c)(iv) hereof.
           ---

          "Certificates" shall have the meaning set forth in Section 7.19
           ------------
hereof.

          "Closing" shall have the meaning set forth in Section 2.2(a) hereof.
           -------

          "Closing Date" shall have the meaning set forth in Section 2.2(a)
           ------------
hereof.

          "Closing Distribution" means *.
           --------------------

          "Closing Transactions" shall have the meaning set forth in Section
           --------------------
2.2(b) hereof.

          "COBRA" means Sections 601 et. seq. of ERISA.
           -----                     --  ---

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Company" shall have the meaning set forth in the introductory
           -------
paragraph for this Agreement.

          "Confidential Information" means all confidential or proprietary
           ------------------------
records, data, trade secrets or any other confidential or proprietary information whatever relating to the Company or its Affiliates or to the Buyer's business and the business of its Affiliates, including, without limitation, information with respect to customer lists, customer needs, price and performance information, processes, specifications, hardware, software, firmware, programs, devices, supply sources and characteristics, business opportunities or plans, marketing, promotional, pricing and financing techniques or strategies, specialized employee training, and other information.

          "Confidentiality and Non-Compete Agreement" shall mean the agreement
           -----------------------------------------
attached hereto as Exhibit B.
                   ---------

          "Contract" shall mean any contract, license, sublicense, franchise,
           --------
permit, mortgage, purchase orders, indenture, loan agreement, lease, sublease, agreement, obligation, instrument or other arrangement or any commitment to enter into any of the foregoing (in each case, whether written or oral) to which the Company is a party or by which any of its assets are bound.

          "Cost and Fees" shall have the meaning set forth in Section 8.12(c)
           -------------
hereof.

          "Distribution Agreement" shall mean the distribution agreement entered
           ----------------------
into by the Parties concurrently with this Agreement and attached hereto as

Exhibit A.
---------

          "EBIT" shall be earnings before interest and taxes, determined on a
           ----
consolidated basis in accordance with generally accepted accounting principals consistently applied.

          "EBIT Adjustments" shall include *.
           ----------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Financial Statements" shall have the meaning set forth in Section 3.6
           --------------------
hereof.

          "GAAP" means United States generally accepted accounting principles.
           ----

          "Indebtedness" means (i) any indebtedness for borrowed money or issued
           ------------
in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security,
(iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due),
(iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA and (ix) any amounts owed to any Person under any noncompetition or consulting arrangements. Notwithstanding the foregoing, the Parties agree that any timing differences between obligations and benefit received created in the ordinary course of business before the date Buyer exercises its Purchase Option will be discussed and reasonably resolved by them to the extent such timing differences may affect the Purchase Option Exercise Price.

          "Indemnified Party" shall have the meaning set forth in Section 6.2(d)
           -----------------
hereof.

          "Indemnifying Party" shall have the meaning set forth in Section
           ------------------
6.2(d) hereof.

          "Knowledge" as used in the phrases "to the Knowledge of Sellers," "to
           ---------
Sellers' Knowledge" or phrases of similar import means the actual knowledge or awareness of the Sellers, and as used in the phrases "the Knowledge of Buyers," "to Buyer's Knowledge" or phrases of similar import means the actual knowledge or awareness of the Buyer.

          "Liens" shall have the meaning of any mortgage, security interests,
           -----
pledge, hypothecation, assignment, deposit arrangement, incumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws) or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing in the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loss" or "Losses" shall have the meaning set forth in Section 6.2(a)
           ----      ------
hereof.

          "Material Adverse Effect" means any matter that has resulted in or
           -----------------------
would reasonably be expected to result in costs, liabilities, expenses, damages, or claims to or against the Company involving $25,000 or more.

          "Member" shall mean a member of the Company as the term is used in the
           ------
Operating Agreement.

          "Membership Interests" shall have the meaning set forth in the
           --------------------
Recitals hereof.

          "Minority Interest" shall have the meaning set forth in Section 2.1
           -----------------
hereof.

          "Minority Interest Purchase Price" shall be equal to *.
           --------------------------------

          "Operating Documents" shall have the meaning set forth in Section
           -------------------
2.2(b) hereof.

          "Organizational Documents" shall mean complete and correct copies of
           ------------------------
the Articles of Organization and the Operating Agreement of the Company.

          "Parties" or "Party" shall have the meaning set forth in the
           -------      -----
introductory paragraph to this Agreement.

          "Permitted Lien" means any Lien which (i) is reflected in the
           --------------
Financial Statements, (ii) is not material in amount, (iii) constitutes a statutory lien arising in the ordinary course of business, or (iv) does not materially detract from the value of the property or materially detract from or interfere with the use of the property in the ordinary course of business as presently conducted.

          "Person" means an individual, a partnership, a limited liability
           ------
company a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Phantom Equity Interest" shall mean non-equity employee compensation
           -----------------------
interests arising under a duly adopted employee benefit plan in which benefits are determined by reference to the performance of the Company.

          "Post Closing Purchase Option EBIT Adjustment" shall have the meaning
           --------------------------------------------
set forth in Section 7.24 hereof.

          "Proprietary Rights" means all of the following items owned or used by
           ------------------
the Company along with all income, royalties, damages and payments due or payable prior to or at the Closing or thereafter (including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world): (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and URL addresses, together with all goodwill associated therewith; registered and unregistered copyrights, copyrightable works, works of authorship and mask works; (iii) all registrations, applications for registration extensions and renewals for any of the foregoing; (iv) trade secrets and Confidential Information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial plans, business plans and marketing plans, and customer and supplier lists, subscriber lists and related information); (v) computer software, software systems and internet websites (including, without limitation, data, databases and related documentation); (vi) other proprietary rights; (vii) licenses or other agreements to or from third parties regarding the foregoing; and (viii) all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth on Schedule 5.14.
                   -------------

          "Purchase Option" shall have the meaning set forth in Section 7.1
           ---------------
hereof.

          "Purchase Option Closing Date" shall have the meaning set forth in
           ----------------------------
Section 7.4 hereof.

          "Purchase Option Closing Distribution" means *.
           ------------------------------------

          "Purchase Option EBIT Adjustments," shall mean *.
           --------------------------------

          "Purchase Option Exercise Period," shall be from January 1, 2001
           -------------------------------
through the Purchase Option Lapse Date.

          "Purchase Option Exercise Price" shall be equal to *.  The Purchase
           ------------------------------
Option Exercise Price is based on the assumption that the Company will be free of debt and cash at close. For purposes of the foregoing sentence, "free of debt and cash" means that the Company will net cash, accounts receivable, accounts payable, inventory and current interest-bearing liabilities and distribute the net amount immediately prior to the Purchase Option Closing Date.

          "Purchase Option Lapse Date" shall mean the later of March 31, 2001,
           --------------------------
or 30 days following delivery of audited financial statements for the Company's fiscal year ending December 31, 2000.

          "Purchase Option Notice Date" shall mean the date Buyer delivers the
           ---------------------------
Purchase Option Notice to Seller.

          "Sale" shall mean the sale of all or substantially all of the assets
           ----
or a controlling interest in the outstanding Membership Interests of the Company, including such sale accomplished by merger or consolidation.

          "Sale Notice" shall have the meaning set forth in Section 7.12 hereof.
           -----------

          "Seller" or "Sellers" shall have the meaning set forth in the
           ------      -------
introductory paragraph to this Agreement.

          "Seller Parties" shall have the meaning set forth in Section 6.2(b)
           --------------
hereof.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of managing members, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such partnership, association or other business entity.

          "Tax" or "Taxes" means any federal, state, local or foreign income,
           ---      -----
gross receipts, franchise, alternative or add-on minimum, estimated, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Transaction Documents" means this Agreement, the Distribution
           ---------------------
Agreement and  the Confidentiality and Non-Compete Agreements.

                                  ARTICLE II

                   PURCHASE AND SALE OF MEMBERSHIP INTEREST
                   ----------------------------------------

          2.1  Membership Interest Purchase.  On and subject to the terms and
               ----------------------------
conditions set forth in this Agreement, on the Closing Date, (a) Buyer shall purchase from each Seller, and each Seller shall sell and transfer to Buyer, 20% of the outstanding Membership Interests owned by such Seller as such ownership is set forth on Schedule 2.1 (the "Minority Interest"), free and clear of any
                ------------       -----------------
Liens, restrictions on transfer, options, warrants, rights, calls, commitments, proxies or other contract rights, other than those contained in the Organizational Documents or the Transaction Documents, and (b) in consideration of the sale of the Minority Interest and the covenants and agreements of the Sellers contained in Article 7, Buyer shall deliver to the Sellers the consideration specified in Section 2.2.

          2.2  Closing; Closing Transactions; Conditions Precedent to Closing.
               --------------------------------------------------------------

          (a)  Closing.  The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis,
                -------
777 South Figueroa Street, Suite 3700, Los Angeles, California 90017, on February 4, 2000, providing that all conditions to Closing shall have been satisfied or waived, or at such other place or on such other date as may be mutually agreeable to Buyer and Sellers. The date and time of the Closing are herein referred to as the "Closing Date."
                           ------------

          (b)  Closing Transactions. Subject to the conditions set forth in this
               ---------------------
Agreement, the Parties shall consummate the following "Closing Transactions," as
                                                       --------------------
conditions precedent to the Closing, on the Closing Date:

               (i) Buyer shall deliver to Sellers, by wire transfer of immediately available funds to an account or accounts designated by Sellers, an aggregate amount equal to $2,275,981, the Minority Interest Purchase Price, as calculated on Schedule 2.2(b)(ii) attached hereto.
                                      -------------------

               (ii) Execution by the Parties within one (1) business day of the Closing, the Distribution Agreement in the form of Exhibit A attached
                                                            ---------
     hereto.

               (iii) Execution by each of the Sellers as of the Closing, confidentiality and non-compete agreements with the Buyer in the form of Exhibit B hereto (the "Confidentiality and Non-Compete Agreements").
     ---------              ------------------------------------------

               (iv) The Company shall have distributed to the Sellers, immediately prior to the Closing, the Closing Distribution, calculated as of January 1, 2000, as calculated on Schedule 2.2(b)(iv) attached hereto,
                                          -------------------
     in the form of $575,000 in cash and $1,222,142 as note payables to Sellers accruing interest at the Prime Rate (as defined in the Company's Amended and Restated Operating Agreement).

               (v) Sellers shall properly amend the Operating Agreement of The Baby Einstein Company, LLC and any other organizational or other documents as necessary (the "Operating Documents"), in the form attached
                                  -------------------
     hereto as Exhibit C, which will, among other
     things, add Buyer as a Member, adjust the Sharing Ratios as defined in the Operating Agreement and as set forth on Schedule 2.1, and take all other
                                             ------------
     necessary action to reflect Buyer's acquisition of the Minority Interest and such terms of this Agreement.

               (vi) The Company, Sellers and Buyer shall deliver the following opinions, certificates and other documents and instruments:

                    (A) Sellers shall have obtained and delivered evidence satisfactory to Buyer of releases on terms satisfactory to Buyer of any and all Liens held by third parties except for any Permitted Liens, as reasonably requested by Buyer;

                    (B) Buyer shall have received an opinion, dated as of the Closing Date, of Holme Roberts & Owen LLP, counsel to the Company and Sellers, in the form of Exhibit D hereto; and
                                  ---------

                    (C)  In addition to the above, Sellers shall deliver to
          Buyer:

                         (1) copies of all third party and governmental
               consents, approvals, filings, releases, terminations, payoff letters, etc. required in connection with the consummation of the transactions contemplated herein;

                         (2) certificates of the secretary of state of the state
               in which the Company is organized and each state where it is qualified to do business (including, without limitation, the states listed on Schedule 3.1) stating that the Company is in
                                ------------
               good standing;

                         (3) copies of settlement agreements relating to all
               outstanding or, to the Knowledge of Sellers, threatened litigation against the Company;

                         (4) assignments of entire right, title and interest of
               Julie Clark (including Julie Aigner Clark and/or Julie Aigner-Clark whether doing business under "I Think I Can Productions" or as an individual) in any Proprietary Rights used by the Company prior to the Closing;

                         (5) such other documents or instruments as Buyer may
               reasonably request to effect the transactions contemplated hereby.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                            CONCERNING THE COMPANY
                            ----------------------

          As a material inducement to Buyer to enter into this Agreement, the Company and each Seller jointly and severally hereby represents and warrants that:

          3.1  Organization and Limited Liability Company Power.  The Company
               ------------------------------------------------
is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly authorized and qualified to do business in every jurisdiction, except where the failure to so qualify has not had or would not to have a Material Adverse Effect. All such jurisdictions in which the Company is authorized and qualified are set forth on Schedule 3.1. The Company has all requisite power and
                 ------------
authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company's Organizational Documents which have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The Company is not in default under or in violation of any provision of its Organizational Documents.

          3.2  Authorization of Transactions. The Company has all requisite
               -----------------------------
power and authority to enter into and perform the obligations pursuant to the terms of this Agreement. The Company has the full legal right, power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Company and each Member, enforceable in accordance with its terms.

          3.3  Capital Structure of the Company.  The capital structure of the
               --------------------------------
Company consists of the Membership Interests in the percentages set forth in
Schedule 2.1.  All of the Membership Interests are owned of record and
------------
beneficially by the persons in the percentages set forth  in Schedule 2.1 (under
                                                             ------------
Pre-Closing), free and clear of all Liens other than those contained in the Organizational Documents or the Transaction Documents, duly authorized and validly issued and not subject to requirements to make any capital contributions that have not previously been made. None of the Members shall be required to make any capital contributions to the Company as a result of the transactions contemplated hereby. All of the issued and outstanding Membership Interests were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such Membership Interests were issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding Membership Interests. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Membership Interests.

          3.4  Subsidiaries, Investments and Notes.  The Company does not own
               -----------------------------------
or hold any shares of stock or any other security or interest in any other Person or any rights to acquire any such stock or other security or interest, and the Company has never owned any Subsidiary. There are no promissory notes that have been issued to, or are held by, the Company except for those contemplated by the Organizational Documents or the Transaction Documents.

          3.5  Absence of Conflicts.  Except as set forth in Schedule 3.5, the
               --------------------                          ------------
execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Company and/or each Seller do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien, other than those contained in the Organizational Documents or the Transaction Documents, upon the Minority Interest or the assets of the Company, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, other than those required under the Hart-Scott-Rodino Act, under the provisions of the Organizational Documents of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company is bound or affected, or any law, statute, rule or regulation to which the Company is subject or any judgment, order or decree to which the Company is subject.

          3.6  Financial Statements.  Schedule 3.6 includes or will include
               --------------------   ------------
true, complete and correct copies of the Company's audited balance sheet as of December 31, 1999 (the end of its most recent completed fiscal year) and income statement for the period May 1, 1999 through December 31, 1999 (collectively, "Financial Statements"). To the Sellers' Knowledge, each of the Financial
 --------------------
Statements present fairly in all material respects the Company's financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, consistently applied, except as disclosed in the notes to the Financial Statements. Sellers, to their Knowledge, have provided complete and accurate books, records and relevant information as requested by the Company's auditors for preparation of the Financial Statements.

          3.7  Absence of Undisclosed Liabilities.  Except as set forth in
               ----------------------------------
Schedule 3.7 or as contemplated by the Organizational Documents or the
------------
Transaction Documents, to the Knowledge of the Sellers, the Company does not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, including Taxes with respect to or based upon transactions or events occurring on or before the Closing, or to Sellers (whether in each of their capacities as Seller hereunder, as a Member, officer or Manager of the Company), except (a) obligations under Contracts or commitments described in Schedule 3.12 or under Contracts and commitments which
                         -------------
are not required to be disclosed thereon (but not liabilities for breaches thereof), (b) liabilities reflected on the liabilities side of the Financial Statements, (c) liabilities which have arisen after the date of the Financial Statements in the ordinary course of business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement or a claim or lawsuit or an environmental liability), (d) liabilities disclosed on Schedule
                                                                     --------
3.7, and (e) obligations or liabilities that would not have a Material Adverse
---
Effect.

          3.8  Absence of Certain Developments.  Except as set forth in
               -------------------------------
Schedule 3.8 and except as expressly contemplated by this Agreement, since the
------------
date of the Financial Statements the Company has not:

          (a) suffered a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss adversely affecting the properties or business of the Company, whether or not covered by insurance or suffered any substantial destruction of the Company's books and records;

          (b) other than as contemplated by the Organizational Documents or the Transaction Documents, made any change in the capital structure of the Company or in its outstanding Membership Interests, or any grant of any options, warrants, calls, conversion rights or commitments;

          (c) made any declaration or payment of any distribution in respect of the Membership Interests (other than the Closing Distribution), or any direct or indirect redemption, purchase or other acquisition of any of the Membership Interests of the Company;

          (d) other than as contemplated by the Organizational Documents or the Transaction Documents, borrowed any amount or incurred or become subject to any Indebtedness or other liabilities, except liabilities incurred in the ordinary course of business;

          (e) discharged or satisfied any Lien other than a Permitted Lien or paid any obligation or liability, other than liabilities paid in the ordinary course of business, or prepaid any amount of Indebtedness for borrowed money;

          (f) subjected any portion of its properties or assets to any Lien other than a Permitted Lien;

          (g) sold, leased, assigned or transferred (including, without limitation, transfers to Sellers) a portion of its tangible or intangible assets (including Proprietary Rights), except for sales of inventory in the ordinary course of business, or canceled without fair consideration any material debts or claims owing to or held by it, or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of the Company in such confidential information);

          (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business;

          (i) entered into, amended or terminated any material Contract other than in the ordinary course of business;

          (j) entered into any other material transaction, whether or not in the ordinary course of business, or materially changed any business practice;

          (k) made or granted any bonus or any wage, salary or compensation increase per year to any managing member, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (l) made any other change in employment terms for any of its managing Members, officers, and employees outside the ordinary course of business, or except as specifically contemplated by this Agreement, entered into any Contract, agreement or transaction, other than in the ordinary course of business and at arm's length, with Persons who are Affiliates;

          (m) incurred intercompany charges or conducted its cash management customs and practices other than in the ordinary course of business (including, without limitation, with respect to maintenance of working capital balances, collection of accounts receivable and payment of accounts payable, other than the Closing Distribution);

          (n) made any capital expenditures that aggregate in excess of $10,000;

          (o) made any loans or advances to, or guarantees for the benefit of, any Persons;

          (p) made any charitable contributions, pledges, association fees or dues in excess of $10,000;

          (q)  changed or authorized any change in its Organizational Documents;
or

          (r)  committed or agreed to any of the foregoing.

          3.9  Title to Properties.     The Company does not own or lease any
               -------------------
real property.

          3.10 Accounts Receivable.  Except as set forth on Schedule 3.10,
               -------------------                          -------------
all of the notes and accounts receivable of the Company reflected in its Financial Statements are good and valid receivables (subject to no counterclaims or offset) and shall be collected (net of the allowance for doubtful accounts recorded on the Financial Statements) within 90 days after the Closing Date at the aggregate amount recorded therefor on the applicable Financial Statements. There are no individual accounts receivable which are over $5,000 and 90 days past due, except as set forth on Schedule 3.10. As of the Closing Date, no
                                 -------------
Person shall have any Lien other than a Permitted Lien on such receivables or any part thereof, and no agreement for deduction, free services, discount or other deferred price or quantity adjustment shall have been made with respect to any such receivables.

          3.11 Taxes.
               -----

          (a) The Company has timely filed or shall timely file all Tax Returns which are required to be filed on or before the Closing Date, all such Tax Returns are true, complete and accurate, and all Taxes due and payable by the Company, whether or not shown on a Tax Return, have been paid by the Company or Sellers or are shown in the Financial Statements and no Taxes are delinquent. The unpaid Taxes of the Company did not, as of December 31, 1999, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Financial Statements, and do not exceed that reserve adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

          (b)  Except as set forth on Schedule 3.11, (i) no deficiency for any
                                      -------------
amount of Tax has been asserted or assessed by a taxing authority against the Company and neither the Company nor any Seller reasonably expects that any such assertion or assessment of Tax liability will be made, (ii) the Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority, (iii) the Company has been treated as a partnership for federal, state and local income tax purposes since April 29, 1999, the date formed as an LLC, (iv) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction, (v) the Company is not party to or bound by any Tax allocation or Tax sharing agreement with any other Person and has no liability for Taxes of any other Person as a transferee, by contract, or otherwise, (vi) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party,
(vii) since December 31, 1999, the Company has not incurred any liability for Taxes other than in the ordinary course of business; and (viii) the Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or any portion thereof) ending after the Closing Date or (B) as a result of any "closing agreement," as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date. Schedule 3.11 contains a list of states,
                                -------------
territories and jurisdictions (whether foreign or domestic) in which the Company is required to file Tax Returns.

          3.12   Contracts and Commitments.
                 -------------------------

          (a) Except as specifically contemplated by this Agreement or except as set forth in Schedule 3.12(a), the Company is not a party to or bound by,
                ----------------
whether written or oral, any:

                 (i) collective bargaining agreement or Contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any membership interest purchase, equity option, hospitalization insurance or similar plan or practice, whether formal or informal ;

                 (ii) Contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements;

                 (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien other than a Permitted Lien on any of its assets;

                 (iv) agreements with respect to the lending or investing of funds;

                 (v)   license or royalty agreements;

                 (vi) guaranty of any obligation, other than endorsements made for collection;

                 (vii) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $50,000 annually or under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

                 (viii) Contract or group of related Contracts with the same party or group of related parties for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year (except if such Contracts do not involve a sum in excess of $7,500 annually) or involves a sum in excess of $7,500;

                 (ix) Contract or group of related Contracts with the same party or group of related parties continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $7,500;

                 (x) Contract which prohibits it from freely engaging in business anywhere in the world;

                 (xi) Contract relating to the distribution, marketing or sales of its products;

                 (xii) agreements, Contracts or understandings pursuant to which the Company subcontracts work to third parties; or

                 (xiii) other agreement material to it, whether or not entered into in the ordinary course of business.

          (b)    Except as disclosed in Schedule 3.12(b), (i) to the Knowledge
                                        ----------------
of the Sellers, no Contract or commitment required to be disclosed on Schedule
                                                                      --------
3.12(a) has been breached materially or canceled by the other party, and the
-------
Sellers have no Knowledge of any anticipated material breach by any other party to any Contract set forth on Schedule 3.12(a), (ii) since December 31, 1999 no
                             ----------------
customer or supplier has indicated in writing or orally to the Company or any Seller that it shall stop or decrease the rate of business done with the Company or that it desires to renegotiate its Contract with the Company, (iii) the Company has performed all the material obligations required to be performed by it in connection with the Contracts or commitments required to be disclosed on

Schedule 3.12(a) and is not in default under or in breach of any Contract or
----------------
commitment required to be disclosed on the Schedule 3.12(a) that would result in
                                           ----------------
a Material Adverse Effect, and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder that would result in a Material Adverse Effect, (iv) the Company does not have a present expectation or intention of not fully performing any material obligation pursuant to any Contract set forth on Schedule 3.12(a), (vi) each
                                                 ----------------
agreement is legal, valid, binding, enforceable and in full force and effect and will continue as such following the consummation of the transactions contemplated hereby, and (vii) to the Knowledge of Sellers, no unfilled customer order or commitment obligating the Company to process, manufacture or deliver products or perform services shall result in a loss to the Company upon completion of performance.

          (c) Sellers have provided Buyer with a true and correct copy of all written Contracts which are required to be disclosed on Schedule 3.12(a), in
                                                        ----------------
each case together with all amendments, waivers or other changes thereto (all of which are disclosed on Schedule 3.12(a)). Schedule 3.12(a) contains an accurate
                       ----------------    ----------------
and complete description of all material terms of all oral Contracts referred to therein.

          3.13   Proprietary Rights.
                 ------------------

          (a)    Schedule 3.13(a) sets forth a complete and correct list of:
                 ----------------

                 (i) all patented or registered Proprietary Rights and all pending patent applications or other applications for registration of Proprietary Rights owned, filed or used by the Company;

                 (ii) all trade names, unregistered trademarks, and domain names owned or used by the Company;

                 (iii) all material unregistered copyrights, copyrightable works, works of authorship, mask works and computer software owned or used by the Company; and

                 (iv) all licenses or similar agreements or arrangements to which the Company is a party, either as licensee or licensor, for the Proprietary Rights, in each case identifying the subject Proprietary Rights.

          (b) Except as set forth in Schedule 3.13(b), (i) the Company owns and possesses all right, title and interest in and to, or has a valid and enforceable right to use, each of the Proprietary Rights, free and clear of all Liens other than Permitted Liens, and no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to the Knowledge of the Sellers, is threatened, and to the Knowledge of the Sellers, there are no grounds for same,
(ii) the Proprietary Rights comprise all proprietary rights necessary for the operation of the Company's business as currently conducted, and as currently proposed to be conducted, (iii) the Company has not received any notices of, nor is the Company aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any potential Proprietary Right used or owned by, or issued or licensed to, the Company (including, without limitation, any demand or request that the Company license rights from a third party), (iv) to the Sellers' Knowledge, the Company has not infringed, misappropriated or otherwise conflicted with any rights of any third parties and the Company is not aware of any infringement, misappropriation or conflict which shall occur as a result of the continued operation of the Company's business as currently conducted or as currently proposed to be conducted, and (v) to the Sellers' Knowledge, the Proprietary Rights used or owned by, or issued or licensed to the Company have not been infringed, misappropriated or conflicted by any third party.

          (c) The transactions contemplated by this Agreement shall have no adverse effect on the Company's right, title and interest in and to any of the Proprietary Rights. The Company has not disclosed any of its Confidential Information to any third party other than pursuant to a written confidentiality agreement or other binding obligation of confidentiality. The Company has taken all other reasonable actions to maintain and protect its Proprietary Rights so as to not adversely affect the validity or enforcement of such Proprietary Rights. To the Sellers' Knowledge, the owners of any Proprietary Rights licensed to the Company have taken all necessary and desirable actions to maintain and protect the Proprietary Rights which are subject to such licenses.

          3.14   Litigation; Proceedings.  Except as set forth in Schedule
                 -----------------------                          --------
3.14, there are no actions, suits, proceedings, orders, judgments, decrees or
----
investigations pending or, to the Sellers'

Knowledge, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Sellers' Knowledge there is no basis known for any of the foregoing. Except as set forth on Schedule 3.14, the Company has not received any opinion
                       -------------
or legal advice in writing to the effect that the Company is exposed from a legal standpoint to any liability or disadvantage which may be material to the Company's business as previously or presently conducted or business prospects. The Company is not subject to any outstanding order, judgement or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.

          3.15  Brokerage. Except as set forth in Schedule 3.15, there are no
                ---------                         -------------
claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

          3.16  Governmental Licenses and Permits.  Schedule 3.16 contains a
                ---------------------------------   -------------
complete listing and summary description of all permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments or other similar rights (collectively, the "Licenses") owned
                                                              --------
or possessed by the Company or used by the Company in the conduct of its business. Except as indicated on Schedule 3.16, the Company owns or possesses
                                  -------------
all right, title and interest in and to all Licenses which are necessary to conduct its business as presently conducted and as proposed to be conducted and shall use its reasonable efforts to maintain all such Licenses. No loss or expiration of any License is pending or, to the Sellers' Knowledge, threatened or reasonably foreseeable (including, without limitation, as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof.

          3.17  Employee Benefit Plans.
                ----------------------

          (a)   Except as set forth on Schedule 3.17, with respect to current or
                                       -------------
former employees of the Company, the Company does not maintain or contribute to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of ERISA), or (iii) employee welfare benefit plans, (as defined in Section 3(1) of ERISA), equity option or equity purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. The Company has never contributed to any multiemployer pension plan (as defined in Section 3(37) of ERISA), and the Company has never maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). The Company does not maintain or contribute to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code.

          (b) The employee pension benefit plans and employee welfare benefit plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof; and the employee pension benefit plans which are intended to be "qualified plans" qualify under Section 401(a) of the Code, and each such employee pension benefit plan, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust and Sellers have no Knowledge of any event that has occurred since the date of such determination letter that could adversely affect the qualification of such plan or the tax exempt status of such related trust.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the employee pension benefit plans and employee welfare benefit plans have been properly and timely filed with the appropriate government agency and distributed to participants as required except for any failure that would not result in a Material Adverse Effect. The Company has complied in all material respects with the requirements of COBRA.

          (d) With respect to each employee pension benefit plan, all material contributions which are due (including all employer contributions and employee salary reduction contributions) have been paid to such employee pension benefit plan, all material contributions for prior plan years which are not yet due and with respect to the current plan year for the period ending on the Closing Date have been made or accrued in accordance with GAAP, and, with respect to the employee welfare benefit plans, all material premiums or other payments which are due have been paid.

          (e) The Company has not incurred any liability to the Pension Benefit Guarantee Corporation, the Internal Revenue Service, any multiemployer plan or otherwise with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes or included the Company (the "Controlled Group") that has not been satisfied in full, and to the
              ----------------
Knowledge of Sellers, no condition exists that presents a material risk to the Company or any member of the Controlled Group of incurring such a liability.

          (f) With respect to each employee pension benefit plan and each employee welfare benefit plan, (i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code that would result in a Material Adverse Effect, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and the Company has no Knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (g)   With respect to each of the plans listed on Schedule 3.18,
                                                            -------------
Sellers have furnished to Buyer true and complete copies of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iv) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (v) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          3.18  Insurance.  Schedule 3.18 lists and briefly describes each
                ---------   -------------
insurance policy maintained by or on behalf of the Company with respect to its properties, assets and business, together with a claims history for the past five years. All of such insurance policies are in full force and effect, and the Company is not and has never been in default with respect to its obligations under any such insurance policies and the Company has never been denied insurance coverage. Except as set forth on Schedule 3.18, the Company
                                                  -------------
does not have any self-insurance or co-insurance programs, and the reserves set forth in the Financial Statements are adequate to cover all anticipated liabilities with respect to any such self-insurance or coinsurance programs.

          3.19  Officers and Managing Members; Bank Accounts.  Schedule 3.19
                --------------------------------------------   -------------
lists all officers and managing members of the Company, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Company.

          3.20  Compliance with Laws.  The Company and its officers, managing
                --------------------
members, agents and employees have complied with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Company's production, marketing, sales and distribution of its products and services) or any owned or leased properties of the Company and to which the Company may be subject, except for violations that would not have a Material Adverse Effect, and no claims have been filed against the Company alleging a violation of any such laws or regulations, and the Company has not received notice of any such violations.

          3.21  Powers of Attorney; Guarantees.  Except as set forth on Schedule
                ------------------------------                          --------
3.21, there are no outstanding powers of attorney executed on behalf of the
----
Company. The Company is not a guarantor or otherwise liable for any Indebtedness of any other person, firm or corporation other than endorsements for collection in the ordinary course of business.

          3.22  No Further Representations or Warranties. Except  as expressly
                ----------------------------------------
set forth in this Article III and Article IV, neither the Company nor any Seller is making or shall be deemed to have made any representation or warranty of any kind, either express or implied.


                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SELLERS
            ------------------------------------------------------

          As a material inducement to Buyer to enter into this Agreement, each Seller represents and warrants jointly and severally to Buyer that:

          4.1   Authorization of Transactions.  Such Seller has full power,
                -----------------------------
authority and legal capacity to enter into this Agreement and the other documents contemplated hereby to which such Seller is a party and to perform his obligations hereunder and thereunder. This Agreement and the other documents contemplated hereby to which such Seller is a party have been duly executed and delivered by such Seller and constitute the valid and binding agreements of such Seller, enforceable in accordance with their respective terms.

          4.2   Absence of Conflicts.  Neither the execution and the delivery of
                --------------------
this Agreement and the other documents contemplated hereby to which such Seller is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Minority Interest owned by such Seller, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Seller is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Seller is subject, except for such conflicts, defaults, violations or rights that would not have a Material Adverse Effect. No notice to, filing with or authorization, consent or approval of any government or governmental agency, other than those required under the Hart-Scott-Rodino Act, by such Seller is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which such Seller is a party.

          4.3   Brokerage.  Except as set forth on Schedule 4.3, there are no
                ---------                          ------------
claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller.

          4.4   Membership Interests.  Such Seller holds of record and owns
                --------------------
beneficially the Membership Interests set forth opposite its name on Schedule
                                                                     --------
2.1 (under Pre-Closing), and at the Closing such Seller will transfer to Buyer
---
good and marketable title to the Minority Interest, in each case free and clear of any Liens, restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and applicable state securities laws), options, warrants, rights, calls, commitments, proxies or other contract rights other than those contained in the Organizational Documents of the Transaction Documents. Such Seller is not a party to any option, warrant, right, Contract, call, put or other agreement or commitment providing for the disposition or acquisition of any interest in the Company (other than those contained in the Organizational Documents of the Transaction Documents). Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any interest of the Company other than those contained in the Organizational Documents of the Transaction Documents.

          4.5   Litigation.  There are no actions, suits, proceedings or orders
                ----------
pending or, to Sellers' Knowledge, threatened against or affecting Sellers at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Sellers' performance under this Agreement and the other agreements contemplated hereby to which Sellers are a party or the consummation of the transactions contemplated hereby or thereby.

          4.6   No Further Representations or Warranties.  Except as expressly
                ----------------------------------------
set forth in this Article III and Article IV, neither the Company nor any Seller is making or shall be deemed to have made any representation or warranty of any kind, either express or implied.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          As a material inducement to Sellers to enter into this Agreement, Buyer hereby represents and warrants to Sellers that:

          5.1  Organization and Corporate Power.  Buyer is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which Buyer is a party and perform its obligations hereunder and thereunder.

          5.2  Authorization of Transactions.  The execution, delivery and
               -----------------------------
performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party have been duly and validly authorized by all requisite corporate action on the part of Buyer, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which Buyer is a party shall when executed constitute, a valid and binding obligation of Buyer, enforceable in accordance with their terms.

          5.3  No Violation.  Buyer is not subject to or obligated under its
               ------------
certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party.

          5.4  Governmental Authorities and Consents.  Buyer is not required to
               -------------------------------------
submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which Buyer is a party or the transactions contemplated hereby or thereby, other than those required under the Hart-Scott-Rodino Act.

          5.5  Litigation.  There are no actions, suits, proceedings or orders
               ----------
pending or, to Buyer's knowledge, threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement and the other agreements contemplated hereby to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby.

          5.6  Brokerage.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

          5.7  No Further Representations or Warranties.  Except as expressly
               ----------------------------------------
set forth in this Article V, the Buyer is not making or shall be deemed to have made any representation or warranty of any kind, either express or implied.

                                  ARTICLE VI

                      INDEMNIFICATION AND RELATED MATTERS
                      -----------------------------------

          6.1  Survival.
               --------

          (a)  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties set forth in this Agreement, the Transaction Documents or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and continue in full force and effect until the "Applicable
                                                                  ----------
Limitation Date," which shall be the later of (i) April 30, 2002, or (ii)
---------------
completion of the financial statements for the fiscal year ended December 31, 2001 by the Company's auditors, provided, however, that the indemnification obligations with respect to any claim for which a person has given written notice under Section 6.2(d) hereof prior to such date will survive until the final resolution of such claim, and further provided that the indemnification obligations with respect to the representations and warranties contained in Sections 3.1 (Organization and Limited Liability Company Power), 3.2 (Authorization of Transactions), 3.3 (Capital Structure of the Company) and 3.4 (Subsidiaries, Investments and Notes) shall survive indefinitely. No party shall be entitled to recover for any Loss pursuant to Section 6.2(a) or Section 6.2(b) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date.

          (b)  Risk Allocation.  The representations, warranties, covenants and
               ---------------
agreements made herein, together with the indemnification provisions herein, are intended among other things to allocate the economic cost and the risks inherent in the transactions contemplated hereby between the Parties and, accordingly, a Party shall be entitled to the indemnification or other remedies provided in this Agreement by reason of any breach of any such representation, warranty, covenant or agreement by another Party notwithstanding whether any employee, representative or agent of the Party seeking to enforce a remedy knew or had reason to know of such breach. To the Buyer's Knowledge, at the date of this Agreement, there are no such breaches.

          6.2  Indemnification.
               ---------------

          (a)  Sellers' Indemnification.  Sellers shall jointly and severally
               ------------------------
indemnify Buyer and its officers, employees, agents, representatives, affiliates, successors and permitted assigns (collectively, the "Buyer Parties")
                                                                 -------------
and hold each of them harmless from and against and pay on behalf of or reimburse such Buyer Parties in respect of any loss (including diminution in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonably attorneys' fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses" and
                                                               ------
individually, a "Loss") which any such Buyer Party may suffer, sustain or become
                 ----
subject to, as a result of, in connection with, relating or incidental to or by virtue of:

               (i) the breach of any representation or warranty made by the Company or any Seller contained in this Agreement, the other Transaction Documents, any Exhibit or Schedule hereto or any certificate delivered by the Company or any Seller to Buyer with respect hereto or thereto in connection with the Closing;

               (ii) the breach of any covenant or agreement made by the Company or any Seller contained in this Agreement, the other Transaction Documents, any Exhibit or Schedule hereto or any certificate delivered by the Company or any Seller to Buyer with respect hereto or thereto in connection with the Closing;

          (b)  Buyer Indemnification.  Buyer shall indemnify Sellers and its
               ---------------------
employees, agents, representatives, affiliates, successors and permitted assigns (collectively, the "Seller Parties") and hold Sellers harmless from and against
                    --------------
and pay on behalf of or reimburse Sellers in respect of any Loss which Sellers may suffer, sustain or become subject to, as the result of, in connection with, relating to or incidental to or by virtue of the breach by Buyer of any representation, warranty or covenant made by Buyer contained in this Agreement, any other Transaction Document or any certificate delivered by Buyer to Sellers with respect thereto in connection with the Closing.

          (c)  Limitations on Indemnity.  The indemnification provided for in
               ------------------------
subsections (a) and (b) above is subject to the following limitations:
---------------     ---

               (i) No Party will be liable hereunder with respect to claims referred to in subsection (a) or subsection (b) above unless the other Party gives written notice thereof within the Applicable Limitation Date. Notwithstanding any implication to the contrary contained in this Agreement, so long as a Party delivers written notice of a claim no later than the Applicable Limitation Date, the other Party shall be required to indemnify hereunder for all Losses which such parties may incur (subject to the Basket and the Cap) in respect of the matters which are the subject of such claim, regardless of when incurred.

               (ii) Sellers shall not be liable to Buyer Parties, and Buyer shall not be liable to Sellers, for any Loss arising under subsection (a) or subsection (b), above, unless the aggregate amount of all such Losses exceeds $25,000 in the aggregate (the "Basket"), in which case such
                                            ------
     Party(ies) shall be liable for all such Losses in excess of $25,000 up to the Cap; provided that the foregoing limitations (i.e., the Basket and the Cap) shall not apply with respect to any Loss arising from or related to a breach of any covenant of Sellers or Buyer, or with respect to the representations and warranties contained in Sections 3.1 (Organization and Limited Liability Company Power), 3.2 (Authorization of Transactions), 3.3 (Capital Structure of the Company) and 3.4 (Subsidiaries, Investments and Notes).

               (iii) Notwithstanding anything to the contrary contained herein, for purposes of determining whether there has been a breach and the amount of any Losses that are the subject matter of a claim for indemnification hereunder, the Basket amount shall be the materiality standard for all purposes hereunder and, therefore, each representation, warranty and other provision contained in this Agreement and each certificate delivered pursuant hereto shall be read without regard and without giving effect to any materiality, or Material Adverse Effect standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

               (iv) The aggregate amount of the Sellers' liability to the Buyer and the aggregate amount of the Buyer's liability to the Seller and to the Company under this Article VI shall not exceed 50% of the Minority Interest Purchase Price, and upon Buyer's exercise of the Purchase Option, the aggregate amount of the Sellers' liability to the Buyer and the aggregate amount of the Buyer's liability to the Seller and the Company under this Article VI shall not exceed 50% of the Purchase Option Exercise Price (the "Cap"), provided that the indemnification obligations with
                 ---
     respect to the representations and warranties contained in Sections 3.1 (Organization and Limited Liability Company Power), 3.2 (Authorization of Transactions), 3.3 (Capital Structure of the Company) and 3.4 (Subsidiaries, Investments and Notes) shall not be subject to the limitations contained in this Section 6.2(c)(iv).

          (d)  Procedure.  If a party hereto seeks indemnification under this
               ---------
Article VI, such party (the "Indemnified Party") shall give written notice to
----------                   -----------------
the other party(ies) (the "Indemnifying Party") after receiving written notice
                           ------------------
of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article VI, the Indemnified Party shall promptly notify the
                 ----------
Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense.

          (e)  Waiver, Release and Discharge.  Effective upon the Closing, each
               -----------------------------
Seller hereby irrevocably waives, releases and discharges the Company from any and all liabilities and obligations to such Seller of any kind or nature whatsoever, whether in his capacity as Seller hereunder, as a member, officer or managing member of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          7.1  The Purchase Option.  Buyer shall have an option (the "Purchase
               -------------------                                    --------
Option") to purchase all of the remaining outstanding Membership Interests in
------
the Company as held by Sellers, by delivering written notice (the "Purchase
                                                                   --------
Option Notice") to Sellers during the Purchase Option Exercise Period.  The
-------------
Parties shall execute a Purchase Agreement which shall be substantially identical in form to this Agreement. Seller may, at any time on or after the Purchase Option Closing Date acquire the Company's Avid equipment, as detailed in the Company's Wells Fargo Equipment Finance Master Lease No. 51696 dated September 28, 1999, by assuming all obligations under such Lease. Buyer shall also negotiate in good faith with Sellers the sale by the Company to Sellers of the other property listed on Schedule 7.1 hereof.
                             ------------

          7.2  Payment of the Purchase Option Exercise Price.  Buyer shall pay
               ---------------------------------------------
to the Sellers the Purchase Option Exercise Price in cash on the Purchase Option Closing Date.

          7.3  Purchase Option Closing Distribution.  The Company shall have
               ------------------------------------
distributed to the Members (determined immediately prior to the Purchase Option Closing Date), immediately prior to the Purchase Option Closing Date, the Purchase Option Closing Distribution, calculated by the Company's accountants, as selected in accordance with Section 7.5, as of the last day of the month immediately preceding the Purchase Option Closing Date.

          7.4  Purchase Option Closing Date.  The Purchase Option notice shall
               ----------------------------
specify the "Purchase Option Closing Date," which shall be scheduled for a date
             ----------------------------
no later than 90 days after the end of the calendar quarter during which Buyer delivers the Purchase Option Notice to Sellers. Buyer and Sellers shall use their best efforts to close the acquisition on the Purchase Option Closing Date, and the Purchase Option shall lapse if the acquisition has not been closed on or before the Purchase Option Closing Date unless due to a default by Sellers or their Affiliates, or unless otherwise extended by mutual written agreement of the Parties.

          7.5  Conduct Prior to the Lapse of the Purchase Option.  Prior to the
               -------------------------------------------------
Purchase Option Lapse Date, the Sellers will conduct the Company's business, and the Company will conduct its business, only in the ordinary course, consistent with past practice, and will use their best efforts to maintain the value of the Company's business as a going concern, and will comply with the following:

          (a) Buyer will not require formal management meetings regarding the operation of the Company's business, but the Parties will hold formal business review meetings at the end of each quarter of the fiscal year, during which the Parties will discuss the Company's operations, activities, and performance, including items such as sales performance, marketing expenses and operating expenses versus budget for the trailing quarter, current quarter and year-end. Buyer shall approve independent auditors to conduct audit for the Company's fiscal year ending December 31, 2000, and will pay for such audit fees. Buyer will also make all of such auditor's work papers available for review by Sellers and to other accountants or auditors retained by Sellers at Sellers' expense.

          (b) The Company and Sellers will not, without the prior written consent of Buyer:

               (i) enter into or perform any transaction for the acquisition, selection, clearance, maintenance, enforcement, assignment and licensing of any or all intellectual property developed, owned or used by the Company;

               (ii) enter into or perform any transactions with Affiliates, or enter into any transactions which are not on an arms length basis; or

               (iii) increase any compensation or benefit arrangement for any employee, officer, or Member (it being understood that up to * per annum may be paid to Members); or

               (iv) pay any distributions or re-purchase any Membership Interests in whole or in part; or

               (v) grant profit participations or equity interests in the Company or any properties of the Company or encumber any of the assets of the Company in any way, except that the Sellers may grant (i) equity interests to their children, and (ii) Phantom Equity Interests to employees or independent contractors, so long as such grants do not dilute Buyer's interest or in any way affect its rights under this Agreement, and provided that any interests granted hereunder will be subject to the tag along/drag along rights provided under Section 7.10 of this Agreement, which will be paid from the proceeds in the event that Buyer exercises the Purchase Option; or

               (vi) make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company, Buyer or any Affiliate Buyer.

          7.6  Payment of the Purchase Option Exercise Price.  Buyer shall pay
               ---------------------------------------------
to the Sellers the Purchase Option Exercise Price in cash on the Purchase Option Closing Date.

          7.7  Disputes as to Purchase Option Exercise Price or the Purchase
               -------------------------------------------------------------
Option Closing Distribution.  In the event of any dispute between the Sellers,
---------------------------
the Company and Buyer concerning the calculation of amount of the Purchase Option Exercise Price, then on the Purchase Option Closing Date, Buyer shall pay the Sellers the greater of (i) 85% of Sellers' good faith determination of the Purchase Option Exercise Price based upon the financial information previously delivered by Sellers to Buyer, or (ii) 100% of Buyer's good faith determination of the Purchase Option Exercise Price, and the difference between the amount paid and 100% of Sellers' good faith determination of the Purchase Option Exercise Price shall be placed in an interest-bearing escrow account (with interest to be paid in proportion to the ultimate entitlement to the escrowed funds) with a third-party escrow holder pending final determination of the Purchase Option Exercise Price pursuant to arbitration in the manner set forth in Section 8.12 hereof. Any claims relating to the calculation of the Purchase Option Exercise Price must be submitted in writing within six months after the Purchase Option Closing Date. The Parties agree to follow a similar method to resolve any dispute over the Purchase Option Closing Distribution.

          7.8  Company Call Option.  In the event that Buyer does not exercise
               -------------------
its Purchase Option before the Purchase Option Lapse Date or the Purchase Option otherwise lapses, the Company shall have a "Call Option" entitling the Company
                                            -----------
to acquire all (but not less than all) of the Minority Interest by delivering written notice (the "Call Option Notice") to Buyer between April 1, 2001 through
                     ------------------
March 31, 2002 (the "Call Option Exercise Period").
                     ---------------------------

          7.9  Payment of the Call Option Exercise Price.  The Sellers shall pay
               -----------------------------------------
to  Buyer the Call Option Exercise Price in cash on the Call Option Closing
Date.

          7.10 Call Option Closing Date.  The Call Option Notice shall specify
               ------------------------
the "Call Option Closing Date," which shall be scheduled for a date no later
     ------------------------
than 90 days after the end of the calendar quarter during which the Company delivers the Call Option Notice to Buyer. Sellers and Buyer shall use their best efforts to close the acquisition on the Call Option Closing Date, and the Call Option shall lapse if the acquisition has not been closed unless due to a default by the Buyer or its Affiliates, or unless otherwise extended by mutual written agreement of the Parties.

          7.11 Disputes as to Call Option Exercise Price.  In the event of any
               -----------------------------------------
dispute between the Sellers, the Company and Buyer concerning the calculation of amount of the Call Option Exercise price, then on the Call Option Closing Date, Sellers shall pay the Buyer the greater of (i) 85% of Buyer's good faith determination of the Call Option Exercise Price based upon the financial information previously delivered by Sellers to Buyer, or (ii) 100% of Sellers' good faith determination of the Call Option Exercise Price, and the difference between the amount paid and 100% of Buyer's good faith determination of the Call Option Exercise Price shall be placed in an interest-bearing escrow account (with interest to be paid in proportion to the ultimate entitlement to the escrowed funds) with a third-party escrow holder pending final determination of the Call Option Exercise Price pursuant to arbitration in the manner set forth in Section 8.12 hereof. Any claims relating to the calculation of the Call Option Exercise price must be submitted in writing within six months after the Call Option Closing Date.

          7.12 Third Party Transaction. In the event that Buyer does not
               -----------------------
exercise its Purchase Option, and the Company does not exercise its Call Option, Sellers may enter into a Sale with a third party. In the event of any such Sale, the Sellers must deliver to Buyer at least 30 days prior to the Sale, a written notice (the "Sale Notice"), specifying in reasonable detail the identity
                     -----------
of the prospective buyer(s), the percentage of Membership Interests to be sold, and the terms of and conditions of the Sale. Additionally:

          (a) Buyer shall have tag along rights which permit Buyer to participate in the Sale at the same pro rata price and at the same terms by delivering written notice of Buyer's intention to participate in the Sale to the Sellers within 30 days after delivery of the Sale Notice; and

          (b) Seller shall have drag along rights which require Buyer to participate in any such Sale for which it received timely and adequate Sale Notice, on the same terms and at the same pro rata price as the Seller, provided that Buyer, under this Section 7.9, shall only be required to sell its Minority Interest for an amount no less than the greater of (i) the Minority Interest Purchase Price, or (ii) Buyer's pro rata share of the total amount of the proceeds from such Sale.

          7.13 Tax Matters.
               -----------

          (a) If requested by the Buyer, the Company shall make an election on its United States federal income tax return to adjust the basis of its assets under Section 754 of the Code.

          (b) As set forth in the Amended and Restated Operating Agreement of the Baby Einstein Company, LLC attached hereto is Exhibit C, to the extent of Cash Flow (as defined in the Amended and Restated Operating Agreement), the Company shall make annual cash distributions to each Member for each fiscal year equal to the product of (i) the highest marginal rate of federal income tax applicable to individuals for the fiscal year plus 5%, times (ii) the taxable income allocated to the Member by the Company for such fiscal year.

          7.14 Press Releases and Announcements.  At and prior to the Closing
               --------------------------------
Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company shall be issued without the mutual approval of all Parties, except for any public disclosure which is required by law or regulation (in which case the disclosure shall be prepared jointly by the Company and Buyer). After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company, shall be issued without Sellers' and Buyer's prior written consent.

          7.15 Further Transfers.  Each Seller shall execute and deliver such
               -----------------
further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Minority Interests and any other transactions contemplated hereby.

          7.16 Specific Performance.  Each Seller acknowledges that the
               --------------------
Company's business is unique and recognizes and affirms that in the event of a breach of this Agreement by such Seller, money damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, each Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

          7.17 Expenses.  Except as otherwise provided herein, each of the
               --------
Company and Buyer shall pay all of its own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby; it being understood that the Company shall pay the fees, costs and expenses of the Sellers.

          7.18 Assignment of Proprietary Rights.  Julie Clark (including Julie
               --------------------------------
Aigner Clark and/or Julie Aigner-Clark whether doing business under "I Think I Can Productions" or as an individual) covenants and agrees to assign to the Company her entire right, title and interest in any Proprietary Rights, and agrees to fully cooperate in the Company's perfection of title in any such Proprietary Right, including, without limitation, the Company's recordation of any assignment from Julie Clark that has not already been assigned or perfected at the date of the Closing.

          7.19 Certificates.  Sellers shall deliver to Buyer any and all
               ------------
documents, instruments or other evidence (the "Certificates") necessary to
                                               ------------
transfer the Minority Interest owned by such Sellers as soon as possible after the Closing.

          7.20 Remedies.  Sellers acknowledge and agree that any breach by him,
               --------
her or it of any of the covenants of this Article 7 would result in irreparable
                                          ---------
injury and damage for which money damages would not provide an adequate remedy. Therefore, if any of the Sellers breaches, or threatens to commit a breach of, any of the covenants of this Article 7, the Buyer, shall have in addition to,
                             ---------
and not in lieu of, any other rights and remedies available to them under law or in equity (including, without limitation, the recovery of damages) the right to have such covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against the Sellers of restraining orders and injunctions against violations, threatened or actual, and whether or not then continuing, of such covenants.

          7.21 Duration and Scope of Covenants.   If any court or other
               -------------------------------
decision-maker of competent jurisdiction determines that any of the covenants contained in this Article 7, or any part thereof, is unenforceable because of
                  ---------
the duration or geographical scope of such provision, then the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

          7.22 Insurance.  Sellers covenant and agree that prior to the Purchase
               ---------
Option Closing Date, they will secure insurance to be maintained by or on behalf of the Company for coverage types and amounts that are customary for the size and line of business of the Company, and will name Buyer as a beneficiary of such insurance policies.

          7.23 Confidentiality Agreement.  The Parties covenant and agree that
               -------------------------
nothing in this Agreement does or shall be construed to supersede the Confidentiality Agreement entered into by the Parties on December 3, 1999, which is attached as Exhibit E hereto, and that, as such, that Confidentially
               ---------
Agreement continues in full force and affect.

          7.24 Post Closing Purchase Option Adjustments. The Parties covenant
               ----------------------------------------
and agree that if Buyer exercises its Purchase Option, by October 31, 2001, the Parties will recalculate and restate the Purchase Option Exercise Price and the Purchase Option Closing Distribution as of September 30, 2001 as follows:

          (a)  the Parties agree that the "Post Closing Purchase Option
                                           ----------------------------
Adjustment" shall be equal to the difference between *;
----------

          (b) the Parties agree to recalculate the Purchase Option Exercise Price as of September 30, 2001 for the sole purpose of taking into account the Post Closing Purchase Option Adjustment in Section 7.24(a) as an additional Purchase Option EBIT Adjustment. In the event of an increase in the Purchase Option Exercise Price, Buyer shall pay to Sellers by November 15, 2001 the difference between the revised Purchase Option Exercise Price and the amount previously paid to Sellers in respect thereof. In the event of a decrease in the Purchase Option Exercise Price, Sellers shall pay to Buyer by November 15, 2001 the difference between the revised Purchase Option Exercise Price and the amount previously paid to Sellers in respect thereof; and

          (c) the Parties further agree to recalculate the Purchase Option Closing Distribution by October 31, 2001 as of September 30, 2001 to reflect the amount of the Post Closing Purchase Option Adjustment calculated in Section 7.24(a) above. In the event of an increase in the Purchase Option Closing Distribution, Buyer shall pay to Members (determined immediately prior to the Purchase Option Closing Date) by November 15, 2001 the difference between the revised Purchase Option Closing Distribution and the amount previously paid to Members (determined immediately prior to the Purchase Option Closing Date) in respect thereof. In the event of a decrease in the Purchase Option Closing Distribution, Members (determined immediately prior to the Purchase Option Closing Date) shall pay to Buyer by November 15, 2001 the difference between the revised Purchase Option Closing Distribution and the amount previously paid to Members (determined immediately prior to the Purchase Option Closing Date) in respect thereof.


                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          8.1  Amendment and Waiver.  This Agreement may be amended and any
               --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by Buyer and Sellers. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

          8.2  Notices.  All notices, demands and other communications given or
               -------
delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to Sellers, the Company and Buyer shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:


Notices to Sellers:                       with copies to:
------------------                        --------------

The Baby Einstein Company, LLC            O'Melveny & Myers LLP
10840 South Bobcat Terrace                1999 Avenue of the Stars, Suite 700
Littleton, CO 80124                       Los Angeles, CA 90067
Attn: Julie A. Clark                      Attn: Robert Haymer
Telecopy: (303) 706-9864                  Telecopy: (310) 246-6779

Notices to Buyer:                         with copies to:
----------------                          --------------

Artisan Entertainment Inc.                Kirkland & Ellis
2700 Colorado Avenue                      777 South Figueroa Street, Suite 3700
Santa Monica, CA 90404                    Los Angeles, CA 90017
Attn: Ken Schapiro                        Attention: Eva Davis
Telecopy: (310) 255-3840                  Telecopy:  (213) 680-8500

          8.3  Binding Agreement; Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Seller or Buyer without the prior written consent of Buyer or Sellers, respectively. Notwithstanding the foregoing, without the prior written consent of Sellers, Buyer may at any time, in its sole discretion, assign, in whole or in part, (a) its rights and obligations pursuant to this Agreement to one or more of its Affiliates; (b) its rights under this

Agreement for collateral security purposes to any lender providing financing to Buyer, the Company or any of their Affiliates and any such lender may exercise all of the rights and remedies of Buyer hereunder; and (c) its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or any of its divisions or any material portion of its assets (whether such sale is structured as a sale of equity, sale of assets, merger, recapitalization or otherwise).

          8.4  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          8.5  Construction.  The language used in this Agreement shall be
               ------------
deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any person. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          8.6  Captions. The captions used in this Agreement are for convenience
               --------
of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

          8.7  Entire Agreement.  The schedules identified in this Agreement are
               ----------------
incorporated herein by reference. This Agreement and the documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Letter of Intent dated November 8, 1999 and signed by the Company, the Sellers and the Buyer, except for the Confidentiality Agreement referenced in Section 7.23 herein which the Parties have agreed is not superseded by this Agreement and continues in full force and effect.

          8.8  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          8.9  Governing Law.  All questions concerning the construction,
               -------------
validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

          8.10 Parties in Interest.  Nothing in this Agreement, express or
               -------------------
implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

          8.11 CONSENT TO JURISDICTION.  THE PARTIES AGREE THAT JURISDICTION
               -----------------------
AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY (BUT NOT EXCLUSIVELY) LIE IN ANY FEDERAL OR STATE COURT LOCATED IN LOS ANGELES, CALIFORNIA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

          8.12 Arbitration.
               -----------

          Except for disputes, controversies, or claims seeking injunctive relief, and except as expressly provided elsewhere in this Agreement or the other Transaction Documents, any dispute, controversy, or claim arising under or relating to the Transaction Documents or any breach of threatened breach thereof ("Arbitrable Dispute") shall be resolved by final and binding arbitration
  ------------------
administered by the American Arbitration Association ("AAA") under its
                                                       ---
Commercial Arbitration Rules, subject to the following:

          (a) Any Party may demand that any Arbitrable Dispute be submitted to binding arbitration. The demand for arbitration shall be in writing, shall be served on the other Party in the manner prescribed herein for the giving of notices, and shall set forth a short statement of the factual basis for the claim, specifying the matter or matters to be arbitrated.

          (b) The arbitration shall be conducted by a panel of three arbitrators, one selected by Buyer, one selected by Sellers and the third to be selected jointly by the arbitrators selected by Buyer and Sellers (collectively, the "Arbitrators") who shall conduct such evidentiary or other hearings as they
     -----------
deem necessary or appropriate and thereafter shall make their determination as soon as practicable. Notwithstanding the foregoing, no Arbitrator may serve who, during the three-year period preceding the date the arbitration demand is served, has had a material personal or financial relationship with any Party to the dispute or any Affiliate of any such Party. Any arbitration pursuant hereto shall be conducted by the Arbitrators under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, but the Arbitrators shall not be required to comply strictly with such Rules in conducting any such arbitration. All such arbitration proceedings shall take place in Los Angeles, California.

          (c)  Except as provided herein:

               (i) each Party shall bear its own "Costs and Fees," which are
                                                  --------------
     defined as all reasonable pre-award expenses of the arbitration, including travel expenses, out-of-pocket expenses (including, but not limited to, copying and telephone) witness fees, and reasonable attorney's fees and expenses;

               (ii) the fees and expenses of the Arbitrators and all other costs and expenses incurred in connection with the arbitration ("Arbitration Expenses") shall be borne equally by the Parties; and
       --------------------

               (iii) notwithstanding the foregoing, the Arbitrators shall be empowered to require any one or more of the Parties to bear all or any portion of such Costs and Fees and/or the fees and expenses of the Arbitrators in the event that the Arbitrators determine such Party has acted unreasonably or in bad faith.

          (d) Arbitrators are not empowered to award damages in excess of compensatory damages, and each Party hereby waives any damages in excess of compensatory damages. The Arbitrators shall render their decision and award upon the concurrence of at least two (2) of their number. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each Party. The decision and award of the Arbitrators shall be binding on all Parties. In rendering such decision and award, the Arbitrators shall not add to, subtract from or otherwise modify the provisions of the Transaction Documents. Any Party to the arbitration may seek to have judgment upon the award rendered by the Arbitrators entered in any court having jurisdiction thereof.

          (e) Each Party agrees that it will not file any suit, motion, petition or otherwise commence any legal action or proceeding for any matter which is required to be submitted to arbitration as contemplated herein except in connection with the enforcement of an award rendered by the Arbitrators. Upon the entry of an order dismissing or staying any action or proceeding filed contrary to the preceding sentence, the Party which filed such action or proceeding shall promptly pay to the other Party the reasonable attorney's fees, costs and expenses incurred by such other Party prior to the entry of such order.

          8.13 Delivery by Facsimile.  This Agreement and any Transaction
               ---------------------
Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such Contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine as a defense to the formation of a Contract and each such party forever waives any such defense.


                              *     *     *     *

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.


                              THE BABY EINSTEIN COMPANY, LLC


                              By: /s/ Julie Aigner-Clark
                                  ----------------------

                              Its: Manager
                                   ---------------------


                              JULIE AIGNER-CLARK

                              /s/ Julie Aigner-Clark
                              --------------------------


                              WILLIAM CLARK

                              /s/ William Clark
                              --------------------------


                              ARTISAN ENTERTAINMENT INC.


                              By: /s/ Ken Schapiro
                              --------------------------
                              Its: EVP

(DISCLOSURE SCHEDULES)

PRODUCT DEVELOPMENT CAP CALCULATION

*


ADJUSTED EBIT CALCULATION

*

CLOSING DISTRIBUTION CALCULATION

*


SCHEDULE 3.1

Organization and Limited Liability Company Power
------------------------------------------------

Colorado


SCHEDULE 3.4

Subsidiaries, Investment and Notes
----------------------------------

*


SCHEDULE 3.5

Absence of Conflicts
--------------------

None


SCHEDULE 3.6

Financial Statements
--------------------

Compilation Financial Statements dated April 30, 1999 and Audited Financial Statements dated December 31, 1999 have been previously provided to Buyer and are attached.

*

SCHEDULE 3.7

Absence of Undisclosed Liabilities
----------------------------------
*

SCHEDULE 3.8

Absence of Certain Developments
-------------------------------

*


SCHEDULE 3.10

Accounts Receivable
-------------------

*


SCHEDULE 3.11

Taxes
-----

Colorado, United States of America


SCHEDULE 3.12(a)

Contracts and Commitments
-------------------------

*


SCHEDULE 3.13(a)

Proprietary Rights
------------------

Patent Application, previously provided to Buyer
------------------------------------------------
Interactive Flash Cards provisional patent application

Registered Trademarks, previously provided to Buyer
---------------------------------------------------
Video Board Book
Baby Mozart

Intent to Use or Commercial Use Trademark Applications, previously provided to
------------------------------------------------------------------------------
Buyer
-----
babyeinstein.com
Great minds start little

Intent to Use or Commercial Use Trademark Applications, previously provided to
------------------------------------------------------------------------------
Buyer
-----
Baby Mozart, Class 15
Baby Mozart, Class 16
Baby Mozart, Class 25
Baby Mozart, Class 28
Baby Einstein, Class 9
Baby Einstein, Class 16
Baby Einstein, Class 28
Baby Bach, Class 9
Baby Bach, Class 16
Baby Beethoven, Class 9
Baby Beethoven, Class 16
Baby Shakespeare, Class 9
Baby Shakespeare, Class 16
Baby Van Gogh, Class 2
Baby Van Gogh, Class 9
Baby Van Gogh, Class 16
Baby Webster, Class 9
Baby Webster, Class 16
Baby Webster, Class 28
Baby Edison, Class 9
Baby Edison, Class 16
Baby Edison, Class 28
Baby Newton, Class 9
Baby Newton, Class 16
Baby Newton, Class 28
Baby daVinci, Class 9
Baby daVinci, Class 16
Baby daVinci, Class 28
Little Bach, Class 9
Little Mozart, Class 9
Little Mozart, Class 16
Little Beethoven, Class 9
Little Shakespeare, Class 9
Little Shakespeare, Class 16
Little Van Gogh, Class 9
Little Van Gogh, Class 16
Little Webster, Class 9
Little Webster, Class 16
Little Webster, Class 28
Little Galileo, Class 9
Little Galileo, Class 16
Little Galileo, Class 28
Little Columbus, Class 9
Little Columbus, Class 16
Little Columbus, Class 28
Little Edison, Class 9
Little Edison, Class 16

Little Edison, Class 28
Little Newton, Class 9
Little Newton, Class 16
Little Newton, Class 28
Little daVinci, Class 9
Little daVinci, Class 16
Little daVinci, Class 28

Baby Einstein International Trademark Applications in Classes 9, 16, 25, 28,
----------------------------------------------------------------------------
previously provided to Buyer
----------------------------

Israel
South Korea
Mexico
New Zealand
Taiwan
South Africa
Australia
Canada
Switzerland
European Union
Ireland
Turkey
Japan, filed by Comtec Co. Ltd., to be assigned to The Baby Einstein Company


Domain name registrations, previously provided to Buyer
-------------------------------------------------------
www.babyeinstein.com
--------------------
www.babyeinstein.net
--------------------
www.babymozart.com
------------------
www.babybach.com
----------------
www.babywebster.com
-------------------
www.babyvangogh.com
-------------------
www.babyrembrandt.com
---------------------
www.babynewton.com
------------------
www.babyedison.com
------------------
www.babydavinci.com
-------------------


Copyright Certificates and Applications, previously provided to Buyer
---------------------------------------------------------------------
Baby Einstein copyright certificate
Baby Mozart video copyright certificate
Baby Mozart CD and audiocassette copyright application
Baby Bach video copyright certificate
Baby Bach CD and audiocassette copyright application
Baby Beethoven CD and audiocassette copyright application
Baby Shakespeare video copyright application
Baby Shakespeare book copyright application

Baby Webster flash cards copyright application


Licenses and Similar Agreements, previously provided to Buyer
-------------------------------------------------------------

*

Licenses and Similar Agreements (See Schedule 3.8)
--------------------------------------------------

*


SCHEDULE 3.13(b)

Proprietary Rights
------------------

*


SCHEDULE 3.14

Litigation Proceedings
----------------------

*


SCHEDULE 3.15

Brokerage (Company)
-------------------

None


SCHEDULE 3.16

Government Licenses and Permits
-------------------------------

Federal Employer Identification No., previously provided to Buyer.

Federal Pension Plan Identification No., previously provided to Buyer.

Colorado Business Registration, previously provided to Buyer.

Colorado Wage Withholding License, previously provided to Buyer.

Colorado Notice of Employer Liability and Unemployment Insurance Tax Number, previously provided to Buyer.

Colorado Sales Tax License, 1999 license previously provided to Buyer, 2000 license previously provided to Buyer.



SCHEDULE 3.17

Employee Benefit Plans
----------------------

Employment Term Sheet

The Company provides employees with an Employment Term Sheet. These term sheets outline title and responsibilities, compensation, health benefits (if applicable), 401(k) and 401(k) matching, bonus (if applicable), severance (if applicable), holiday schedule, and vacation and paid time-off allowances. Such Employment Term Sheet(s) have been previously provided to Buyer.

Group Medical Insurance

Group medical coverage is offered to every employee. The Company provided 100 percent coverage of the employee. At the employee's election, the coverage can be extended to cover the employee's family. The additional cost of such coverage is paid by the employee through salary deductions. The Company's group medical policy has been previously provided to Buyer. See Schedule 3.18 for additional information.

Pension Plan

In 1998 while still a sole proprietorship, the Company established a pension plan through Benetech consisting of a Money Purchase Plan and a Profit-Sharing Plan. When the Company incorporated as a Limited Liability Company (LLC) on April 30, 1999, Benetech made the required revisions to the pension plan. Effective May 1, 1999 the Profit-Sharing Plan was converted into a 401(k) Plan. On January 1, 2000, the Money Purchase Plan was merged with the 401(k) Plan.

Copies of the Company's Money Purchase Plan and 401(k) Plan have been previously provided to Buyer. A copy of the most recent IRS determination letter is attached in Schedule 3.16. The year-end statement for the pension plan brokerage account, dated December 31, 1999, has been previously provided to Buyer.

SCHEDULE 3.18

Insurance
---------

Workers' Compensation

The Company maintains Workers' Compensation policy no. 4020361 with Pinnacol Assurance. A Policy Information Page is attached. A copy of the policy has been previously provided to Buyer.

Group Medical

The Company maintains group medical insurance under contract Holder No. 125308 with Aetna U.S. Healthcare, Inc. A copy of the policy has been previously provided to Buyer. See Schedule 3.17 for additional information.

Business Property

The Company maintains Commercial Policy no. BFW (00) 52 61 14 38 with The Ohio Casualty Group. A copy of the policy has been previously provided to Buyer.

Homeowners Insurance
The Sellers maintain and the Company pays for Homeowners policy no. 91442-92-77 with Farmers Insurance Group. A copy of the policy has been previously provided to Buyer.

E&O Insurance
On February 1, 2000, the Company received Professional Media Liability Insurance from Royal Surplus Lines. A certificate naming Artisan Entertainment, Inc. as an additional insured was delivered to Buyer on February 2, 2000.

General Business Liability (pending)
As of January 29, 2000, the Company is shopping for general business liability insurance.


SCHEDULE 3.19

Officers and Managing Members; Bank Accounts
--------------------------------------------

Officers
Julie Aigner-Clark  Managing Member, President and Chief Executive Officer
William Clark       Member and Chief Financial Officer
Jeffrey Mettais     Executive Vice President
Pamela Peccolo      Vice President

Bank accounts
*


Pension plan brokerage account

*


SCHEDULE 3.21

Powers of Attorney
------------------

Power of attorney have been granted to Holme Roberts & Owens, "as its attorneys to prosecute this application to registration, to transact all business in the United States Patent and Trademark Office connected therewith, and to receive the Certificate of Registration." A copy of this power of attorney has been previously provided to Buyer.


SCHEDULE 4.3

Brokerage (Sellers)
-------------------

None


SCHEDULE 7.1

Property
--------

Production equipment being leased from Wells Fargo Equipment Finance, Inc., including a Sony PVW-D30WSL Camera Package, Avid Express System and Sonic Solutions DVD5001 SYSTEM.

(4) Apple G3 Power PC computers

(2) Apple G3 PowerBook computers

(2) Apple G4 Power PC computers

(1) HP 8100 printer

(1) Tektronix 740 printer

(1) Xerox Workcentre 1000

(2) HP 300 fax machines

(1) Tekline shelving system

(3) Tekline desks

(1) Tekline conference table

(10) Herman Miller chairs

                                   Exhibit A

                            Distribution Agreement
                            ----------------------

ARTISAN HOME ENTERTAINMENT INC.
2700 Colorado Ave., 2nd Floor
Santa Monica, CA  90404


As of January 20, 2000


The Baby Einstein Company LLC
10840 South Bobcat Terrace
Littleton, CO  80124
Attn:  Julie Aigner-Clark

Re:  Sales and Marketing Services Agreement

Ladies and Gentlemen:

This letter agreement (this "Agreement") will confirm the principal terms of the agreement under which The Baby Einstein Company, LLC ("EINSTEIN") has agreed to engage ARTISAN HOME ENTERTAINMENT INC. ("ARTISAN") and ARTISAN has agreed to furnish certain marketing, promotion and distribution services (the "Services") in connection with the marketing and sale of certain Programs (as defined below) produced by EINSTEIN.

The principal terms of the Agreement are as follows:

1.   Purpose:  The intent of the parties in entering into this Agreement is to
     -------
provide for ARTISAN furnishing the Services during the Term (as defined below) to permit EINSTEIN to:

     (a) further develop the Baby Einstein brand;

     (b) expand the infant and toddler market for media products;

     (c) exploit the Home Video Rights (as defined below) in the Domestic Territory (as defined below) in the Programs, and if EINSTEIN elects, the Theatrical, Television Rights, Ancillary Rights and Home Video Rights in the International Territory (as defined below) in the existing Programs and any additional Programs developed by EINSTEIN which EINSTEIN elects to sell in the domestic Home Video market; and

     (d) optimize operations of EINSTEIN in anticipation of a sale of the company in 2001.

2.   Term:  The term of this Agreement shall be three (3) years beginning on the
     ----
date hereof, unless earlier terminated or extended pursuant to the terms in Paragraph 19(d) below.

3.   Obligations of the Parties:
     --------------------------

     (a) ARTISAN agrees that it will furnish the following Services in connection with the marketing, promotion and sale of Videograms (as defined below) of the Programs in the Domestic Territory, and if requested by EINSTEIN, in the International Territory.

          (i) Develop a strategic publicity plan to build brand awareness and create new demand for EINSTEIN's Programs;

          (ii) Review and redefine, if necessary, the promotional insert and trailer materials in consultation with EINSTEIN;

          (iii) Service EINSTEIN's existing distributor, specialty, catalog and internet accounts in coordination with EINSTEIN's sales representative;

          (iv) Explore the development of new specialty accounts in coordination with EINSTEIN's sales representative;

          (v) Review marketing programs for EINSTEIN's specialty, catalog and internet accounts in coordination with EINSTEIN;

          (vi) Develop channel entry and account development plans for the rental, gift, supermarket and mass channels and implement such plans as may be approved by EINSTEIN in accordance with the terms of Paragraph 11(a) below;

          (vii) Develop a DVD distribution strategy in collaboration with EINSTEIN;

          (viii) At EINSTEIN's request, create a merchandise licensing program in collaboration with EINSTEIN and if requested by EINSTEIN coordinate any licensing efforts which EINSTEIN elects to pursue ("Merchandise Licensing");

          (ix) Assume the customer billing and accounts receivable management functions; and

          (x) Assume distribution, inventory management, customer service and, subject to Paragraph 11(c), Videogram manufacturing functions.

     (b)  EINSTEIN agrees that it will meet the following obligations:

          (i) Provide the reasonable availability of Julie Clark for publicity purposes subject to her personal and professional obligations;

          (ii) Provide the full-time availability of a sales representative specifically to manage the specialty channel and also to advise and coordinate joint sales efforts;

          (iii) Provide the full-time availability of a marketing and communications representative specifically to coordinate joint marketing and public relations efforts;

          (iv) Introduce ARTISAN's sales personnel to the buyers of all existing accounts and key vendors; and

          (v) Train ARTISAN staff (e.g., sales, marketing, customer service and inventory management), as requested by ARTISAN.

4.   Fee:
     ---

     (a) In consideration for performance of the Services under this Agreement, from one hundred percent (100%) of Gross Receipts, as defined in Schedule 1, derived by ARTISAN from sales of the Programs, ARTISAN shall be entitled to deduct and retain the following service fee:

          (i)    *

          (ii)   *

          (iii)  *

     (b) After ARTISAN's Service Fee, ARTISAN shall deduct any approved Distribution Expenses advanced by ARTISAN, as defined in Schedule 2.

     (c) All Gross Receipts after deduction of ARTISAN's Service Fee and approved Distribution Expenses shall be the property of and shall be paid to EINSTEIN. ARTISAN has not made any express or implied representation, warranty, guarantee or agreement as to the amount of proceeds which will be derived from the distribution of the Programs, nor has ARTISAN made any express or implied representation, warranty, guarantee or agreement that there will be any sums payable to EINSTEIN hereunder, or that the Programs will be favorably received by the public. In no event shall ARTISAN incur any liability based upon any claim that ARTISAN has failed to realize receipts or revenue which should or could have been realized.

     (d)  Certain Defined Terms:
          ---------------------

          (i) "Contract Year" means a twelve-month period commencing on the date of this Agreement and ending on the date 12 months later. Each succeeding twelve-month period during the Term shall likewise be a Contract Year.

          (ii) "Domestic Territory" means the United States and Canada and their respective territories and possessions.

          (iii) "International Territory" means the world excluding the Domestic Territory.

5.   Programs:
     --------

     (a) "Programs" refers individually and collectively to the audio-visual programs listed in Schedule 3 annexed hereto and incorporated by its reference herein, as well as any additional titles in the "Baby Einstein" series of audio-visual programs hereafter acquired, produced and/or licensed by EINSTEIN.

     (b) All Programs distributed hereunder shall be released on the Artisan Family Home Entertainment label (or another label owned or controlled by ARTISAN, subject to the prior written approval of EINSTEIN). During the Term and within the Domestic Territory, EINSTEIN agrees to add the Artisan Family Home Entertainment logo to its video masters and packaging after the existing inventory has been exhausted.

     (c) In the event ARTISAN assumes the inventory management function, all materials delivered or made available to ARTISAN are and will be of a quality suitable for the manufacture therefrom of commercially acceptable copies comparable to the quality of the Videograms previously manufactured by EINSTEIN.

6.   Program Changes:  EINSTEIN will have the sole and absolute right to make
     ---------------
any program changes as EINSTEIN in its sole and absolute discretion may elect and EINSTEIN will be solely responsible for producing any such changes. ARTISAN shall not make or authorize any person to make any changes whatsoever to the Programs.

7.   New Program Development:  The parties will discuss and agree to the content
     -----------------------
and release schedule of any new Programs which EINSTEIN, in the exercise of EINSTEIN's sole and absolute discretion, may elect to produce or acquire, to insure their smooth integration into marketing and sales activities; provided, however, in the event the parties do not agree, EINSTEIN's decisions in all such matters shall be final.

8.   Distribution:
     ------------

     (a)  Billing:  By March 1, 2000, all sales of Videograms incorporating the
          -------
Programs in the Domestic Territory, other than mail order purchases handled by EINSTEIN as described in Paragraph 9 below, will be billed by ARTISAN.

     (b)  Existing Specialty Retail Accounts:  EINSTEIN will continue to perform
          ----------------------------------
sales functions for all of EINSTEIN's specialty retail accounts existing as of the date of this Agreement. ARTISAN will furnish all billing, collection, manufacturing [subject to Paragraph 11(c)], shipping (from Fox or any successor thereto) and distribution services in connection with such sales.

     (c)  New Channels and Accounts:  ARTISAN will introduce the Programs to
          -------------------------
ARTISAN's new channels of distribution and accounts in the Domestic Territory. In connection therewith, ARTISAN will prepare a marketing and entry plan that shall be subject to EINSTEIN's prior written approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, it is understood and agreed that (i) ARTISAN shall have final determination concerning *. EINSTEIN's approval shall not be deemed granted unless ARTISAN shall have received EINSTEIN's written approval or ARTISAN shall have spoken directly with one of

EINSTEIN's Designated Representatives either in person or by telephone and such person shall have approved ARTISAN's proposal.

9.   Mail Order Distribution:  Notwithstanding anything to the contrary
     -----------------------
contained herein, EINSTEIN shall retain and reserve the right to continue to operate its mail order business, it being understood that such mail order rights shall be on a non-exclusive basis with ARTISAN (i.e., ARTISAN may sell copies of the Programs in the Domestic Territory to mail order companies). EINSTEIN assumes all responsibility for all such EINSTEIN mail order sales, including manufacturing, returns, collections and bad debt. EINSTEIN agrees to consult with ARTISAN on a regular and periodic basis in order to prevent any material conflicts between EINSTEIN's mail order activities and distributor or retail accounts serviced by ARTISAN.

10.  Exclusive Services:  ARTISAN shall have the exclusive right and obligation
     ------------------
to furnish the Services in connection with EINSTEIN's exploitation of Home Video Rights to the Programs in the Domestic Territory during the Term.

     "Home Video Rights" shall mean the sole and exclusive (except with respect to the home video rights reserved by EINSTEIN hereunder) right to manufacture, advertise, promote and distribute on a sale or rental basis on its own or through licensees, videocassettes, cartridges, DVD's, tape, video discs, laser discs, 8mm recordings (in whatever form), or any other visual or optical recording devices (including, but not limited to, CD-I, CD ROM, DVD) and all other optically read devices now known or hereafter discovered, containing any and all language versions of the Programs for use by consumers in their homes (collectively, "Videograms") throughout the Domestic Territory during the Term (defined below).

     All rights in the Programs are reserved by EINSTEIN. Without limiting the generality of the foregoing, EINSTEIN shall retain sole and exclusive right to exploit the Programs in the following media (the "Einstein Reserved Rights"); provided, however, that EINSTEIN agrees that during the Term it will not exercise the Einstein Reserved Rights during the Term in the Domestic Territory unless EINSTEIN engages ARTISAN under this Agreement to furnish the Services (or comparable Services) in connection with such exploitation in the Domestic Territory.

     (a) Non-theatrical Rights:  The sole and exclusive right to exploit the
         ---------------------
Programs in non-theatrical markets, i.e., schools, libraries, hospitals, hotels, airlines, military or armed services installations, ships at sea and aircraft and other institutions that typically license recorded entertainment materials from programming suppliers during the Term (collectively, "Non-Theatrical");

     (b) Video-on-Demand Rights:  "Video-On-Demand" shall mean the right to
         ----------------------
transmit or authorize the transmission of a selected Program from a central video library via a television, cable or related electronic system where reception of said Program at a viewing time selected by the viewer is available only upon payment of a charge therefor, which charge is in addition to any charge for reception of the television service and/or programming channel;

     (c) Theatrical Rights:  The sole and exclusive right to rent, lease,
         -----------------
license, exhibit, distribute and otherwise deal in and with the Programs on any and all sizes and gauges of film and in any and all languages or versions in the theatrical field for viewing by the public, including, without limitation, to make rentals, leases and licenses respecting all theaters or other places of public viewing, during the Term (collectively, "Theatrical");

     (d) Television Rights:  The sole and exclusive right to exploit the
         -----------------
Programs through all television media now known or hereafter developed, including, but not limited to, "Cable" or "Pay Television" (which shall mean exhibition over a service for which subscribers pay a premium for the programming transmitted), "Pay-Per-View" (which shall mean exhibition over a service for which subscribers pay a premium on a per-picture basis for each picture which they choose to receive), and "Free Television" (which shall mean exhibition over television broadcast stations, whether network stations or independent stations, where no charge is made to the viewer and/or exhibition by means of satellite or cable television for which subscribing members of the public may pay for the transmission service provided by the satellite or cable system, but do not otherwise pay a premium for the programming transmitted by the satellite or cable system and/or any other delivery system now known or hereafter devised) during the Term (collectively, "Television"); and

     (e) International Distribution Rights:  The parties agree to jointly
         ---------------------------------
consider international distribution or licensing of EINSTEIN Products. EINSTEIN shall retain the right, in its sole discretion, to authorize ARTISAN to solicit proposals for the sale of Videograms of the Programs in the International Territory. ARTISAN acknowledges that EINSTEIN has existing licenses and relationships in place in several international markets and that ARTISAN shall not have the right or be obligated to furnish any Services with respect to any such existing international licensees and Gross Receipts shall not include any amounts received by EINSTEIN from such existing international licensees.

     (f) Non-licensed Merchandising:  EINSTEIN shall have the right to
         --------------------------
manufacture and sell any and all merchandise (e.g., puzzles, games, books, clothing, toys, music albums, etc.) based on or derived from the Programs without any obligation to ARTISAN. However, if during the Term within the Domestic Territory EINSTEIN elects to license to a third party the right to manufacture and sell Baby Einstein merchandise on a royalty basis, EINSTEIN shall engage ARTISAN and ARTISAN shall furnish all services required by EINSTEIN to enter into and administer any such merchandise licensing agreement and ARTISAN shall be entitled to receive the fee described in 4(a)(iii) above with respect to all net sums actually received by EINSTEIN pursuant to such license agreement during the Term.

     (g) Derivative Audio-Visual Television Productions:  If during the Term
         ----------------------------------------------
EINSTEIN elects to produce any television productions based upon the Baby Einstein Programs, ARTISAN will be entitled to furnish the Services described in this Agreement with respect to the sale of any Videograms containing such televisions productions within the Domestic Territory during the Term.

11.  Exploitation Decisions:
     ----------------------

     (a) Approvals:  EINSTEIN shall have the right of prior written approval
         ---------
over all marketing, including, without limitation, marketing plans and associated budgets for the Programs, and any advertising or promotional materials produced by or for ARTISAN, such approval shall not be unreasonably withheld. EINSTEIN's approval shall be deemed to include the approval of any required third parties. All of such materials, as delivered by EINSTEIN to ARTISAN hereunder for any of the Programs shall be deemed to be preapproved by EINSTEIN; provided, however, if ARTISAN desires to make any changes whatsoever to such items, such revised materials will be submitted to EINSTEIN for EINSTEIN's prior written approval. Once a particular item is approved by EINSTEIN, subsequent approval shall not be required for any other use of such item hereunder. EINSTEIN's approval shall not be deemed granted unless ARTISAN shall have received EINSTEIN's written approval or ARTISAN shall have spoken directly with one of EINSTEIN's Designated Representatives either in person or by telephone and such person shall have approved ARTISAN's proposal. For purposes of the approvals in this subparagraph, EINSTEIN hereby designates Julie Aigner-Clark or William Clark as EINSTEIN's authorized representative for such approvals (the "Einstein Designated Representatives"). All current uses are deemed approved.

     (b) Logos:  During the Term, ARTISAN shall have the right to use all of
         -----
EINSTEIN'S logos in connection with the Services rendered hereunder, including, without limitation, on all advertising, marketing and promotional materials relating to the Programs, subject to the approval requirement in Paragraph 11(a) above and subject further to all of EINSTEIN's reserved rights hereunder.

     (c) Manufacturing:  EINSTEIN will be responsible for the manufacturing and
         -------------
distribution of Products required for all sales made by EINSTEIN pursuant to its reserved rights. ARTISAN will be responsible for the manufacturing through ARTISAN's suppliers and distribution through Fox (or any successor thereto) for all Videograms that are either sold by ARTISAN or sold by EINSTEIN and fulfilled by ARTISAN (e.g., for any sales of Videograms that are either billed, collected, manufactured, shipped or distributed by ARTISAN).

     (d) Marketing and Advertising:  EINSTEIN shall have the right of prior
         -------------------------
written approval of the marketing and advertising budget for the Programs which such approval shall not be unreasonably withheld ("Approved Budget"). ARTISAN shall have the reasonable right to reallocate the subcategories contained in the Approved Budget for the Programs and shall have the right to spend up to * above the Approved Budget without EINSTEIN's prior approval. EINSTEIN agrees to engage and pay, at EINSTEIN's expense, third-party marketing and advertising costs, such as public relations agencies, design firms, etc., consistent with the Approved Budget, provided that EINSTEIN will use and pay for ARTISAN in-house staff when in EINSTEIN's good faith opinion such services are of comparable quality and cost to those of external sources. In the event the parties agree in writing that ARTISAN rather than EINSTEIN engage any third-party, consistent with the Approved Budget, the costs associated with such engagement can be deducted from Gross Receipts as approved Distribution Expenses.

12.  Third Party Payments:  All participations in any of the Products, whether
     --------------------
cast, director, writer, producer or otherwise, payable to any third party, including, without limitation, any guild or other collective bargaining agreement shall be the sole responsibility of EINSTEIN and EINSTEIN shall pay the same.

13.  Accounting and Audit Rights:  Statements shall be issued for each calendar
     ---------------------------
quarter from and including the quarter in which Videograms of any of the Programs are first sold. ARTISAN agrees to deliver all such statements to EINSTEIN within sixty (60) days after the end of the period for which it is rendered. *. Each advance paid shall be recouped from EINSTEIN's share of Gross Receipts hereunder commencing with the quarterly accounting statement to be issued following payment of such advance (e.g., applied to and in reduction of the actual amount due to EINSTEIN pursuant to such accounting statement). The Programs shall be accounted for on a fully cross-collateralized basis. Each statement must be accompanied by payment of all monies then due EINSTEIN. If ARTISAN shall extend credit to any account with respect to any Program, and if such credit has been included in Gross Receipts, and if, in the opinion of ARTISAN, any such indebtedness shall be uncollectible, the uncollected amount may be deducted in any subsequent earning statement. Should ARTISAN make any overpayment to EINSTEIN hereunder for any reason, ARTISAN shall have the right to deduct and retain for its own account an amount equal to any such overpayment from any sums that may thereafter become due or payable by ARTISAN to EINSTEIN or for EINSTEIN's account, or may demand repayment from EINSTEIN, in which event EINSTEIN shall repay the same when such demand is made. Continuing until two (2) years from the date of each statement received by EINSTEIN, EINSTEIN, on twenty (20) business days prior notice, may examine, on its own or through its auditors, ARTISAN's financial records regarding the Programs.

14.  Representations and Warranties:  EINSTEIN represents and warrants that
     ------------------------------
EINSTEIN has full authority to execute this Agreement, to carry out the terms hereof; that no encumbrances on the Programs affecting ARTISAN's Services hereunder do now or will at any time hereafter exist; that upon delivery to ARTISAN of each Program, such Programs shall be entitled to full copyright protection throughout the Domestic Territory for the Term; that nothing in any Program infringes any right (trademark, copyright, etc.) of any third party; and that all materials delivered hereunder will be of a first-class technical quality suitable for the manufacture of Videograms necessary for ARTISAN to furnish the Services provided hereunder. Should any claim be made which, if proven true, would constitute a breach by EINSTEIN of any of the above warranties and representations, then ARTISAN, in addition to any other rights or remedies it may have in such event, will have the right to withhold and off-set such amounts as are necessary, in ARTISAN's reasonable judgment, to defend or satisfy such claim against any sums due EINSTEIN hereunder.

15.  Indemnification:  Each party ("Indemnifying Party") hereby indemnifies,
     ---------------
defends and holds harmless the other party and its successors, licensees, assigns, and employees, officers and directors (collectively for the purposes of this Paragraph, "an Indemnified Party") from and against any and all liability, loss, damage, cost and expense, including, without limitation, reasonable attorney's fees (but excluding lost profits or consequential damages) arising out of any breach or alleged breach, or claim by a third party with respect to any warranty or representation made by the Indemnifying Party herein. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim to which the foregoing indemnification applies and the Indemnifying Party shall undertake, at its own cost and expense, the defense thereof. The Indemnified Party may, at its option and expense, engage its own counsel. If the Indemnifying Party fails to promptly appoint competent and experienced counsel, the Indemnified Party may engage its own counsel and the reasonable charges in connection therewith shall promptly be paid by the Indemnifying Party. If the Indemnified Party settles or compromises any such suit, claim or proceeding, the amount thereof shall be charged to the

Indemnifying Party, provided that the Indemnifying Party's reasonable prior approval has been secured.

16.  Confidentiality:  The parties shall mutually approve a press release to be
     ---------------
issued announcing this Agreement following the execution hereof. Neither EINSTEIN nor ARTISAN shall disclose to any third party (other than its respective employees, directors; and officers, in their capacity as such on a need-to-know basis), any information with respect to the financial terms and provisions of this Agreement except: (i) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction, in which event(s) the party making such disclosure shall so notify the other as promptly as practicable, prior to making such disclosure and shall seek confidential treatment of such information, (ii) to the extent necessary to comply with SEC or similar disclosure requirements, (iii) to its parent and affiliated companies, their banks (and their respective advisors and attorneys), prospective financiers and investors (and such persons' investment bankers, agents, attorneys, accountants and necessary experts), auditors, investment bankers, attorneys and similar professionals, provided that such companies, banks, advisors, financiers, investors, investment bankers, experts, auditors, accountants, attorneys and similar professionals agree to be bound by the provisions of this subparagraph, and (iv) in order to enforce its rights pursuant to this Agreement.

17.  Insurance:  As a condition precedent to ARTISAN's release of each Product
     ---------
hereunder, EINSTEIN shall procure and maintain in full force and effect during the Term standard producer's liability (errors and omissions) insurance with limits of $1,000,000 per occurrence and $3,000,000 in the aggregate issued by a nationally recognized insurance carrier covering such Product and deliver to ARTISAN certificates of insurance evidencing such coverage in a form and substance satisfactory to ARTISAN. Upon request, ARTISAN will assist EINSTEIN in securing such insurance.

18.  Notice:  Any notice or communications provided for hereunder must be in
     ------
writing and delivered either personally, by telecopy, telex or by registered mail, postage prepaid to the following addresses (or to such other address as specified by like notice):

     (a)  for EINSTEIN:
          The Baby Einstein Company LLC
          10840 South Bobcat Terrace
          Littleton, CO 80124
          Attn:  Julie Aigner-Clark

     (b)  for ARTISAN:
          Artisan Home Entertainment Inc.
          2700 E. Colorado Avenue, 2nd Floor
          Santa Monica, CA 90404
          Attn: Ken Schapiro and Amir Malin

19.  Miscellaneous:
     -------------

     (a) Nothing contained herein shall be deemed to create a relationship of partnership, joint venture, agency, fiduciary or employment between the parties. This Agreement sets forth the entire understanding of the parties regarding the subject matter hereof and supersedes all prior oral or written agreements between them. No waiver of any default or breach of this Agreement by either party shall be deemed a continuing waiver or a waiver of any other breach or default, no matter how similar. This Agreement may not be changed, modified, amended or supplemented, except in a writing signed by both parties. Neither party shall assign their rights or delegate their duties or obligations under this Agreement without first securing the other party's prior written consent. Nothing herein contained shall be binding upon the parties until a copy of this Agreement has been executed by an officer of each party and has been delivered to the other party. Paragraph headings are inserted herein for convenience only and do not constitute a part of this Agreement.

     (b) This Agreement and all matters or issues related hereto or arising hereunder shall be governed by the laws of the State of California, without regard to the application of principles of conflicts of laws. Except for matters subject to arbitration hereunder, the parties hereto agree to venue and personal jurisdiction in the United States District Court for the Central District of California, unless for any reason the Federal court should lack jurisdiction over the action, in which case the parties agree that venue and jurisdiction shall be in any state court sitting in Los Angeles, California, and the parties hereby submit to the jurisdiction of such courts.

     In the event of the commencement of any proceeding of any kind or of any type arising from or based upon this Agreement brought by either party against the other, the prevailing party shall be entitled to recover from the other its reasonable attorneys' fees and costs in addition to any relief to which it may be entitled.

     (c) The parties agree that any controversy or claim arising out of or relating to this Agreement or any alleged breach or default thereof shall be settled by arbitration in Los Angeles, California, pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), except that:
(1) the parties shall have the right to take discovery within the time limits set forth below; (2) the parties shall have the right to appeal the arbitrator's decision to a panel of three arbitrators mutually selected by the parties; (3) the arbitrator(s) shall follow California substantive law in deciding the matter; and (4) the arbitrator(s) shall follow the federal rules of evidence. The arbitrator(s) shall be selected by mutual agreement of the parties but shall be a person (and, in the case of appeals panel, persons) with substantial experience in the entertainment industry. The foregoing shall not prevent either party, however, from seeking injunctive relief and other forms of non-monetary relief in the state and federal courts of Los Angeles County. Judgment upon any award rendered by the arbitrator (or, if there is an appeal, by the Appeals Panel) shall be final and may be entered in any court having jurisdiction. Each party agrees to submit to such arbitration. Notice of any demand for arbitration shall be filed in writing with the other parties and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The party desiring arbitration shall serve notice upon the other party, together with designation of the first party's arbitrator. If the person designated by the first party as arbitrator is acceptable to the other party, the other party shall so notify the first party within ten (10) days; if not acceptable, the other party shall designate its own arbitrator in a notice to the first party within the same ten (10) day period. The two arbitrators so named, if such is the case, shall within ten (10) days thereafter appoint a third arbitrator, and such third arbitrator shall proceed within five (5) days to hear and determine the matter. Any controversy or claim submitted to arbitration as provided herein shall be settled by the arbitrator within ten (10) days after such arbitrator begins its determination of the matter.

     (d) Neither party shall have the right to terminate this Agreement without the written consent of the other party. *.

     (e) ARTISAN and its successors and assigns are hereby empowered to bring, prosecute, defend and appear in suits, actions and proceedings of any nature under or concerning any third party furnishing any Services in violation of the engagement of ARTISAN to furnish exclusive Services under this Agreement. EINSTEIN may participate in any suit, action or proceeding using counsel of its choice at its own expense. If EINSTEIN elects not to participate, any such sums in connection therewith shall be deemed Gross Receipts.

     (f) EINSTEIN and ARTISAN shall execute, acknowledge and deliver any and all further documents consistent with this Agreement that are necessary, expedient or proper to implement, administer and effectuate the purpose and intent of this Agreement.

     (g) Notwithstanding anything to the contrary contained in Schedule 1 (Definition of Gross Receipts) or Schedule 2 (Definition of Distribution Expenses) attached hereto, as of the date of this Agreement, ARTISAN is being engaged to furnish the Services solely in connection with the Home Video market in the Domestic Territory. Accordingly, any provisions in Schedule 1 and 2 relating to any media, market or geographic area other than the Domestic Home Video market shall not be applicable and shall be of no force or effect until such time, if ever, as EINSTEIN shall engage ARTISAN to furnish Services in connection with such other media, market or geographic area.

     Please confirm your agreement with the foregoing by signing below, and return both copies to the undersigned, after which we will return a fully executed copy to you.

ACCEPTED AND AGREED:
THE BABY EINSTEIN COMPANY LLC

By: /s/ Julie Aigner-Clark
    -------------------------
Its: Manager
     ------------------------


ARTISAN HOME ENTERTAINMENT INC.

By: /s/ Ken Schapiro
    ------------------------
Its: EVP
     -----------------------

                                  SCHEDULE 1


                         Definition of Gross Receipts

          1.   Definition of Distributor:  "Distributor" means _________________
               -------------------------
and its subdivisions and affiliates to the extent such subdivisions and affiliates are engaged in the business of distributing theatrical motion pictures, but shall not include any other persons, firms or corporations licensed by Distributor to distribute motion pictures in any part of the world. Nor shall such term include: exhibitors or others who may actually exhibit a Picture to the public; radio or television broadcasters; cable services or operators; manufacturers, wholesalers or retailers of video discs, cassettes or similar devices; book or music publishers; phonograph record producers or distributors; manufacturers, distributors, wholesalers, retailers or operators of any types of merchandise, goods, services or theme park or other attractions, whether or not any of the foregoing are subdivisions or affiliates of Distributor. As used in this paragraph, "affiliate" as applied to Distributor shall mean any entity controlling, controlled by or under common control with Distributor, and the word "control" (including "controlled by" and "controlling") shall be deemed to mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity through the ownership of more than fifty percent (50%) of such entity's voting securities.

          2.   Definition of Gross Receipts.  "Gross Receipts" with respect to a
               ----------------------------
Picture means all monies and other things of value actually received or used by, or credited to the account of Distributor arising from or attributable to the Picture including, without limitation, the following:

          (a) All Film Rentals (as defined below) (whether money or other items of value) actually received by or used or credited to the account of Distributor from parties exhibiting such Picture in theaters and on television where Distributor distributes directly to such parties (hereinafter referred to as "exhibitors").

          (b)   *

          (c) All monies and other things of value actually received or used by, or credited to the account of Distributor from the following: (i) trailers; (ii) licenses of theatrical distribution rights for a flat sum; (iii) exhibition or distribution or other exploitation rights in and to such Picture other than those referred to in (a), (b), and (c) (ii) of this Section 2, specifically including licenses to cable operators (specifically including all forms of pay, subscription and other types of non-free television), and including all net revenues received by Distributor from the sale of commercial air time in connection with the exhibition of such Picture on television, after deducting any advertising agency commissions charges; (iv) the lease of positive prints (as distinguished from the licensing thereof for a Film Rental) and the sale or licensing of advertising accessories, souvenir programs and booklets; and (v) recoveries by Distributor for infringement, unfair competition, violations of
Section 43(a) of the Lanham Act, trademark, patent infringement, defamation and piracy actions with respect to such Picture.

          (d) All monies actually received by Distributor on account of direct subsidies, aide or prizes relating specifically to such Picture.

          (e) All sums received by Distributor from copyright tribunal, cable retransmission, rental rights and other forms of government administered or mandated reuse payments relating specifically to the Picture.

          (f) All sums derived by Distributor from distribution of the Picture on a four-wall basis (as such term is commonly understood in the motion picture industry).

          (g) The sums to be included in Gross Receipts under Exhibits 1, 2 and 3 to this Schedule 1.

          Notwithstanding anything to the contrary contained herein, no sums received by Distributor from any of its affiliates with respect to a Picture shall be included in Gross Receipts hereunder if such affiliate's revenues with respect to such Picture have already been included in Gross Receipts hereunder.

          Gross Receipts shall not include all sums paid or accrued on account of withholding, sales, use, receipts, income, excise and other taxes (however denominated other than remittance taxes) to any governmental authority assessed upon the negatives, duplicate negatives, prints or sound records of Pictures, or upon the use or distribution of the Picture, or upon the revenues derived therefrom (other than foreign remittance and withholding taxes), or any part thereof, any and all sums paid or accrued on account of duties, customs and imposts, costs of acquiring permits, "Kontingents," or and any similar authority to secure the entry, licensing, exhibition, performance, use or televising of the Picture in any country or part thereof, regardless of whether such payments or accruals are assessed against the Picture or the proceeds thereof or against a group of motion pictures in which the Picture may be included or the proceeds thereof. In no event shall the deductible amount of any such tax (however denominated) imposed upon Distributor, be decreased (nor the Gross Receipts increased) because of the manner in which such taxes are elected to be treated by Distributor in filing net income, corporate franchise, excess profits or similar tax returns. Subject to the foregoing: Distributor's own United States federal and state income taxes and franchise taxes based on Distributor's net income shall not be deducted hereunder.

          3. Film Rentals:  As used herein, "Film Rentals" shall be determined
             ------------
after all rebates, refunds, credits, discounts, allowances and adjustments granted to exhibitors, broadcasters and other licensees, whether occasioned by condemnation by boards of censorship, settlement of disputes or otherwise. Advance payments and security deposits shall be included in Film Rentals upon their receipt by Distributor, provided that if they are returnable, then in the event they are so returned Distributor shall correspondingly reduce gross receipts for the accounting period involved. No cost (regardless of how incurred, paid or allowed) of Distributor's share of cooperative and/or theater advertising shall be deducted in determining Film Rentals. Where allowances are granted and paid on account of Distributor's share of cooperative theater or joint advertising, such payments shall not be deducted in determining Film Rental, and where Distributor's share of cooperative theater or joint advertising is deducted by the exhibitor, Distributor's share of cooperative theater or joint advertising shall be added back into the Film Rentals received from such exhibitor, and all such costs (i.e., allowances paid or granted on
                                         ----
account of cooperative theater or joint advertising) payments, discounts and allowances shall be treated as Distribution Expenses.

          4. Allocations.  Wherever Distributor (i) receives from any license
             -----------
either a flat sum or a percentage of the receipts, or both, for any right to a group of motion pictures (including any Picture) under any agreement (whether or not the same shall provide for the exhibition, lease or delivery of positive prints of any of said motion pictures) which does not specify what portion of the license payments apply to the respective motion pictures in the group (or to such prints or other material, if any, as may be supplied), or (ii) receives foreign currency under Section 5 hereof relating to a group of motion pictures (including any Picture) without specification of what portion of such payment applies to the respective motion pictures in the group then in any and all such situations Distributor shall include in, or deduct from, Gross Receipts, as the case may be, such sums, determined in good faith, as may be reasonable and consistent with Distributor's usual practice in such matters.

          5. Foreign Receipts:  Sums received by Distributor which relate to a
             ----------------
Picture shall not be included in Gross Receipts hereunder unless and until such sums: (i) have been received by Distributor in U.S. dollars in the United States; or (ii) are freely remittable to the United States; or (iii) are used by Distributor for any purpose in the territory involved. In the event, the U.S. dollar equivalent of the currency utilized in a territory shall be included in Gross Receipts hereunder for the accounting period during which such Gross Receipts became freely transmittable or were so utilized (as applicable), such U.S. dollar equivalent to be computed at the then-prevailing official or unofficial rate of exchange, as Distributor may elect to use consistent with the rates used for Distributor's own motion pictures at the applicable time. Distributor will, promptly after receipt of a written request (but not more frequently than semi-annually), advise Participant in writing as to foreign revenues not included in Gross Receipts, as aforesaid, and Distributor shall, upon written request of Participant (subject to any and all limitations, restrictions, laws, rules and regulations affecting such transactions), deposit into an account with a bank designated by Participant, such part thereof as would have been payable to Participant hereunder. Such deposits or payments to or for Participant shall constitute due remittance to Participant, and Distributor shall have no further interest therein or responsibility therefor. At Participant's written request, Distributor will use its best efforts to convert such deposits or payments into U.S. dollars to the same extent and in the same proportion that Distributor is able to convert is own blocked currencies in the country or countries involved at the relevant times. Distributor makes no representations or warranties that any part of any such foreign currencies may be converted into U.S. dollars or transferred to the account of Participant in any foreign country.

                                   Exhibit 1
                                      to
                                  Schedule 1



                            MUSIC PUBLISHING INCOME


          There shall also be included in Gross Receipts with respect to a Picture, in each case to the extent received and retainable by Distributor for its own account.

          A sum equal to one-hundred percent (100%) of Distributor's share of the "publisher's share" of mechanical reproduction, synchronization license and performing fees received in U.S. currency by Distributor's subsidiary or affiliated publisher with respect to music and lyrics written specifically for and synchronized in the Picture as released. The "publisher's share" of mechanical reproduction and synchronization license fees shall be the full amount paid by the licensee, less the share of such fees payable to any composer, author, arranger, adapter, translator or other party having an interest in the copyright thereof, and less the costs and charges of the publisher or any agent, trustee or administrator acting for the publisher for the collection of such fees, not to exceed five percent (5%) thereof.

          The "publisher's share" of performing fees shall be the net amount actually received by the publisher from any performing rights society in respect of the music and lyrics involved; or, if Distributor or the publisher shall administer the collection of all or any part of performance fees, the full amount of all performance fees collected by Distributor or the publisher, less the shares of such fees payable to any composer, author, arranger, adapter, translator or other party having an interest in the copyright hereof and all reasonable costs and expenses in administering the collection of such fees. If Distributor or its subsidiary or affiliated publisher is not entitled to one-hundred percent (100%) of the publisher's share of mechanical reproduction, synchronization license and performing fees by reason of a "split" publishing agreement with the composer or lyricist of the music and lyrics involved, or any corporation furnishing the services of such composer or lyricist, then only the pro-rata share of Distributor or its subsidiary or affiliated publisher shall be included for the purpose of the foregoing computations.

                                   Exhibit 2
                                      to
                                  Schedule 1



                           SOUNDTRACK RECORD INCOME


          There shall also be included in Gross Receipts with respect to a Picture royalties on soundtrack records, as herein defined, in each case to the extent received and retainable by Distributor for its own account.

          A sum equal to one-hundred percent (100%) of the net royalty actually received and retainable by Distributor for its own account from the record company with respect to the sale of soundtrack records relating to the Picture, as such royalty may be reduced, calculated, computed and paid in the same manner as the soundtrack record royalty paid to Distributor under the applicable agreement with the record company is reduced, calculated, accounted for and paid (including without limitation deductions representing the pro rata share of re-use fees and costs of recording and manufacturing masters advanced by Distributor or the record company); provided that if any soundtrack record contains selections from other sources, the applicable gross royalty received and retainable by Distributor with respect to such records shall be prorated on the basis of the total number of minutes of selections from the soundtrack of the Picture compared to the total number of minutes on such records.

          As used herein, the term "soundtrack records" means and refers to phonograph records, tapes, or other sound recordings which contain either (i) portions of the soundtrack transferred directly to phonograph record masters from sound records which form a part of the soundtrack of the Picture; or (ii) sound recordings recorded separately but utilizing substantially the same musical score, parts and instrumentation, and essentially the same artists, music and/or dialogue and/or sound effects as is contained in the soundtrack of the Picture; or (iii) a combination of (i) and (ii). Soundtrack records do not, however, include any recordings produced solely for the purpose of advertising and exploiting the Picture and copies of which are not distributed to the public.

                                   Exhibit 3
                                      to
                                  Schedule 1


                             MERCHANDISING INCOME


          There shall be included in Gross Receipts with respect to a Picture, in each case to the extent received and retainable by Distributor for its own account:

          (i) A sum equal to one-hundred percent (100%) of all license fees (in excess of all royalties and participations) received by Distributor directly as a result of the exercise by Distributor itself of merchandising license rights. If, however, Distributor shall sublicense or sub-contract any of such merchandising license rights to a non-affiliated entity, Distributor shall include in Gross Receipts hereunder a sum equal to one-hundred percent (100%) of the net sums (in excess of all royalties and sublicensee's fees) received from such sublicensee.

          (ii) All net sums received by Distributor from non-affiliated or non-subsidiary publishers from the publication of such underlying literary material and of novelizations of the screenplay of the Picture, and (ii) the net receipts of Distributor's subsidiary or affiliated publishers from the publication of such material and novelizations, less, in either case, royalties paid out of (i) or (ii) to the writers of such material and novelizations.

                              RIDER TO SCHEDULE 1
                         DEFINITION OF GROSS RECEIPTS

The following are modifications to Schedule 1 to the Agreement dated as of January 20, 2000 between Artisan Home Entertainment Inc. ("Artisan" or "Distributor") and The Baby Einstein Company LLC ("EINSTEIN").

Schedule 1 is subject to the terms and conditions in the Agreement to which the
Schedule is attached. If and to the extent there are any conflicts between the terms of the Agreement and the terms in Schedule 1, the terms in the Agreement shall govern.
*

                                  SCHEDULE 2

                      Definition of Distribution Expenses

          1.   Distribution Expenses.  With respect to each Picture,
               ---------------------
Distributor's "Distribution Expenses" in connection with such Picture shall include all direct costs, charges and expenses incurred and paid in connection with the distribution, advertising, exploitation and turning to account of the Picture of whatever kind or nature, or which are customarily treated as distribution expenses under customary accounting procedures in the motion picture industry incurred in connection with the exploitation of the Picture. Without limiting the generality of the foregoing, the following particular items shall be included in Distribution Expenses hereunder with respect to the exploitation of each Picture.

          (a) The costs and expense of all duped and dubbed negatives (prepared for exploitation in the United States), sound tracks, prints, release prints, tapes, cassettes, duplicating material and facilities and all other material manufactured for use in connection with the Picture, including the cost of inspecting, repairing, checking and renovating film, reels, containers, cassettes, packing, storing and shipping and all other expenses connected therewith and inspecting and checking exhibitors' projection and sound equipment and facilities. Distributor may manufacture or cause to be manufactured as many or as few duped negatives, positive prints and other material for use in connection with the Picture as Distributor, in its sole discretion, may consider advisable or desirable.

          (b) All direct costs and charges for advertisements, press books, artwork, advertising accessories and trailers, advertising, publicizing and exploiting the Picture by such means and to such extent as Distributor may, in its uncontrolled discretion, deem desirable, including, without limitation, pre-release advertising and publicity, so-called cooperative and/or theater advertising, and/or other advertising engaged in with or for exhibitors, to the extent Distributor pays, shares in, or is charged with all or a portion of such costs and all other exploitation costs relating to such theater exhibition.

          (c) All direct costs of preparing and delivering the Picture for distribution, including, without limitation, any and all costs and expenses in connection with changing the title of the Picture, recutting, re-editing or shortening or lengthening the Picture, or in order to conform to the requirements of censorship authorities.

          (d) All shipping and delivery charges, including the cost of containers, packing, handling, "pick, pack and ship", transportation, storage and insurance and all duties and customs imposed in connection with such shipments and including, without limitation, fees payable to any parties rendering services on behalf of Distributor.

          (e) Expenses of transmitting to the United States any funds accruing to Distributor from the Picture in foreign countries, such as cable expenses, and any discounts from such funds taken to convert such funds directly or indirectly into U.S. dollars including remittance taxes and other withholding taxes incurred for a Picture.

          (f)  *

          (h) All discounts, rebates, credits and other similar benefits (whether based on volume or otherwise) accorded to Distributor in whole or in part in connection with Distributor's distribution of the Pictures shall be allocated to and credited against the Distribution Expenses on a fair and reasonable basis as between the Pictures and other motion pictures.

          (i) If Distributor makes any expenditure or incurs any liability in respect of a group of motion pictures including any Picture or any rights therein that does not specify which applicable expenditure or liability applies to the respective motion pictures in such group (or to such prints or other material, if any, as may be supplied), then in any and all situations Distributor shall include in Distribution Expenses, or deduct from Gross Receipts, as the case may be, such sums, determined in good faith, as may be allocable to such Pictures and reasonable and consistent with Distributor's usual practice in such matters.

          (j) In the event any person shall make a claim relating to the Picture against Distributor or any of its licensees, which claim in Distributor's judgment is of sufficient merit to constitute a reasonable probability of ultimate loss, cost, damage or expense, Distributor may deduct under such amount as Distributor may deem necessary to cover any potential loss, cost, damage or expense which may be suffered as a result thereof. After the settlement of any such claim, or after the final judicial determination thereof, the amount previously deducted hereunder shall be adjusted accordingly with the next accounting statement rendered hereunder. Nothing herein contained shall be construed as a waiver of any of Participant's warranties contained in this agreement, or a waiver of any right or remedy at law or otherwise which may exist in favor of Distributor, including, but not limited to, the right to require Participant to reimburse Distributor on demand for any liability, cost, damage or expense arising out of, or resulting from, any breach by Participant of any warranty, undertaking or obligation by Participant, or any right on the part of Distributor to recoup or recover any such cost or expense out of Participant's share of any monies payable hereunder, rather than treating such costs or expenses as Distribution Expenses.

                              RIDER TO SCHEDULE 2
                         DEFINITION OF GROSS RECEIPTS

The following are modifications to Schedule 2 to the Agreement dated as of January 20, 2000 between Artisan Home Entertainment Inc. ("Artisan" or "Distributor") and The Baby Einstein Company LLC ("Einstein").

Schedule 2 is subject to the terms and conditions in the Agreement to which the
Schedule is attached. If and to the extent there are any conflicts between the terms of the Agreement and the terms in Schedule 2, the terms in the Agreement shall govern.
*

                                  SCHEDULE 3

                              LISTING OF PROGRAMS

1.   "Baby Bach"

2.   "Baby Einstein"

3.   "Baby Mozart"

4.   "Baby Shakespeare"

                                   Exhibit B

                   Confidentiality and Non-Compete Agreement
                   -----------------------------------------

     This Confidentiality and Non-Compete Agreement is given by the undersigned (the "Member"), in connection with the acquisition by Artisan Entertainment Inc.
      ------
(the "Buyer") of an equity interest in The Baby Einstein Company, LLC, a
      -----
Colorado limited liability company (the "Company"), which produces and
                                         -------
distributes video product geared towards infants and young children. This Confidentiality and Non-Compete Agreement, which is dated as of February 4, 2000, shall be effective upon the Purchase Option Closing Date. In consideration of the acquisition, Member agrees that for * years after the Purchase Option Closing Date (the "Restricted Period"), the Member shall be
                                   -----------------
bound by the terms set forth herein. (Capitalized terms used herein, and not defined herein, shall be defined in the Purchase Agreement between The Baby Einstein Company, LLC, Julie A. Clark, William E. Clark and Buyer (the "Purchase
                                                                        --------
Agreement.")
---------

          1.   Confidential Information.  Member acknowledges that the
               ------------------------
information, observations and data relating to the business of the Company which Member has obtained as an employee, officer, and Member of the Company or shall obtain during the course of his association with the Company and his performance under this Agreement are the property of the Company. Member agrees that he shall not use for his own or any other's purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Company and the Buyer unless and to the extent that the aforementioned matters (i) were in Member's possession prior to the date of disclosure, (ii) are in the public domain or publicly known or available from public sources prior to the date of disclosure, (iii) become part of the public domain or publicly known or available other than as a result of a disclosure by Buyer or Buyer's Representatives, (iv) become available to Member on a nonconfidential basis from a source (other than Buyer or known to Member to be Buyer's representatives) which is not prohibited from disclosing such information to Member by a legal, contractual or fiduciary obligation to Buyer, or (v) are or become independently developed or acquired by Member. Member shall deliver to the Company at the termination of his association with the Company or at any other time as Buyer may so reasonably request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of the Company and its subsidiaries which Members may then possess or have under his control.

          2.   Work Product.  Member acknowledges that all Proprietary Rights
               ------------
and Confidential Information which relate to the actual or anticipated business, research and development or existing or anticipated future products or services of the Company and which are conceived, developed or made by him during the Restricted Period ("Work Product") belong to the Company. Member shall promptly
                    ------------
disclose such Work Product to the Company and shall perform all actions reasonably requested by the Company to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

          3.   Non-Competition.
               ---------------

          (a) During the Restricted Period, Member shall not, directly or indirectly, either for himself or for any other person, partnership, corporation or company, permit his name to be used by or engage or participate in any business or enterprise identical to or similar to any such business which is engaged in by the Company as of the date of this Agreement (collectively "Competitive Business"). For purposes of this Agreement, the term "participate"
 --------------------
includes any direct or indirect interest in any enterprise, whether as an officer, managing member, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term "participate" shall not include ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Member agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

          (b) During the Restricted Period, Member shall not (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave their employ or in any way interfere with the relationship between the Company and any of its employees, (ii) hire any person who was an employee of the Company at any time during the Restricted Period, or (iii) induce or attempt to induce any supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with them or in any way interfere with the relationship between the Company and any such person or business relation.

          (c) The Parties hereto agree that the Company or Buyer would suffer irreparable harm from a breach by Member of any of the covenants or agreements contained herein. In the event of an alleged or threatened breach by the Member of any of the provisions of this Agreement, the Company or its successors or assigns or Buyer may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Restricted Period by a period equal to the length of the violation of this Agreement). In the event of an alleged breach or violation by Consultant of any of the provisions of this Agreement, the Restricted Period described above shall be tolled until such alleged breach or violation has been duly cured. Member agrees that these restrictions are reasonable.

          (d) If, at the time of enforcement of any of the provisions of this Agreement, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical are reasonable under such circumstances shall be substituted for the stated period, scope or area.

          (e) Member agrees that the covenants made in this Agreement including paragraph 3 hereof shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

          (e) Member and Company acknowledge and agree that Buyer will suffer harm from a breach by Member of any of the covenants or agreements contained herein and shall have the right to enforce this Agreement directly against Member in the event of such breach.

          4.   Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the Company and Buyer and its or their affiliates, successors and assigns and shall be binding upon and inure to the benefit of Member and his legal representatives and assigns. The Company or Buyer may assign or transfer its or their rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

          5.   Modification of Waiver.  No amendment, modification or waiver of
               ----------------------
this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Member in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Member of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

          6.   Governing Law.  All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

          7.   Severability.  Whenever possible each provision and term of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenant contained in paragraph 2(a) hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

          8.   No Strict Construction.  The language used in this Agreement
               ----------------------
shall
be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          9.   Member's Representations.  Member represents and warrants to the
               ------------------------
Company that (i) his execution, deliver and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement and delivery of this Agreement by the Company, this Agreement shall be valid and binding obligation of his, enforceable in accordance with its terms.

          10.  Notice.  Any notice required or permitted hereunder shall be
               ------
given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office mail, postage prepaid, addressed to the other Party hereto at his or its address shown below:

          If to the Company:
          -----------------

          Artisan Entertainment Inc.
          2700 Colorado Blvd., 2/nd/ Floor
          Santa Monica, California 90404
          Attn: Ken Schapiro

          with a copy to:
          --------------

          Kirkland & Ellis
          777 South Figueroa Street, Suite 3700
          Los Angeles, California 90017
          Attn: Eva Herbst Davis

          and

          If to the Member:
          ----------------

          The Baby Einstein Company, LLC
          10840 South Bobcat Terrace
          Littleton, Colorado 80124
          Attn: Julie A. Clark

          with a copy to:
          --------------

          O'Melveny & Myers LLP
          1999 Avenue of the Stars, Suite 700
          Los Angeles, CA 90067
          Attn: Robert Haymer

          Telecopy: (310) 246-6779

or at such other address as such Party may designate by ten days advance written notice to the other Party.

          11.  Captions.  The captions used in this Agreement are for
               --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

          12.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
any of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              ARTISAN ENTERTAINMENT INC.


                              By: /s/ Ken Schapiro
                                  ------------------------
                              Its: EVP
                                   -----------------------


                              MEMBER
                              /s/ William Clark
                              ----------------------------
                              Member's Name: William Clark
                                             -------------


                              THE BABY EINSTEIN COMPANY LLC


                              By: /s/ Julie Aigner-Clark
                                  -------------------------
                              Its: Manager
                                   ------------------------

                   Confidentiality and Non-Compete Agreement
                   -----------------------------------------

     This Confidentiality and Non-Compete Agreement is given by the undersigned (the "Member"), in connection with the acquisition by Artisan Entertainment Inc.
      ------
(the "Buyer") of an equity interest in The Baby Einstein Company, LLC, a
      -----
Colorado limited liability company (the "Company"), which produces and
                                         -------
distributes video product geared towards infants and young children. This Confidentiality and Non-Compete Agreement, which is dated as of February 4, 2000, shall be effective upon the Purchase Option Closing Date. In consideration of the acquisition, Member agrees that for * years after the Purchase Option Closing Date (the "Restricted Period"), the Member shall be
                                   -----------------
bound by the terms set forth herein. (Capitalized terms used herein, and not defined herein, shall be defined in the Purchase Agreement between The Baby Einstein Company, LLC, Julie A. Clark, William E. Clark and Buyer (the "Purchase
                                                                        --------
Agreement.")
---------

          1.   Confidential Information.  Member acknowledges that the
               ------------------------
information, observations and data relating to the business of the Company which Member has obtained as an employee, officer, and Member of the Company or shall obtain during the course of his association with the Company and his performance under this Agreement are the property of the Company. Member agrees that he shall not use for his own or any other's purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Company and the Buyer unless and to the extent that the aforementioned matters (i) were in Member's possession prior to the date of disclosure, (ii) are in the public domain or publicly known or available from public sources prior to the date of disclosure, (iii) become part of the public domain or publicly known or available other than as a result of a disclosure by Buyer or Buyer's Representatives, (iv) become available to Member on a nonconfidential basis from a source (other than Buyer or known to Member to be Buyer's representatives) which is not prohibited from disclosing such information to Member by a legal, contractual or fiduciary obligation to Buyer, or (v) are or become independently developed or acquired by Member. Member shall deliver to the Company at the termination of his association with the Company or at any other time as Buyer may so reasonably request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of the Company and its subsidiaries which Members may then possess or have under his control.

          2.   Work Product.  Member acknowledges that all Proprietary Rights
               ------------
and Confidential Information which relate to the actual or anticipated business, research and development or existing or anticipated future products or services of the Company and which are conceived, developed or made by him during the Restricted Period ("Work Product") belong to the Company. Member shall promptly
                    ------------
disclose such Work Product to the Company and shall perform all actions reasonably requested by the Company to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

          3.   Non-Competition.
               ---------------

          (a) During the Restricted Period, Member shall not, directly or indirectly, either for himself or for any other person, partnership, corporation or company, permit his name to be used by or engage or participate in any business or enterprise identical to or similar to any such business which is engaged in by the Company as of the date of this Agreement (collectively "Competitive Business"). For purposes of this Agreement, the term "participate"
 --------------------
includes any direct or indirect interest in any enterprise, whether as an officer, managing member, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term "participate" shall not include ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Member agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

          (b) During the Restricted Period, Member shall not (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave their employ or in any way interfere with the relationship between the Company and any of its employees, (ii) hire any person who was an employee of the Company at any time during the Restricted Period, or (iii) induce or attempt to induce any supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with them or in any way interfere with the relationship between the Company and any such person or business relation.

          (c) The Parties hereto agree that the Company or Buyer would suffer irreparable harm from a breach by Member of any of the covenants or agreements contained herein. In the event of an alleged or threatened breach by the Member of any of the provisions of this Agreement, the Company or its successors or assigns or Buyer may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Restricted Period by a period equal to the length of the violation of this Agreement). In the event of an alleged breach or violation by Consultant of any of the provisions of this Agreement, the Restricted Period described above shall be tolled until such alleged breach or violation has been duly cured. Member agrees that these restrictions are reasonable.

          (d) If, at the time of enforcement of any of the provisions of this Agreement, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical are reasonable under such circumstances shall be substituted for the stated period, scope or area.

          (e) Member agrees that the covenants made in this Agreement including paragraph 3 hereof shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

          (f) Member and Company acknowledge and agree that Buyer will suffer harm from a breach by Member of any of the covenants or agreements contained herein and shall have the right to enforce this Agreement directly against Member in the event of such breach.

          4.   Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the Company and Buyer and its or their affiliates, successors and assigns and shall be binding upon and inure to the benefit of Member and his legal representatives and assigns. The Company or Buyer may assign or transfer its or their rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

          5.   Modification of Waiver.  No amendment, modification or waiver of
               ----------------------
this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Member in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Member of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

          6.   Governing Law.  All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

          7.   Severability.  Whenever possible each provision and term of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenant contained in paragraph 2(a) hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

          8.   No Strict Construction.  The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          9.   Member's Representations.  Member represents and warrants to the
               ------------------------
Company that (i) his execution, deliver and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement and delivery of this Agreement by the Company, this Agreement shall be valid and binding obligation of his, enforceable in accordance with its terms.

          10.  Notice.  Any notice required or permitted hereunder shall be
               ------
given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office mail, postage prepaid, addressed to the other Party hereto at his or its address shown below:

          If to the Company:
          -----------------

          Artisan Entertainment Inc.
          2700 Colorado Blvd., 2/nd/ Floor
          Santa Monica, California 90404
          Attn: Ken Schapiro

          with a copy to:
          --------------

          Kirkland & Ellis
          777 South Figueroa Street, Suite 3700
          Los Angeles, California 90017
          Attn: Eva Herbst Davis

          and

          If to the Member:
          ----------------

          The Baby Einstein Company, LLC
          10840 South Bobcat Terrace
          Littleton, Colorado 80124
          Attn: Julie A. Clark

          with a copy to:
          --------------

          O'Melveny & Myers LLP
          1999 Avenue of the Stars, Suite 700
          Los Angeles, CA 90067
          Attn: Robert Haymer
          Telecopy: (310) 246-6779

or at such other address as such Party may designate by ten days advance written notice to the other Party.

          11.  Captions.  The captions used in this Agreement are for
               --------
convenience
of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

          12.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
any of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              ARTISAN ENTERTAINMENT INC.


                              By: /s/ Ken Schapiro
                                  ------------------------
                              Its: EVP
                                   -----------------------



                              MEMBER
                              /s/ William Clark
                              ----------------------------
                              Member's Name: William Clark
                                             -------------


                              THE BABY EINSTEIN COMPANY LLC


                              By: /s/ Julie Aigner-Clark
                                  ------------------------
                              Its: Manager
                                   -----------------------

                                   Exhibit C

                     Amended & Restated Operating Agreement

                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                         THE BABY EINSTEIN COMPANY, LLC

                              AMENDED AND RESTATED

                              OPERATING AGREEMENT

                                       OF

                         THE BABY EINSTEIN COMPANY, LLC


                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE 1 - THE LIMITED LIABILITY COMPANY..................................... 1
     1.1    Formation......................................................... 1
            ---------
     1.2    Articles of Organization.......................................... 2
            ------------------------
     1.3    Business Purpose.................................................. 2
            ----------------
     1.4    Registered Office; Agent.......................................... 2
            ------------------------
     1.5    Removal of Members; Additional Members............................ 2
            --------------------------------------

ARTICLE 2 - DEFINITIONS....................................................... 2
     2.1    Cash Flow......................................................... 2
            ---------
     2.2    Code.............................................................. 2
            ----
     2.3    Distribution Agreement............................................ 3
            ----------------------
     2.4    Manager........................................................... 3
            -------
     2.5    Non-Voting Member................................................. 3
            -----------------
     2.6    Prime Rate........................................................ 3
            ----------
     2.7    Profit or Loss.................................................... 3
            --------------
     2.8    Sale Transaction Note............................................. 3
            ---------------------
     2.9    Sharing Ratio..................................................... 3
            -------------
     2.10   Treasury Regulations.............................................. 3
            --------------------
     2.11   Voting Interest................................................... 4
            ---------------
     2.12   Voting Member..................................................... 4
            -------------

ARTICLE 3 - CAPITAL CONTRIBUTIONS; MEMBER LOANS............................... 4
     3.1    Capital Accounts.................................................. 4
            ----------------
     3.2    Additional Capital Contributions.................................. 4
            --------------------------------
     3.3    Default; Remedies................................................. 5
            -----------------
     3.4    Return of Capital Contributions................................... 6
            -------------------------------

ARTICLE 4 - DISTRIBUTIONS..................................................... 6
     4.1    Nonliquidating Distributions...................................... 6
            ----------------------------
     4.2    Liquidating Distributions......................................... 6
            -------------------------

ARTICLE 5 - ALLOCATION OF PROFIT AND LOSS..................................... 7
     5.1    Determination of Profit and Loss.................................. 7
            --------------------------------
     5.2    Loss Allocation................................................... 7
            ---------------
     5.3    Profit Allocation................................................. 7
            -----------------
     5.4    Regulatory Allocations and Curative Provisions.................... 7
            ----------------------------------------------

ARTICLE 6 - ALLOCATION OF TAXABLE INCOME AND LOSS............................. 8
     6.1    In General........................................................ 8
            ----------
     6.2    Allocation of Section 704(c) Items................................ 9
            ----------------------------------
     6.3    Integration With Section 754 Election............................. 9
            -------------------------------------

ARTICLE 7 - MANAGER........................................................... 9
     7.1    Management Authority.............................................. 9
            --------------------

     7.2    Duties............................................................  10
            ------
     7.3    Time Devoted to Business..........................................  11
            ------------------------
     7.4    Number............................................................  11
            ------
     7.5    Tenure............................................................  11
            ------
     7.6    Reliance by Third Parties.........................................  11
            -------------------------
     7.7    Transactions Between Company and Manager..........................  11
            ----------------------------------------
     7.8    Management Fees and Reimbursements................................  11
            ----------------------------------
     7.9    Other Activities..................................................  11
            ----------------
     7.10   Insurance.........................................................  12
            ---------
     7.11   Exculpation.......................................................  12
            -----------
     7.12   Tax Matters Partner...............................................  12
            -------------------

ARTICLE 8 - MEMBERS...........................................................  12
     8.1    Participation in Management.......................................  12
            ---------------------------
     8.2    Quorum............................................................  12
            ------
     8.3    Informal Action...................................................  12
            ---------------
     8.4    Meetings..........................................................  12
            --------
     8.5    Place of Meeting..................................................  13
            ----------------
     8.6    Notice of Meeting.................................................  13
            -----------------
     8.7    Proxies...........................................................  13
            -------
     8.8    Conduct of Meeting................................................  13
            ------------------
     8.9    Other Activities..................................................  13
            ----------------

ARTICLE 9 - ACCOUNTING AND REPORTING..........................................  13
     9.1    Books.............................................................  13
            -----
     9.2    Capital Accounts..................................................  13
            ----------------
     9.3    Transfers During Year.............................................  14
            ---------------------
     9.4    Reports...........................................................  14
            -------
     9.5    Section 754 Election..............................................  14
            --------------------
     9.6    Partnership Classification........................................  14
            --------------------------

ARTICLE 10 - TRANSFERS; RIGHT OF FIRST REFUSAL................................  14
     10.1   Restrictions......................................................  14
            ------------
     10.2   Offer to Company..................................................  15
            ----------------
     10.3   Acceptance of Offer...............................................  15
            -------------------
     10.4   Failure to Accept Offer...........................................  15
            -----------------------
     10.5   Cash Equivalents..................................................  15
            ----------------
     10.6   Direct and Indirect Transfers.....................................  15
            -----------------------------
     10.7   Substitution of a Member..........................................  15
            ------------------------
     10.8   Conditions to Substitution........................................  16
            --------------------------
     10.9   Waiver as to Certain Transfers....................................  16
            ------------------------------
     10.10  Artisan Purchase Option...........................................  17
            -----------------------
     10.11  Company Call Option...............................................  18
            -------------------
     10.12  Tag-Along/Drag-Along Rights.......................................  18
            ---------------------------
ARTICLE 11 - TERM.............................................................  19

ARTICLE 12 - DISSOLUTION AND TERMINATION......................................  19
     12.1   Final Accounting..................................................  19
            ----------------
     12.2   Liquidation.......................................................  19
            -----------
     12.3   Distribution in Kind..............................................  20
            --------------------
     12.4   Waiver of Right to Court Decree of Dissolution....................  20
            ----------------------------------------------
     12.5   Articles of Dissolution...........................................  20
            -----------------------

ARTICLE 13 - NOTICES..........................................................  20
     13.1   Method of Notices.................................................  20
            -----------------
     13.2   Computation of Time...............................................  20
            -------------------

ARTICLE 14 - GENERAL PROVISIONS...............................................  21
     14.1   Entire Agreement..................................................  21
            ----------------
     14.2   Amendment.........................................................  21
            ---------
     14.3   Applicable Law....................................................  21
            --------------
     14.4   Pronouns..........................................................  21
            --------
     14.5   Counterparts......................................................  21
            ------------

                                   EXHIBIT A
                             Non-Compete Agreement

                                   EXHIBIT B

                           I.R.C. (S) 754 Election:

                               Basis Allocation

                  Capital Assets/I.R.C. (S) 1231(b) Property
                                      And
                                Other Property

     THIS OPERATING AGREEMENT (this "Agreement") is entered into this 4th day of
                                     ---------
February, 2000, among Julie A. Clark ("J. A. Clark"), William E. Clark ("W. E. Clark"), and Artisan Entertainment Inc., a Delaware corporation ("Artisan"), all of whom are referred to collectively in this Agreement as the "Members" and
                                                               -------
individually as a "Member."
                   ------

RECITALS
--------

     A.   The Baby Einstein Company, LLC (the "Company") was organized as a
                                               -------
Colorado limited liability company on April 29, 1999.

     B. J. A. Clark and W. E. Clark, as the original members of the Company (collectively, the "Original Members"), have adopted an Operating Agreement of
                    ----------------
The Baby Einstein Company, LLC, dated October 8, 1999 (the "Operating
                                                            ---------
Agreement"), for the purpose of governing the operations of the Company.
---------

     C. Pursuant to that certain Purchase Agreement, dated as of February 4, 2000 (the "Purchase Agreement"), by and among the Company, J. A. Clark, W. E.
           ------------------
Clark, and Artisan, the Original Members have agreed to sell a 20% membership interest in the Company to Artisan (the "Sale Transaction").
                                         ----------------

     D. In connection with the Sale Transaction and Artisan's admission as a substituted Member of the Company, the parties desire to amend and restate the Operating Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein the Members agree as follows:

                                   ARTICLE 1
                                   ---------
                         THE LIMITED LIABILITY COMPANY

     1.1  Formation.  The Members hereby continue the Company as a limited
          ---------
liability company pursuant to the Colorado Limited Liability Company Act (the "Act"), subject to the terms and conditions provided in this Agreement. The
----
name of the limited liability company shall continue to be THE BABY EINSTEIN COMPANY, LLC (the "Company").
                   -------

     1.2  Articles of Organization.  The Manager has caused articles of
          ------------------------
organization that comply with the requirements of the Act to be filed with the Secretary of State for the State of Colorado. In the future, the Manager shall execute such further documents (including amendments to the articles of organization) and take such further action as shall be appropriate or necessary to comply with the requirements of law for the formation and operation of a limited liability company in all jurisdictions where the Company elects to carry on its business.

     1.3  Business Purpose.  The purpose of the Company shall be to engage in
          ----------------
such
lawful activities as the Manager may from time to time deem desirable. The Company may sell, exchange, or otherwise dispose of all or substantially all of its assets as contemplated in this Agreement and any such transaction shall be considered to be within the scope of the Company's purpose.

     1.4  Registered Office; Agent.  The registered office of the Company shall
          ------------------------
be located at 10840 South Bobcat Terrace, Littleton, Colorado 80124 and the Company's registered agent at such address shall be J. A. Clark. The registered office of the Company, its registered agent at such address, or both may be changed from time to time by the Manager.

     1.5  Removal of Members; Additional Members.  (a)  The Manager may not
          --------------------------------------
remove any Member of the Company. Except as provided in Section 7.1(b), the Manager may admit additional Members to the Company and such Members shall have such rights and interests in the Company as determined and set forth in writing by the Manager. The Sharing Ratios of all Members shall be adjusted to account for any interest acquired by an additional Member. Upon the admission of an additional Member, the Members' capital accounts shall be adjusted in the manner provided in Treasury Regulation section 1.704-1(b)(2)(iv)(f) to reflect a revaluation of the Company's assets. Additional Members shall not be admitted to the Company without the prior written consent of the Manager.

          (b) The Manager hereby acknowledges that Artisan is admitted as a substituted Member in the Company, to the extent of its Sharing Ratio, with all the rights and obligations of a Member as provided in this Agreement and the Act.

                                   ARTICLE 2
                                   ---------
                                  DEFINITIONS

     2.1  Cash Flow.  "Cash Flow" shall mean all cash receipts of the Company
          ---------
reduced by: (i) payments on any indebtedness owed by the Company to any Member (including, without limitation, principal and interest payments on the Sale Transaction Notes and any other loans made by a Member to the Company) or third party; (ii) cash disbursements to pay expenses of the Company; and (iii) reserves deemed reasonably necessary by the Manager to meet the business needs of the Company.

     2.2  Code.  "Code" shall mean the Internal Revenue Code of 1986, as
          ----
amended, or any successor statute.

     2.3  Distribution Agreement.  "Distribution Agreement" shall mean the
          ----------------------
letter agreement, dated as of February 4, 2000, between the Artisan and the Company, under which the Company has engaged Artisan and Artisan has agreed to furnish certain marketing, promotion, and distribution services in connection with the marketing and sale of certain products produced by the Company.

     2.4  Manager.  "Manager" shall mean Julie A. Clark or any successor elected
          -------
or appointed pursuant to Section 7.5 then serving in a representative capacity
                         -----------
to manage the
business and affairs of the Company.

     2.5  Non-Voting Member.  "Non-Voting Member" shall mean the non-voting
          -----------------
interest of a Member that has no right to participate in the management and affairs of the Company.

     2.6  Prime Rate.  "Prime Rate" for any Member loan shall mean the prime
          ----------
rate of interest charged by Norwest Bank Colorado N.A., or its successor, as of the date of the loan.

     2.7  Profit or Loss.  "Profit" or "Loss" shall mean the profit or loss of
          --------------
the Company as determined under the capital accounting rules of Treasury Regulations section 1.704-1(b)(2)(iv) for purposes of adjusting the capital accounts of the Members including, without limitation, the provisions of paragraphs (b), (f), and (g) of those regulations relating to the computation of items of income, gain, deduction, and loss.

     2.8  Sale Transaction Notes.  "Sale Transaction Notes" shall mean the
          ----------------------
promissory notes, each in the principal amount of *, issued by the Company to J.
A. Clark and W. E. Clark immediately prior to closing of the Sale Transaction. The Sale Transaction Notes shall bear interest at * and contain such other terms as mutually agreed between the parties to the Purchase Agreement.

     2.9  Sharing Ratio.  The "Sharing Ratio" of each Member shall be as
          -------------
follows:

          Member              Type of Interest              Sharing Ratio
          ------              ----------------              -------------

          J. A. Clark         Voting Member                      0.8%
          W. E. Clark         Voting Member                      0.8%
          Artisan             Voting Member                      0.4%
          J. A. Clark         Non-Voting Member                 39.2%
          W. E. Clark         Non-Voting Member                 39.2%
          Artisan             Non-Voting Member                 19.6%

          The Sharing Ratios of the Members shall be adjusted from time to time to account for transfers of interests in the Company and other transactions authorized under this Agreement.

     2.10 Treasury Regulations.  "Treasury Regulations" shall mean regulations
          --------------------
issued by the Department of Treasury under the Code. Any reference to a specific section or sections of the Treasury Regulations shall be deemed to include a reference to any corresponding provision of future regulations under the Code.

     2.11 Voting Interest.  "Voting Interest" shall mean a number of votes equal
          ---------------
to a Voting Member's Sharing Ratio multiplied by 100.

     2.12 Voting Member.  "Voting Member" shall mean the voting interest of a
          -------------
Member
that has all of the rights of a Member to participate in the management and affairs of the Company as provided in the Act and this Agreement. J. A. Clark,
W. E. Clark, and Artisan shall constitute the sole Voting Members unless additional Members are admitted and expressly given the right to vote by the Manager pursuant to Section 1.5.
                    -----------

                                   ARTICLE 3
                                   ---------
                      CAPITAL CONTRIBUTIONS; MEMBER LOANS

     3.1  Capital Accounts.  The Members acknowledge that, as of the date of
          ----------------
this Agreement, the Members' capital accounts shall be determined in accordance with Treasury Regulation section 1.704-1(b)(2)(iv) including, without limitation, the provisions of paragraphs (l) and (m) of those regulations relating to transfers of interests in the Company.

     3.2  Additional Capital Contributions.  (a)  If from time to time in the
          --------------------------------
reasonable judgment of the Manager the Company requires additional funds for the operation of its business, the Manager may, in her discretion, borrow the funds from a third party or assess the Members for such additional funds required by the Company. The Manager shall assess the Members for additional funds under this Section 3.2(a) by sending the Members a written notice that specifies the
     --------------
additional funds that the Member is required to contribute to the Company. The Members obligated to contribute additional funds to the Company shall deliver to the Company cash in an amount equal to the additional funds specified in the written notice no later than 30 days following the date such notice is given.
If the Manager assesses the Members for the additional funds required by the Company, the Members shall contribute funds to the Company in the following order and priority:

               (i) First, J. A. Clark and W. E. Clark shall loan funds to the Company in an amount up to, but not in excess of, the principal amount of the Sale Transaction Notes. J. A. Clark and W. E. Clark shall advance funds under this Section 3.2(a)(i) in such relatives amounts as they may agree and, in the
     -----------------
absence of agreement, in accordance with the relative principal amount of the Sale Transaction Note issued to each of the them. Any loan made by J. A. Clark and W. E. Clark under this Section 3.2(a)(i) shall bear interest at the Prime
                           -----------------
Rate and contain such other terms as mutually agreed between the Company and the Member making the loan.

               (ii) Second, Artisan shall loan funds to the Company as provided in paragraph 13 of the Distribution Agreement.

               (iii) Third, the Members shall make capital contributions to the Company in an amount up to, but not in excess of, $500,000 in any calendar year. Additional capital contributions under this Section 3.2(a)(iii) shall be shared
                                            -------------------
among the Members in proportion to their Sharing Ratios.

          (b) Except as provided in Section 3.2(a), no Member shall be obligated
                                    --------------
to contribute any additional capital or to make a loan to the Company. If the Company requires additional funds to meet its obligations, the Company may accept additional capital contributions from one or more Members, or the Company may borrow such additional funds from any source, including any Member. Upon the acceptance of additional capital contributions from a Member pursuant to this Section 3.2(b), the Manager shall
                                             --------------
adjust the Sharing Ratios of the Members as the Members then agree. Any loan made by a Member to the Company under this Section 3.2(b) shall be represented
                                           --------------
by a promissory note, bearing interest at a rate equal to the Prime Rate, and shall be payable out of first available funds, including proceeds from the sale of all or any portion of the assets of the Company.

     3.3  Default; Remedies.  (a)  Upon the failure of a Member to make payment
          -----------------
when due of any funds under Section 3.2(a), the defaulting Member's interest as
                            --------------
a Voting Member shall be automatically converted into a Non-Voting Member interest in the Company and any non-defaulting Member may notify the defaulting Member, in writing, of its default and make demand upon it for prompt payment thereof. The failure of the defaulting Member to pay the amount due within 30 days after receipt of such notice shall constitute a default and shall entitle the Company, and any non-defaulting Member on behalf of the Company, to pursue any of the rights and remedies set forth in this Section 3.3, which rights and
                                                 -----------
remedies shall be cumulative and in addition to any other rights and remedies available hereunder or under applicable law.

          (b)  If a defaulting Member has not cured its default as provided in
Section 3.3(a), any non-defaulting Member may make a capital contribution to the
--------------
Company in an amount equal to the unpaid advance or contribution of the defaulting Member, and such capital contribution shall be credited to the capital account of the non-defaulting Member making the contribution. In the event a capital contribution is made pursuant to this Section 3.3(b), the Sharing Ratio of the defaulting Member shall be reduced by an amount equal to the following:

                     Unpaid Contribution of Defaulting Member
                     ----------------------------------------
                    Total Capital Contributions By All Members

The Sharing Ratio of the non-defaulting Member that makes the contribution shall be increased by an amount equal to the reduction in the Sharing Ratio of the defaulting Member and the Members' capital accounts shall be adjusted in the manner provided in Treasury Regulation section 1.704-1(b)(2)(iv)(f). If more than one non-defaulting Member elects to make a capital contribution under this
Section 3.3(b), such non-defaulting Members shall contribute the defaulting
--------------
Member's unpaid contribution and their Sharing Ratios shall be increased in the manner in which they all agree and, in the absence of agreement, in accordance with their relative Sharing Ratios.

          (c) If a defaulting Member has not cured its default as provided in
Section 3.3(a), any non-defaulting Member may make such advance or contribution
--------------
on behalf of the defaulting Member and elect to treat the payment as a loan to the defaulting Member and a capital contribution of that sum to the Company by the defaulting Member. The defaulting Member shall pay such non-defaulting Member, within 1 year of the date of such advance, the amount of such advance plus interest from the date of the advance at a rate equal to the Prime Rate.
If such advance and interest thereon are not paid when due, the non-defaulting Member that advanced the funds shall be entitled to: (i) pursue any remedies at law to collect the debt and recover the costs of collection, and (ii) receive one hundred percent (100%) of all amounts that would otherwise be distributed by the Company to the defaulting Member until such debt and interest plus the costs of collection (including reasonable attorneys fees) are paid in full. If more than one non-defaulting Member elects to make an advance under this Section 3.3(c), such non-
                                                       --------------
defaulting Members shall make the advance in the manner in which they all agree and, in the absence of agreement, in accordance with their relative Sharing Ratios.

          (d)  If a defaulting Member has not cured its default as provided in
Section 3.3(a), the Company may:  (i) sell the entire interest of the defaulting
--------------
Member to a third party and hold the defaulting Member personally liable for the amount by which the unpaid advance or contribution, plus interest from the date of the default at a rate equal to the Prime Rate, plus the costs of collection, exceeds the amount realized by the Company as a result of such sale; and (ii) withhold payment of distributions under Article 4 against the unpaid amount.

     3.4  Return of Capital Contributions.  Capital contributions shall be
          -------------------------------
expended in furtherance of the business of the Company. All costs and expenses of the Company shall be paid from its funds. No interest shall be paid on capital contributions. No Manager shall have any personal liability for the repayment of any capital contribution or loan made to the Company.

                                   ARTICLE 4
                                   ---------
                                 DISTRIBUTIONS

     4.1  Nonliquidating Distributions.  Except as provided in Section 4.2, the
          ----------------------------                         -----------
Company shall make distributions of Cash Flow among the Members in the following order and priority:

          (a) First, the Company shall distribute Cash Flow to each Member at least annually in an amount equal to the Profit allocated to such Member pursuant to Section 5.3 multiplied by the sum of the highest federal income tax
            -----------
rate payable by an individual plus 5%.

          (b)  Except as provided in Section 7.1(b), the Company shall make
                                    --------------
additional distributions of Cash Flow at such times and in such amounts as the Manager shall determine. Except as provided in Section 4.2, all distributions
                                                -----------
under this Section 4.1(b) shall be made to the Members in accordance with their
           --------------
respective Sharing Ratios.

     4.2  Liquidating Distributions.  All distributions made in connection with
          -------------------------
the sale, exchange, or other disposition of all or substantially all of the Company assets and all distributions made in connection with the liquidation of the Company shall be made to the Members in accordance with their relative positive capital account balances at the time of distribution, after giving effect to the allocation of any Profit or Loss under Article 5.
                                                     ---------

                                   ARTICLE 5
                                   ---------
                         ALLOCATION OF PROFIT AND LOSS

     5.1  Determination of Profit and Loss.  Profit or Loss shall be determined
          --------------------------------
on an annual basis and for such other periods as may be required.

     5.2  Loss Allocation.  Except as provided in Section 5.4, all Loss shall be
          ---------------                         -----------
allocated to the Members in accordance with their relative Sharing Ratios.

     5.3  Profit Allocation.
          -----------------

          (a)  Except as provided in Section 5.3(b) or Section 5.4, Profit shall
                                     --------------    -----------
be allocated to the Members in accordance with their relative Sharing Ratios.

          (b) Any Profit with respect to the sale, exchange, or other disposition of all or substantially all of the Company assets or with respect to the liquidation of the Company shall be allocated in the following order of priority:

               (i) first, to the Members until they have been allocated an amount of Profit that will cause the balances of their respective capital accounts to be zero (on a pro rata basis in accordance with the relative amounts necessary to bring such balances to zero); and

               (ii) the balance, to the Members in accordance with their relative Sharing Ratios.

          (c)  For purposes of Section 5.3(b), the capital accounts of the
                               --------------
Members shall be determined (i) before giving effect to distributions under
Section 4.2, (ii) after allocating all other items of Profit and Loss for such
-----------
period, and (iii) after making all distributions under Section 4.1.
                                                       -----------

          (d) If Profit with respect to the sale or other taxable disposition of all or substantially all of the Company's assets is reported on the installment sale method for federal income tax purposes, the portion of the Profit allocated to each Member under the provisions of Section 5.3(b) for each
                                                        --------------
year shall be determined by the Company's accountants under such reasonable standards, consistently applied, as will result in an allocation of the total Profit from the sale among the Members in accordance with the provisions of
Section 5.3(b).
--------------

     5.4  Regulatory Allocations and Curative Provisions.
          ----------------------------------------------

          (a)  The "qualified income offset" provisions of Treasury Regulations section 1.704-1(b)(2)(ii)(d) are incorporated herein by reference and shall apply to adjust the allocation of Profit and Loss otherwise provided for under Sections 5.2 and 5.3 to the extent provided in that regulation.
--------------------

          (b) The "minimum gain" provisions of Treasury Regulations section 1.704-2 are incorporated herein by reference and shall apply to adjust the allocation of Profit and Loss otherwise provided for under Sections 5.2 and 5.3
                                                           --------------------
to the extent provided in that regulation.

          (c)  Notwithstanding the provisions of Section 5.2, if during any
                                                 -----------
fiscal year of the Company the allocation of any loss or deduction, net of any income or gain, to a Member would cause or increase a negative balance in a Member's capital account as of the end of that fiscal year, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to the Member and the remaining amount shall be allocated to the other Members. For the purpose of the preceding sentence, a capital account shall be reduced by the adjustments, allocations, and distributions described in Treasury Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and increased by the amount if any, of the negative balance in the Member's capital account that the Member is obligated to restore within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(c) as of that time or is deemed obligated to restore under Treasury Regulations section 1.704-2(g)(1) or section 1.704-2(i)(5).

          (d) All allocations pursuant to the foregoing provisions of this
Section 5.4 (the "Regulatory Allocations") shall be taken into account in
-----------       ----------------------
computing allocations of other items under Sections 5.2 and 5.3, including, if
                                           --------------------
necessary, allocations in subsequent fiscal years, so that the net amounts reflected in the Members' capital accounts and the character for income tax purposes of the taxable income recognized (e.g., as capital or ordinary) will, to the extent possible, be the same as if no Regulatory Allocations had been given effect.

                                   ARTICLE 6
                                   ---------
                     ALLOCATION OF TAXABLE INCOME AND LOSS

     6.1  In General.
          ----------

          (a)  Except as provided in Sections 6.1(b) and 6.2, each item of
                                     -----------------------
income, gain, loss, and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated for capital account purposes under Article 5.
                                             ---------

          (b) To the extent of any recapture income (as defined below) resulting from the sale or other taxable disposition of a Company asset, the amount of any gain from such disposition allocated to (or recognized by) a Member (or its successor in interest) for federal income tax purposes shall be deemed to consist of recapture income to the extent such Member (or such Member's predecessor in interest) has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as recapture income. For this purpose "recapture income" shall mean any gain recognized by the Company (but computed without regard to any adjustment required by sections 734 and 743 of the Code) upon the disposition of any property or asset of the Company that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such property or assets.

     6.2  Allocation of Section 704(c) Items.  The Members recognize that with
          ----------------------------------
respect to property contributed to the Company by a Member and with respect to property revalued in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(f), there will be a difference between the agreed values or "carrying values" of such property at the time of contribution or revaluation and the adjusted tax basis of such property at that time. All items of tax depreciation, cost recovery, amortization, amount realized, and gain or loss with respect to such assets shall be allocated among the Members to take into account the book-tax disparities in accordance with the provisions of sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections.

     6.3  Integration With Section 754 Election.  All items of income, gain,
          -------------------------------------
loss, deduction, and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof and all basis allocations to the Members shall be determined without regard to any election under section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by sections 734 and 743 of the Code.

                                   ARTICLE 7
                                   ---------
                                    MANAGER

     7.1  Management Authority.
          --------------------

          (a) Management of the Company shall be vested in the Manager. Except as provided in Section 7.1(b): (i) the Manager shall have the power and authority to conduct the business of the Company; (ii) the Manager is hereby expressly authorized on behalf of the Company to make all decisions with respect to the Company's business and to take all actions necessary to carry out such decisions; and (iii) consistent with Section 1.3, the Manager, without the
                                     -----------
consent or approval of the Members, may sell, exchange, or otherwise dispose of all or substantially all of the Company's assets, and any such transaction shall be considered within the scope of the Manager's authority.

          (b)  Notwithstanding anything to the Contrary in this Section 7.1,
                                                               -----------
prior to expiration of the Artisan Purchase Option under Section 10.10, the
                                                         -------------
Manager shall use her best efforts to maintain the value of the Company's business as a going concern and the Manager shall not take the following actions without the written consent of Artisan: (i) take any action that is not in the ordinary course of business and consistent with past practices; (ii) enter into or perform any transaction for the acquisition, selection, clearance, maintenance, enforcement, assignment, and licensing of any or all intellectual property developed, owned, or used by the Company; (iii) cause the Company to enter into or perform any transactions with any Manager, Member or their affiliates or to enter into or perform any transactions with terms that are not comparable to and competitive with those available to the Company from others dealing at arm's length; (iv) except for compensation payable under Section 7.8,
                                                                    -----------
increase any compensation payable to or benefit arrangement for any employee or officer of the Company; (v) except for compensation payable under Section 7.8,
                                                                  -----------
tax distributions under Section 4.1(a), or repayment of the Sale Transaction
                        --------------
Notes or other loans made by the Members to the

Company, make any distribution to the Members or cause the Company to purchase the interest of any Member; (vi) except as provided under Section 10.9, cause
                                                          ------------
the Company to issue or consent to the transfer of any interest in the equity of the Company or any of the Company's assets; (vii) mortgage, pledge or encumber any asset of the Company; or (viii) admit additional Members to the Company.

          (c) The Manager may from time to time delegate all or a portion of her power and authority to individuals designated as officers of the Company, which officers shall have only the power and authority granted to them in writing by the Manager. The Manager may also remove any such officer or officers from time to time or alter their power or authority. No delegation of power or authority by the Manager under this Section 7.1(c) shall relieve the Manager of
                                    --------------
liability for her duties or responsibilities.

          (d)  Subject to the powers granted to the Manager under Section
                                                                  -------
7.1(c), J. A. Clark shall serve as the president and W. E. Clark shall serve as
------
the vice-president and chief financial officer of the Company. As president, J.
A. Clark shall (i) be the chief executive officer of the Company and have general and active control of its affairs and business and general supervision of its officers, agents and employees; and (ii) perform all other duties normally incident to the office of president of a corporation. As vice-president and chief financial officer, W. E. Clark shall have the primary responsibility for product development and for management of the financial affairs of the Company and shall assist the president and perform such other duties as may be assigned to him by the president from time to time.

          (e)  Except for matters that require the approval of Artisan under
Section 7.1(b), all documents executed on behalf of the Company need only be
--------------
signed by the Manager, by an officer designated in Section 7.1(d) or by an
                                                   --------------
officer appointed pursuant to Section 7.1(c); provided, however, that an officer
                              --------------
other than the president, vice-president or chief financial officer of the Company may only execute a document if (i) the execution of such document is expressly authorized by a written instrument executed by the Manager or (ii) the execution of the document would come within the apparent authority of an officer of similar title and position in a Colorado corporation. All documents that relate to matters that require the approval of Artisan under Section 7.1(b)
                                                             --------------
shall be signed by the Manager and an officer of Artisan; provided, however, that the Manager may act as the sole signatory on any documents that relate to matters that require the approval of Artisan under Section 7.1(b) if the consent
                                                   --------------
from Artisan approving the action authorizes the Manager to sign all documents required to carry out such action.

     7.2  Duties.  A Manager shall carry out his or her duties in good faith, in
          ------
a manner that the Manager believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs his or her duties shall not have any liability by reason of being or having been a Manager.


     7.3  Time Devoted to Business.  A Manager shall devote such time to the
          ------------------------
business
of the Company as the Manager, in his or her discretion, deems necessary for the efficient carrying on of the Company's business.

     7.4  Number.  Initially, there shall be one Manager.  A majority of the
          ------
Voting Interests may increase or decrease the number of Managers from time to time.

     7.5  Tenure.  The initial Manager shall be J. A. Clark.  The Manager shall
          ------
hold office until she resigns, dies, becomes bankrupt or incompetent, or is removed by a majority of the Voting Interests. If the Manager ceases for any reason to act, W. E. Clark or, if he is unavailable or unwilling to act, a successor Manager designated in writing by the Manager who acted most recently shall act as Manager. If no Manager is appointed and acting pursuant to the foregoing provisions of this Section 7.5, a majority of the Voting Interests
                             -----------
may elect a successor to fill such vacancy and serve as Manager.

     7.6  Reliance by Third Parties.  No third party dealing with the Company
          -------------------------
shall be required to ascertain whether a Manager is acting in accordance with the provisions of this Agreement. All third parties may rely on a document executed by the Manager as binding the Company. A Manager acting without authority shall be liable to the Members for any damages arising out of its unauthorized actions.

     7.7  Transactions Between Company and Manager.  Except as provided in
          ----------------------------------------
Section 7.1(b), the Manager, on behalf of the Company, may contract and deal
--------------
with a Manager, or cause any person or entity affiliated with a Manager to contract or deal with the Company; provided that such contracts and dealings are on terms comparable to and competitive with those available to the Company from others dealing at arm's length or are approved in writing by all of the Voting Members.

     7.8  Management Fees and Reimbursements.  The Manager and any officer of
          ----------------------------------
the Company shall be entitled to a reasonable management fee or salary for managing the operations of the Company. The determination of a reasonable fee or salary shall be made by a majority of the Voting Interests; provided, however, prior to expiration of the Artisan Purchase Option under Section 10.10, the
                                                         -------------
management fee or salary payable to all Managers and officers who are Members of the Company shall not exceed $250,000 per year without the written consent of Artisan. Any fee paid under this Section 7.8 to a Manager or officer who is also
                                 -----------
a Member shall be treated as a guaranteed payment under section 707(c) of the Code. Further, the Manager and any officer of the Company shall be reimbursed by the Company for any reasonable out-of-pocket costs incurred on behalf of the Company.

     7.9  Other Activities.  Except as permitted under the terms of the
          ----------------
Confidentiality and Non-Compete Agreement, a copy of which is attached as Exhibit A, the Manager may not engage for his or her own account in any business that competes directly with the business of the Company.

     7.10 Insurance.  The Company shall maintain for the protection of the
          ---------
Company and all of its Members such insurance as the Manager, in his or her sole discretion, deems necessary for the operations being conducted.

     7.11 Exculpation.  The Company shall indemnify and hold harmless the
          -----------
Manager, its officers, agents and employees against and from any personal loss, liability, or damage incurred as a result of any act or omission, or any error of judgment, unless such loss, liability, or damage results from such person's willful misconduct, gross negligence, or knowing violation of law. Any such indemnification shall be paid only from the assets of the Company, and no Member, Manager, or third party shall have recourse against the personal assets of any Member for such indemnification.

     7.12 Tax Matters Partner.  Pursuant to section 6231(a) of the Code, W. E.
          -------------------
Clark shall be designated as the tax matters partner for the Company, if the Manager determines that such designation is necessary or appropriate, and he is hereby authorized to perform, on behalf of the Company or any Member, any act that may be necessary to make this designation effective.

                                   ARTICLE 8
                                   ---------
                                    MEMBERS

     8.1  Participation in Management.  Except as provided in Section 7.1(b), a
          ---------------------------                         --------------
Member, in its capacity as a Member, shall take no part in the control, management, direction, or operation of the business or affairs of the Company and shall have no power to bind the Company.

     8.2  Quorum.  A majority of the Voting Interests, represented in person or
          ------
by proxy, shall be necessary to constitute a quorum at meetings of the Members. Each of the Members hereby consents and agrees that one or more Members may participate in a meeting of the Members by means of conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting. If a quorum is present, the affirmative vote of a majority of the Voting Interests entitled to vote on the subject matter shall be the act of the Members, unless a greater number is required by the Act or this Agreement. In the absence of a quorum, those present may adjourn the meeting for any period, but in no event shall such period exceed sixty days.

     8.3  Informal Action.  Any action required or permitted to be taken at a
          ---------------
meeting of the Members may be taken without a meeting if the action is evidenced by a written consent describing the action taken, signed by each Voting Member entitled to vote. Action taken under this Section 8.3 is effective when all
                                          -----------
Voting Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

     8.4  Meetings.  The Members shall hold a formal business review meeting
          --------
("Business Review Meeting") on the 15th day following the last day of each calendar quarter. At each Business Review Meeting the Members shall review and discuss: (i) sales performance, (ii) marketing expenses as compared to the Company's budget, (iii) operating expenses as compared to the Company's budget, and (iv) such other matters as the Members deem appropriate. If the date of any Business Review Meeting falls on a Saturday, Sunday, or legal holiday, the date of such meeting shall be deferred until the next day which is not a

Saturday, Sunday, or legal holiday. Other meetings of the Members for any purpose or purposes may be called by the Manager or by holders of not less than ten percent (10%) of all outstanding Voting Interests.

     8.5  Place of Meeting.  All meetings of the Members shall be held at the
          ----------------
registered office of the Company or such other place either within or without Colorado as all of the Voting Members may determine.

     8.6  Notice of Meeting.  Written notice stating the place, day and hour of
          -----------------
the meeting and the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail, by or at the direction of the Manager or other person(s) calling the meeting, to each Member.

     8.7  Proxies.  At all meetings of Members, a Voting Member may vote in
          -------
person or by proxy executed in writing by the Voting Member or by its duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     8.8  Conduct of Meeting.  At each meeting of the Members, a Manager shall
          ------------------
serve as Chairman of the meeting. The Chairman shall preside over and conduct the meeting and shall appoint someone in attendance to make accurate minutes of the meeting. Following each meeting, the minutes of the meeting shall be sent to each Manager and Member.

     8.9  Other Activities.  Except as permitted under the terms of the
          ----------------
Confidentiality and Non-Compete Agreement, a copy of which is attached as Exhibit A, the Members may not engage for their own account in any business that competes directly with the business of the Company.

                                   ARTICLE 9
                                   ---------
                           ACCOUNTING AND REPORTING

     9.1  Books.  The Company shall maintain complete and accurate books of
          -----
account. The Company shall use reasonable efforts to provide any Member with any information requested relating to the business of the Company. During ordinary business hours, any Member or its authorized representative shall have access to all books, records, and materials regarding the Company and its activities.

     9.2  Capital Accounts.  The Company shall maintain a separate capital
          ----------------
account for each Member in accordance with the Treasury Regulations under section 704(b) of the Code and such other accounts as may be necessary or desirable to comply with the requirements of applicable law and regulations.

     9.3  Transfers During Year.  In order to avoid an interim closing of the
          ---------------------
Company's books, the share of profits and losses under Article 5 of a Member who
                                                       ---------
transfers part or all of its interest in the Company during the Company's accounting year may be determined by taking its pro rata share of the amount of such profits and losses for the year. The proration shall be based on the portion of the Company's accounting year which has elapsed prior to the transfer or may be determined under any other reasonable method as determined by the Manager; provided, however, that any gain or loss from the sale of Company assets shall be allocated to the owner of the Company interest at the time of such sale. The balance of the profits and losses attributable to the Company interest transferred shall be allocated to the transferee of such interest.

     9.4  Reports.  The books of account shall be closed promptly after the end
          -------
of each fiscal year. As soon as practicable thereafter, the Company shall deliver a written report to each Member which shall include a statement of receipts, expenditures, profits, and losses for the year, a statement of each Member's capital account and such additional statements with respect to the status of the Company's assets and the distribution of Company funds as are necessary to advise the Members properly about their investment in the Company. Prior to March 1st of each year, the Members shall also be provided with a copy of the Company federal income tax return (Form 1065) to be filed for the preceding year.

     9.5  Section 754 Election.  In connection with the interest in the Company
          --------------------
acquired by Artisan in the Sale Transaction, the Members agree that the Company shall make the election provided for under section 754 of the Code. The Members agree the increase in basis resulting from the election under section 754 of the Code shall be allocated among the Company's capital assets and property described in section 1231(b) of the Code, on the one hand, and other property of the Company, on the other, in the manner provided on the attached Exhibit B. Any cost attributable to making such election shall be borne solely by the requesting Member.

     9.6  Partnership Classification.  The Manager on behalf of the Company
          --------------------------
shall endeavor to make (or refrain from making, as applicable) all reasonable and appropriate filings, applications or elections and take (or refrain from taking, as applicable) all other reasonable and appropriate actions to the extent required to ensure that the Company is classified as a "partnership" for federal income tax purposes as of the date of its formation, and shall thereafter endeavor to take (or refrain from taking, as applicable) all reasonable additional actions required to ensure that the Company retains its classification as a "partnership" for federal income tax purposes for so long as Artisan holds a Sharing Ratio of at least 20%.

                                  ARTICLE 10
                                  ----------
                       TRANSFERS; RIGHT OF FIRST REFUSAL

     10.1 Restrictions. Except as provided in Section 10.12, a Member shall not
          ------------                        -------------
sell, assign, pledge or otherwise transfer all or any portion of its interest in the Company without the written consent of all of the Voting Members (which consent may be withheld in the absolute discretion of each Voting Member). Any transfer or attempted transfer in violation of this restriction shall be void.

     10.2 Offer to Company.  Except as provided in Section 10.12, if at any time
          ----------------                         -------------
any

Member ("the Offeror") receives a bona fide written offer from an unrelated
             -------
third-party, pursuant to which the Offeror proposes to sell, assign, or otherwise dispose of all or any part of its interest in the Company (the "Offered Interest"), the Offeror shall make a written offer (the "Offer") to
 ----------------                                                 -----
sell the Offered Interest to the Company on the same terms and conditions set forth in the written offer received from the proposed transferee. The Offer shall state the name of the proposed transferee and all of the terms and conditions of the proposed transfer, including the price and form of consideration to the proposed transferee, and a copy of the written offer received from the proposed transferee shall be attached.

     10.3 Acceptance of Offer.  The Company shall have the right for a period of
          -------------------
30 days after delivery of the Offer, or such longer period as may be required under Section 10.5, to elect to purchase all of the Offered Interest. To
      ------------
exercise its rights of purchase, the Company shall deliver written notice to the Offeror.

     10.4 Failure to Accept Offer.  If the Company does not elect to purchase
          -----------------------
all of the Offered Interest within the applicable time period set forth in
Section 10.3, the Offeror may transfer the Offered Interest to the proposed
------------
transferee named in the Offer. However, if that transfer is not closed within 90 days after the end of the applicable time period set forth in Section 10.3, a
                                                                 ------------
new Offer shall be made to the Company and the provisions of this Article 10
                                                                  ----------
shall again apply.

     10.5 Cash Equivalents.  If the written offer received from the proposed
          ----------------
offeree described in Section 10.2 is for consideration other than cash or cash
                     ------------
plus deferred payments of cash, the Company may pay the cash equivalent of such other consideration. The Offeror and the Company shall attempt to agree upon a cash equivalent of such other consideration. If they cannot agree within 20 days after the beginning of the 30-day period under Section 10.3, the Company or
                                                    ------------
the Offeror may, by five days' written notice to the other, initiate arbitration proceedings for determination of the cash equivalent consideration (without regard to the income tax consequences to the Offeror as a result of receiving cash rather than the other consideration). The Company may elect to purchase the Offered Interest at the determined cash equivalent amount by delivering notice of such election to the Offeror within ten days after the arbitrator's final decision.

     10.6 Direct and Indirect Transfers.  For purposes of this Agreement,
          -----------------------------
restrictions upon the transfer of a Member's interest in the Company shall extend to any direct or indirect transfer including, without limitation, an involuntary transfer such as a transfer pursuant to a foreclosure sale or a transfer resulting by operation of law.

     10.7 Substitution of a Member.
          ------------------------

          (a)  Except as provided in Section 10.12, no assignee, legatee, or
                                     -------------
transferee (by conveyance, operation of law, or otherwise) of the whole or any portion of a Member's interest in the Company shall have the right to become a substituted Member without the written consent of all of the Voting Members (which consent may be withheld in the absolute discretion of each Voting Member). A substituted Member shall succeed to all the rights and interest of its assignor in the Company. An assignee of a Member who is not admitted as a

Member shall be entitled only to the distributions to which its assignor would otherwise be entitled.

          (b)  Except as otherwise provided in this Section 10.7(b), if a Non-
                                                    ---------------
Voting Member shall die, the Non-Voting Member's executor, administrator, or trustee, or if a Non-Voting Member shall be adjudicated insane or incompetent, the Non-Voting Member's committee, conservator, or representative, or if a Non-Voting Member shall be dissolved, merged, or consolidated, the Non-Voting Member's successor in interest shall have the same rights and obligations that such Non-Voting Member would have had if the Non-Voting Member had not died, been adjudicated insane or incompetent, or dissolved, merged or consolidated, except that the executor, administrator, trustee, committee, conservator, representative, or successor shall not become a substituted Non-Voting Member without the written consent of the Voting Members (which consent may be withheld in the absolute discretion of each Voting Member). If a Voting Member shall die, the Voting Member's executor, administrator, or trustee, or if a Voting Member shall be adjudicated insane or incompetent, the Voting Member's committee, conservator, or representative, or if a Voting Member shall be dissolved, merged, consolidated, or experience a change in control, the Voting Member's successor in interest shall have the same rights and obligations that such Voting Member would have had if the Voting Member had not died, been adjudicated insane or incompetent, or dissolved, merged, consolidated, or experienced a change in control, and such Voting Member's executor, administrator, trustee, committee, conservator, representative, or representative shall constitute a substituted Voting Member for purposes of this Agreement.

          (c) No transfer of any interest in the Company otherwise permitted under this Agreement shall be effective for any purpose whatsoever until the transferee shall have assumed the transferor's obligations to the extent of the interest transferred and shall have agreed to be bound by all the terms and conditions hereof, by written instrument, duly acknowledged, in form and substance reasonably satisfactory to the Manager.

     10.8 Conditions to Substitution.  As conditions to admission as a Member
          --------------------------
(i) any assignee, legatee, transferee, or successor of a Member shall execute and deliver such instruments, in form and substance satisfactory to all of the Voting Members, as the Voting Members shall deem necessary and (ii) such assignee, legatee, transferee, or successor shall pay all reasonable expenses in connection with its admission as a substituted Member.

     10.9 Waiver as to Certain Transfers.  Notwithstanding the foregoing
          ------------------------------
provisions of this Article 10, the restrictions on transfer of this Article 10
                   ----------                                       ----------
shall not apply to: (a) a distribution of an interest in the Company to the beneficial owners of a Member which is a trust; (b) a transfer by gift during lifetime or at death of all or any portion of a Member's interest to any other Member or the descendants of any Member, whether outright or in trust or custody for the benefit of any other Member or descendants of such Member; (c) the grant of "phantom equity interests" to employees or independent contractors; provided that the grant does not dilute Artisan's equity interest or affect Artisan's rights under this Agreement; further provided that such "phantom equity interests" shall be non-transferable and subject to Section 10.10 of this
                                                    -------------
Agreement; or (d) a transfer by Artisan to a parent corporation or wholly-owned subsidiary of a parent of Artisan. Notwithstanding anything to the contrary in this Section
     -------

10.9, the provisions of Section 10.7 and Section 10.8 shall apply to any
-----                   ------------
distribution, transfer, or grant permitted under this Section 10.9.
                                                      ------------

     10.10  Artisan Purchase Option.
            -----------------------

            (a) Commencing on January 1, 2001, and ending on the later of March 31, 2001 or 30 days following delivery of audited financial statements for the Company's fiscal year ending on December 31, 2000 (the "Artisan Option Period"),
                                                        ---------------------
Artisan shall have an option (the "Artisan Purchase Option") to elect to
                                   -----------------------
purchase all other Members' interests in the Company and any employees' or independent contractors' phantom equity interests at the Artisan Purchase Price (as defined in Section 10.10(b)). To exercise the Artisan Purchase Option,
               ----------------
Artisan shall give written notice to the Manager prior to expiration of the Artisan Option Period.

            (b)  The "Artisan Purchase Price" shall be equal to *.

            (c) If Artisan elects to exercise the Artisan Purchase Option, the sale shall be closed within 90 days following the last day of the Artisan Option Period at a time and place to be mutually agreed upon by the parties, and, in the absence of agreement, the closing shall be held at the Company's registered office at 10:00 a.m. on the 90th day following the last day of the Artisan Option Period. Immediately prior to closing, the Company shall make a "Purchase Option Closing Distribution" (as defined in the Purchase Agreement) in order that the Company is free of debt and cash as of the closing. The Purchase Option Closing Distribution shall be subject to adjustment as described in section 7.24 of the Purchase Agreement. At the closing: (i) the Members other than Artisan and any employees and independent contractors holding phantom equity interests shall execute such documents as necessary to effectively transfer their interests in the Company to Artisan; and (ii) Artisan shall pay the Artisan Purchase Price and any adjustment thereto in immediately available funds.

            (d) If Artisan elects to exercise the Artisan Purchase Option, Artisan shall have the right, in its sole discretion, to terminate the Company's employment relationship with any Member who is employed as a Manager or officer of the Company or to continue any such employment relationship upon terms to be mutually agreed upon between the parties. If Artisan elects to terminate the Company's employment relationship with any Member employed as a Manager or officer of the Company, at closing of the Artisan Purchase Option such Member shall enter into a non-compete agreement containing such terms as outlined in the closing documents for the Sale Transaction. If Artisan elects to continue the Company's employment relationship with any Member employed as a Manager or officer of the Company, the parties shall negotiate an employment agreement in good faith that includes such cash and other compensation as commensurate with the Member's duties and responsibilities and which is agreeable to the parties.

     10.11  Company Call Option.
            -------------------

            (a) In the event that Artisan does not elect to exercise the Artisan Purchase Option, the Company shall have an option (the "Company Call
                                                                ------------
Option"), for a period of one
-------
year commencing on the day following expiration of the Artisan Option Period (the "Company Option Period"),to elect to purchase all Artisan's interest in the
      ---------------------
Company at the Company Purchase Price (as defined in Section 10.11(b)). To
                                                     ----------------
exercise the Company Call Option, the Company shall give written notice to Artisan prior to expiration of the Company Option Period.

            (b)  The "Company Purchase Price" shall be equal to *.

            (c) If the Company elects to exercise the Company Call Option, the sale shall be closed within 90 days following the last day of the calendar quarter in which the Company gives written notice of its election to exercise the Company Call Option at a time and place to be mutually agreed upon by the parties, and, in the absence of agreement, the closing shall be held at the Company's registered office at 10:00 a.m. on the 90th day following the last day of the calendar quarter in which the Company gives written notice of its election to exercise the Company Call Option. At the closing: (i) Artisan shall execute such documents as necessary to effectively transfer its membership interest to the Company; and (ii) the Company shall pay the Company Purchase Price in immediately available funds.

     10.12  Tag-Along/Drag-Along Rights.
            ---------------------------

            (a) Notwithstanding anything to the contrary in this Article 10, if
                                                                 ----------
the Company does not elect to exercise the Company Call Option, upon expiration of the Company Option Period J. A. Clark and W. E. Clark shall be free to enter into a "Sale" (as defined in the Purchase Agreement) with a third party (the "Buyer") at a price and upon such terms as they may negotiate. Upon entering
 -----
into an agreement for a Sale of their interests in the Company to the Buyer, J.
A. Clark and W. E. Clark shall give Artisan written notice (the "Sale Notice")
                                                                 -----------
of the name of the Buyer and all of the terms and conditions of the proposed Sale, including the price and form of consideration to the Buyer, and a copy of any written offer received from the Buyer.

            (b)  Artisan shall have the right for a period of 30 days (the "Tag-
                                                                            ---
Along Option Period") after delivery of the Sale Notice to elect to sell (the
-------------------
"Tag-Along Right")  a proportionate share of its interest in the Company (the
----------------
"Artisan Percentage") at the Sale Price (as defined in Section 10.12(d)) to the
-------------------                                    ----------------
Buyer identified in the Sale Notice. The Artisan Percentage shall be the product of Artisan's Sharing Ratio multiplied by a fraction, the numerator of which is the Sharing Ratio being sold to the Buyer and the denominator of which is the Sharing Ratios of those Members participating in the sale (the "Selling
                                                                       -------
Members").  To exercise the Tag-Along Right, Artisan shall give written notice
-------
to the Selling Members prior to expiration of the Tag-Along Option Period. If Artisan elects to exercise the Tag-Along Right, unless the Selling Members have agreed otherwise with the Buyer, the Sharing Ratio being sold by the Selling Members shall be reduced by an amount equal to the Artisan Percentage and the sale to the Buyer shall be closed according to the terms set forth in the Sale Notice.

            (c) In the event that Artisan does not elect to exercise the Tag-Along Right, the Selling Members shall have the right for a period of 30 days (the "Drag-Along Option Period") after expiration of the Tag-Along Option Period
      ------------------------
to elect to have Artisan participate
and sell (the "Drag-Along Right") the Artisan Percentage at the Sale Price (as
               ----------------
defined in Section 10.12(d)) to the Buyer identified in the Sale Notice. To
           ----------------
exercise the Drag-Along Right, the Selling Members shall give written notice to Artisan prior to expiration of the Drag-Along Option Period. If Selling Members elect to exercise the Drag-Along Right, unless the Selling Members have agreed otherwise with the Buyer, the Sharing Ratio being sold by the Selling Members shall be reduced by an amount equal to the Artisan Percentage and the sale to the Buyer shall be closed according to the terms set forth in the Sale Notice.

          (d)  For purposes of this Section 10.12, the "Sale Price" shall mean
                                    -------------
an amount equal to the greater of: (i) the Artisan Percentage times the purchase price paid by Artisan in the Sale Transaction; or (ii) the Artisan Percentage times the price to the Buyer as set forth in the Sale Notice.

                                  ARTICLE 11
                                  ----------
                                     TERM

     Notwithstanding any provision of the Act, the Company shall have indefinite duration and shall continue until dissolved by the unanimous written consent of all of the Voting Members.

                                  ARTICLE 12
                                  ----------
                          DISSOLUTION AND TERMINATION

     12.1 Final Accounting.  In the event of the dissolution of the Company, a
          ----------------
proper accounting shall be made as provided in Section 9.4 from the date of the
                                               -----------
last previous accounting to the date of dissolution.

     12.2 Liquidation.  Upon the dissolution of the Company, the Manager or, if
          -----------
the Manager is unable to act, some person selected by the Voting Members whose Sharing Ratios comprise more than 50 percent of the combined Sharing Ratios of the Voting Members, shall act as liquidator to wind up the Company. The liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company's assets and to wind up and liquidate the affairs of the Company in an orderly and businesslike manner. All proceeds from liquidation shall be distributed in the following order of priority: (i) to the payment of debts and liabilities of the Company and the expenses of liquidation; (ii) to the setting up of such reserves as the liquidator may reasonably deem necessary for any contingent liabilities of the Company; and (iii) to the Members in accordance with Section 4.2.
                -----------

     12.3 Distribution in Kind.  If the liquidator shall determine that a
          --------------------
Company asset should be distributed in kind, the liquidator shall obtain an independent appraisal of the fair market value of the asset as of a date reasonably close to the date of liquidation. Any unrealized appreciation or depreciation with respect to such asset shall be allocated among the Members (in accordance with the provisions of Article 5 assuming that the asset were sold
                                  ---------
for the appraised value) and taken into consideration in determining the balance in the Members' capital accounts as of the date of liquidation. Distribution of any such asset in kind to a Member shall be considered a distribution of an amount equal to the asset's fair market value for purposes of Section 12.2. The liquidator, in its sole discretion, may
                ------------
distribute any percentage of any asset in kind to a Member even if such percentage exceeds the percentage in which the Member shares in distributions; provided that the sum of the cash and fair market value of all the assets distributed to each Member equals the amount of the distribution to which each Member is entitled.

     12.4 Waiver of Right to Court Decree of Dissolution.  The Members agree
          ----------------------------------------------
that irreparable damage would be done to the Company if any Member brought an action in court to dissolve the Company or partition its assets. Accordingly, each of the Members accepts the provisions of this Agreement as its sole entitlement during the term of and upon the termination of its membership in the Company. Each Member hereby waives and renounces its right to seek a court decree of dissolution, to seek the appointment by a court of a liquidator for the Company, or to seek a partition of Company assets.

     12.5 Articles of Dissolution.  Upon the completion of the distribution of
          -----------------------
Company assets as provided in this Article 12, the Company shall be terminated
                                   ----------
and the person acting as liquidator shall file articles of dissolution and shall take such other actions as may be necessary to terminate the Company.

                                   ARTICLE 13
                                   ----------
                                    NOTICES

     13.1 Method of Notices.  All notices required or permitted by this
          -----------------
Agreement shall be in writing and shall be hand delivered, sent by registered or certified mail (postage prepaid), or by facsimile or electronic mail (the receipt of which is acknowledged in writing, including by facsimile of electronic mail), and shall be effective when received or, if mailed, on the earlier of (i) the date set forth on the receipt of registered or certified mail or (ii) the fifth day after mailing.

     13.2 Computation of Time.  In computing any period of time under this
          -------------------
Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

                                   ARTICLE 14
                                   ----------
                               GENERAL PROVISIONS

     14.1 Entire Agreement.  This Agreement embodies the entire understanding
          ----------------
and agreement among the parties concerning the Company and supersedes any and all prior negotiations, understandings, or agreements in regard thereto.

     14.2 Amendment.  This Agreement may only be amended with the unanimous
          ---------
written consent of the Voting Members. No rights hereunder may be waived except by an instrument in writing signed by the party sought to be charged with such or waiver.

     14.3 Applicable Law.  This Agreement shall be construed in accordance with
          --------------
and governed by the laws of the State of Colorado.

     14.4 Pronouns.  References to a Member or to a Manager, including by use of
          --------
a pronoun, shall be deemed to include the masculine or feminine, the singular or plural, and individuals or entities where applicable.

     14.5 Counterparts.  This instrument may be executed in any number of
          ------------
counterparts, each of which shall be considered an original.

[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first above written.

               MEMBERS:
               -------

               /s/ Julie A. Clark
               -----------------------------  Date: February 4, 2000
               Julie A. Clark                       ----------------

               /s/ William E. Clark
               -----------------------------  Date: February 4, 2000
               William E. Clark                     -----------------


               ARTISAN ENTERTAINMENT INC.,
                  a Delaware corporation

               By: /s/ Ken Schapiro           Date: February 4, 2000
                  -------------------------         ----------------
               Name:
                    -----------------------
               Title:  EVP
                     ----------------------

               MANAGER:
               -------
               /s/ Julie A. Clark             Date: Februray 4, 2000
               ----------------------------         ----------------
               Julie A. Clark

                                   EXHIBIT B

                            I.R.C. (S) 754 Election:

                                Basis Allocation

                   Capital Assets/I.R.C. (S) 1231(b) Property
                   ------------------------------------------

*

                                   EXHIBIT D
February 4, 2000
Artisan Entertainment, Inc.
2700 Colorado Avenue
Santa Monica, CA 90404

Attention:  Mr. Ken Schapiro

Re: Purchase Agreement, dated as of February 4, 2000, by and among The Baby Einstein Company, LLC, Julie Aigner-Clark, William Clark and Artisan Entertainment, Inc. (the "Purchase Agreement")

Ladies and Gentlemen:

We have acted as counsel to The Baby Einstein Company, LLC, a Colorado limited liability company (the "Company"), and the Sellers in connection with the
                        -------
transaction (the "Transaction") provided for by the Purchase Agreement.  This
                  -----------
opinion is being delivered to you pursuant to Section 2.2(b)(v)(C) of the Purchase Agreement. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Purchase Agreement.


                               MATERIAL EXAMINED
                               -----------------

In connection with this opinion, we have examined the following documents:

i.   The Purchase Agreement;

ii. The amendment to the Operating Documents, as set forth in Section 2.2(b)(iv) of the Purchase Agreement;

iii. The Distribution Agreement;

iv. Photocopies of the articles of organization and operating agreement of the Company and applicable member resolutions of the Company pertaining to the transactions provided for by the Purchase Agreement, certified as being complete, true and correct by the Manager of the Company; and

v. Certificate issued by the Colorado Secretary of State, dated as of January 14, 2000, relating to the good standing of the Company in the State of Colorado (a copy of which is attached hereto).

The documents listed in paragraphs i through iii are referred to herein individually as a "Transaction Document" and collectively as the "Transaction
                   --------------------                           -----------
Documents."
---------

We have also examined originals or photocopies of such other corporate documents and records of the Company, certificates of public officials relating to the Company and certificates of the Manager of the Company as we have deemed necessary as a basis for the opinions expressed herein. As to all factual matters material to the opinions expressed herein, we have (with your permission and without any investigation or independent verification) relied upon, and assumed the accuracy and completeness of, such certificates and corporate records and the representations and warranties contained in the Transaction Documents.


                                  ASSUMPTIONS
                                  -----------

In connection with this opinion, we have, with your consent and without investigation or independent verification, assumed the following:

     a. With respect to all parties who are parties to the Transaction Documents other than the Company:

          (1) The Transaction Documents have been duly authorized, executed and delivered by such parties, and all such documents and instruments constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their respective terms;

          (2) Neither the execution, the delivery nor the performance of the Transaction Documents by any such party will result in any violation of or be in conflict with or constitute a default under the charter, bylaws or other governing documents of such party, or any other document or instrument to which such party is a party the consequences of which would affect the validity, binding effect or enforceability of the Transaction Documents or the performance by such party of its obligations thereunder;

          (3) No such party is in violation of any order, judgment or decree of any court, arbiter or arbitration panel or governmental authority, the consequences of which would affect the validity, binding effect or enforceability of the Transaction Documents or the performance by such party of its obligations thereunder;

          (4) Such parties are not subject to any special laws, regulations or other restrictions that are not generally applicable to parties participating in transactions of the type provided for by the Transaction Documents and that would affect the validity, binding effect or enforceability of the Transaction Documents or the performance by such parties of their obligations thereunder; and

          (5) Such parties are, to the extent necessary, duly formed entities and are duly qualified to transact business in Colorado.

          b. All signatures (except signatures on behalf of the Company) are genuine, all documents and instruments submitted to us as originals are authentic and all documents and instruments submitted to us as photocopies, telecopies or facsimiles conform to the original documents and instruments.

          c. To the extent the Transaction Documents are governed by laws other than the State of Colorado, the Transaction Documents are legal, valid and binding and are enforceable in accordance with their respective terms .


                                    OPINION
                                    -------

Based solely upon the foregoing and subject to the comments, qualifications and other matters set forth herein, we are of the opinion that:

     1. The Company is a limited liability company validly existing, in good standing and duly qualified to transact business under the laws of the State of Colorado.

     2. The Company has the requisite limited liability company power and authority to conduct its business as presently being conducted, to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder.

     3. The Transaction Documents to which the Company is a party have been duly authorized by all requisite limited liability company action on the part of the Company, have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     4. The execution and delivery by the Company of the Transaction Documents to which it is a party do not, and performance by the Company of its obligations thereunder will not, violate, breach or result in a default under (a) its articles of organization or its operating agreement, (b) the provisions of any United States federal or State of Colorado law, rule or regulation known to us to be applicable to the Company, (c) any judgment or order of any United States federal or State of Colorado governmental authority known to us and binding upon the Company, or (d) any contract or agreement listed on Schedule I hereto.

     5. Schedule II attached to this opinion correctly sets forth the Membership Interests in the Company, and all of the outstanding Membership Interests in the Company have been duly authorized.

     6. To our knowledge, there are no outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any commitments or claims of any character relating to, any of the Company's Membership Interests or any obligations (contingent or otherwise) of the Company to repurchase, exchange or otherwise acquire or retire any

         Membership Interests.

                          COMMENTS AND QUALIFICATIONS
                          ---------------------------

The foregoing opinions are limited by, subject to and based upon the following comments and qualifications:

     A.  Factual Matters.  With respect to certain factual matters relating to
         ---------------
         the opinions expressed herein we have relied, without independent investigation, upon the certificates of the Manager of the Company attached hereto. In particular, please note that our opinions set forth in clauses "(c)" and "(d)" of paragraph 4 and paragraph 6 are based on such certificates. Without limiting the generality of the foregoing, we note that we do not generally represent the Company with respect to litigation matters and, accordingly, our opinions set forth in paragraph 4(c) above are based solely on a certificate of the Manager of the Company attached hereto.

     B.  Existence, Good Standing and Due Qualification to Transact Business.
         -------------------------------------------------------------------
         The opinions expressed herein with respect to the Company's existence, good standing and due qualification to transact business are based solely upon the good standing certificate reviewed by us and described in the Material Examined.

     C.  Tax, Anti-Trust and Securities Laws.  In rendering the opinions
         -----------------------------------
         expressed herein we have made no examination of and express no opinion with respect to the characterization of the Transaction under federal, state or local tax laws and regulations or the tax liabilities of the parties with respect thereto, as to matters of any federal or state anti-trust laws, or as to matters of federal or state securities laws.

     D.  Equitable Principles and Remedies.  The Transaction Documents are
         ---------------------------------
         subject to general principles of equity (whether considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and to the discretion of the court before which any proceeding therefor may be brought, and public policy considerations. Certain remedies, waivers and other provisions of the Transaction Documents may be limited, affected or rendered unenforceable by applicable law and judicial decisions; however such laws and decisions should not render the Transaction Documents invalid as a whole. Without limiting the generality of the foregoing, no opinion is expressed herein with respect to (i) provisions in the Transaction Documents that provide for arbitration, provide for penalties or liquidated damages or appoint one party as attorney-in-fact for an adverse party, or (ii) any indemnification provision that relieves or would purport to relieve any party from its obligation to mitigate damages or indemnifies or purports to indemnify a party from its own negligence, willful or intentional misconduct, intentional torts or criminal or other unlawful acts, or with respect to criminal penalties or exemplary or punitive damages.

     E.  Bankruptcy, etc.  The Transaction Documents may be limited, affected
         ----------------
         or rendered unenforceable by federal or state bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other statutes or rules of law affecting creditors' rights generally.

     F.  Performance.  To the extent that operation of the Company's business
         -----------
         constitutes "performance" by the Company of its agreements in the Transaction Documents, various notices, filings, registrations, consents, authorizations, approvals and other acts may be required with various governmental authorities or regulatory bodies or third parties. We express no opinion as to whether such notices, filings, registrations, consents, authorizations, approvals or other acts have been made, obtained or done or will be made, obtained or done. We express no opinion as to compliance by the Company with any requirement of laws, rules, regulations, orders, judgments, writs, injunctions or decrees in the operation of its business or with any contract or agreement to which the Borrower may be a party or which affects or binds its properties.

     G.  Additional Documents and Instruments.  The Transaction Documents make
         ------------------------------------
         reference to documents and instruments not examined by us in connection with this opinion. The opinions expressed herein are subject to the matters that would be revealed by an examination of such documents and instruments.

     H.  Knowledge.  In connection with the opinions expressed herein as being
         ---------
         limited to "our knowledge," "known to us" or words of similar import, our examination has been limited to discussions with representatives of the Company in the course of the Transaction, review of the certificates of the Manager of the Company attached hereto, and the actual knowledge of those lawyers in this firm with active involvement in negotiating the Transaction and in preparing or commenting on any of the Transaction Documents or in preparing this opinion, but without any other investigation or inquiry or any review of court or other public records.

     I.  Choice of Law and Forum.  We express no opinion as to the
         -----------------------
         enforceability of any choice of law or choice of forum or venue provision or consent to jurisdiction contained in any of the Transaction Documents. We note that the Transaction Documents generally provide that they are governed by the laws of the State of California. For the purpose of this opinion and with your consent, we have assumed that, notwithstanding such provisions, the substantive laws of the State of Colorado will govern the Transaction Documents and the validity, binding effect and enforceability thereof.

     J.  Law Limitation.  The opinions expressed herein are limited to the laws
         --------------
         of the State of Colorado and the federal laws of the United States of America.

         The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and shall not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may be relied upon only by the addressee hereof and its counsel in connection with the Transaction. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions and may not be furnished to or filed with any governmental agency or other person or entity without the prior written consent of this firm.

         Very truly yours,

         HOLME ROBERTS & OWEN LLP



         By: /s/ Charles A. Ramunno
             -------------------------------
                 Charles A. Ramunno, Partner

         cc: William Clark
             Julie Aigner-Clark

                                   Schedule I
                                   ----------

                            Contracts and Agreements
                            ------------------------


(Reproduced from Schedule 3.12(a) of the Purchase Agreement)


Employment Term Sheets with Jeffrey Mettais, Pamela Peccolo, Kathy Burr and Terry Blank (start date 2/2/00), including salary, medical benefits, if any, 401(k) program and company matching, and holiday schedule. The Mettais, Burr, Peccolo and Blank agreements have been previously provided to Buyer. The Company's Employment Term Sheet and employment practices are further described in Schedule 3.17 of the Purchase Agreement.

Group medical coverage is offered to every employee.

In 1998 while still a sole proprietorship, the Company established a pension plan through Benetech consisting of a Money Purchase Plan and a Profit-Sharing Plan. The contribution calculation statements dated February 25, 1999, has been previously provided to Buyer. When the Company incorporated as a Limited Liability Company (LLC) on April 30, 1999, Benetech made the required revisions to the pension plan. Effective May 1, 1999 the Profit-Sharing Plan was converted into a 401(k) Plan. On January 1, 2000, the Money Purchase Plan was merged with the 401(k) Plan. Copies of the Company's Money Purchase Plan and 401(k) Plan have been previously provided to Buyer. A copy of the most recent IRS determination letter and the year-end statement for the pension plan brokerage account, dated December 31, 1999, is attached in Schedule 3.17 of the Purchase Agreement.

License with The Hebrew University of Jerusalem for use of certain rights in the name and mark "Einstein," a copy of has been previously provided to Buyer. See
Schedule 3.8 of the Purchase Agreement for additional information.

Baby Mozart and Baby Bach Music Development and Royalty agreements with William Weisbach, previously provided to Buyer. Form of and drafts of revised Music Development and Royalty Agreement and associated Purchase Option Agreement, previously provided to Buyer directly to Artisan for comment.

Equipment lease with Wells Fargo Equipment Leasing for video production equipment, previously provided to Buyer. The lease is personally guaranteed by Julie and William Clark.

Videotape duplication pricing agreements with Reel Picture and WRS, previously provided to Buyer.

Distribution agreements with Penton Overseas and Fast Forward Marketing, Inc., previously provided to Buyer.

Verbal agreement with Mark Burr to retain Burr at a rate of $5,000 per month as an independent contractor providing video production services. This amount was included in budget prepared by the Company for 2000 and previously provided to Buyer in the Company's FY 00 Business Plan.

In 1999, the Company sold Penton Overseas approximately $843,800 in product. In August 1999, Valley Media, a Penton account, became a direct account of the Company. In January 2000, Learningsmith, another Penton account, declared bankruptcy. 62 Learningsmith stores have been sold to The Store of Knowledge and The Discovery Stores, both direct accounts of the Company. Also see Schedules
 .3.7, 3.8 and 3.10 of the Purchase Agreement for related information.

Usage agreement with J. D. Marsden for Baby Shakespeare photos, previously provided to Buyer.

Usage agreement with University Press of New England for use of James Wright's poem, "Lying in a Hammock at William Duffy's Farm in Pine Island, Minnesota," used in Baby Shakespeare, previously provided to Buyer.

Usage agreement with Casarotto Ramsay & Associates Limited for use of Tennessee William's, "Heavenly Grass," used in Baby Shakespeare, previously provided to Buyer.

Usage agreement with Simon & Schuster, Inc. for use of W. B. Yeat's poem, "The Cat and the Moon," used in Baby Shakespeare, previously provided to Buyer.

Usage agreement with Holy Cow! Press. for use of Ray A. Young Bear's poem, "Wadasa Nakamoon," used in Baby Shakespeare, previously provided to Buyer.

Usage agreement with Pearson Education for use of Rowena Bennett's poem, "A Modern Dragon," used in Baby Shakespeare, previously provided to Buyer.

Usage agreement with Steve Crow for use of his poem, "Revival," used in Baby Shakespeare, previously provided to Buyer.

Usage agreement with Henry Holt and Company for use of Robert Frost's poem, "Nothing Gold Can Stay," used in Baby Shakespeare, previously provided to Buyer.

Usage agreement with Random House, Inc. for use of Langston Hughes' poem, "My Loves," used in Baby Shakespeare, previously provided to Buyer.

Usage agreement with Houghton Mifflin for use of Galway Kinnel's poem, "The Apple Tree," used in Baby Shakespeare, previously provided to Buyer.

Settlement Agreement with Deborah Lynn Friedman and Sounds Write Productions for the unauthorized publication of a composition, previously provided to Buyer.

Various permission forms for children appearing in Baby Einstein, Baby Mozart, Baby Bach and Baby Shakespeare, previously provided to Buyer.

Distribution License with Comtec Co. Ltd, Japan, previously provided to Buyer.

Distribution License with Ex-Over, Israel, previously provided to Buyer.

Distribution License with Tinman Consulting Ltd, New Zealand, previously provided to Buyer.

Distribution License with Sidney Rose/Associates, South Africa, previously provided to Buyer.

Distribution License with A. I. Limited, Turkey, previously provided to Buyer.

Distribution License with Essential Minds, Inc, Spain, previously provided to Buyer.

Distribution License with Cubic Enterprises, Inc., previously provided to Buyer. The Company has started the process of terminating Cubic for cause (non-payment of advances on royalties, lack of reporting, copyright infringement, unauthorized sublicensing). See memo attached to Purchase Agreement to Jennifer Rabin of Holme Roberts & Owens outlining Cubic breaches.

                                  Schedule II
                                  -----------

                              Membership Interests
                              --------------------


Pre-Closing:
-----------

                            Member                  Type of Interest           Sharing Ratio
                            ------                  ----------------           -------------
                        Julie A. Clark               Voting Member                   1%

                       William E. Clark              Voting Member                   1%

                        Julie A. Clark             Non-voting Member                49%

                       William E. Clark            Non-voting Member                49%

Post-Closing:
------------

                            Member                  Type of Interest           Sharing Ratio
                            ------                  ----------------           -------------
                         Julie A. Clark                 Voting Member               0.8%

                         Julie A. Clark               Non-voting Member            39.2%

                        William E. Clark                Voting Member               0.8%

                        William E. Clark              Non-voting Member            39.2%

                   Artisan Entertainment Inc.           Voting Member               0.4%

                   Artisan Entertainment Inc.         Non-voting Member            19.6%

                                   Exhibit E

                           Confidentiality Agreement

                           CONFIDENTIALITY AGREEMENT


          This Confidentiality Agreement ("Agreement") is made as of December 3, 1999, by and between The Baby Einstein Company LLC (the "Company") and Artisan Entertainment Inc. ("Artisan").

          In the course of dealings between the Company and Artisan, Artisan, its affiliates, or their Representatives (as defined below) have learned or received or may learn or receive from the Company "Information" (as defined below). The Company and Artisan desire to establish and set forth certain obligations with respect to the Company's Information. In consideration of the foregoing, the Company and Artisan agree as follows:

          1. The term "Information" shall mean any and all information, data, reports, and other records which Artisan, its affiliates, or their Representatives learn or receive from the Company, except that which: (1) was, on or prior to its being furnished to Artisan by or on behalf of the Company, generally known to the public; or (2) became generally known to the public after its being furnished to Artisan by or on behalf of the Company, other than as a result of the act or omission of Artisan, its affiliates, or any of their directors, officers, partners, employees, agents, representatives or contractors (collectively "Representatives"); or (3) was known to Artisan, its affiliates, or their Representatives prior to Artisan's learning or receiving same from the Company; or (4) was disclosed by the Company to third parties generally without restriction on use and dislcosure; or (5) was lawfully received by Artisan, its affiliates, or their Representatives from a third party without knowledge of the third party's breach of agreement or obligation of trust.

          2. The Company considers all Information to be proprietary to the Company. All Information shall at all times, and throughout the world, remain the property of the Company, exclusively, and all applicable rights in patents, copyrights and trade secrets shall remain in the Company, exclusively.

          3. None of Artisan, its affiliates, or their Representatives shall directly or indirectly use any of the Information for any purpose, except to the extent reasonable to perform their review of potential transactions with the Company and, if a further contractual relationship between the Company and Artisan or an affiliate of Artisan is created, any obligations of Artisan or its affiliates under said Agreement.

          4. Neither Artisan nor its affiliates shall disclose, or permit access to, any portion of the Information to any person except if: (1) such person is a Representative of Artisan or its affiliates and has a reasonable need to know the Information for said person to evaluate potential transactions with the Company; and (2) such person agrees to comply with the provisions of this Agreement.

          5. Artisan shall indemnify the Company against all reasonable losses and expenses incurred by the Company (including but not limited to reasonable counsel fees), which result from the breach of any portion of this Agreement by Artisan, its affiliates, or their Representatives.

          6. This Agreement is the complete and exclusive statement of the agreement between the parties, and supersedes all prior written and oral communications and agreements relating to the subject matter hereof. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be effective unless in writing and signed by an authorized representative of each party. This Agreement is governed by the laws of the State of California.

    This Agreement is duly executed as of the first date set forth above.

                             ARTISAN ENTERTAINMENT INC.


                             By: /s/ Ken Schapiro
                                ----------------------------------
                                        (signature)

                             Name:   Ken Schapiro
                                  --------------------------------
                                         (print)

                             Title:  EVP
                                   -------------------------------
                                         (print)


                             THE BABY EINSTEIN COMPANY LLC


                             By: /s/ Julie A. Clark
                                ----------------------------------
                                        (signature)

                             Name:   Julie A. Clark
                                  --------------------------------
                                         (print)

                             Title:      Manager
                                   -------------------------------
                                         (print)